Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.4

EXECUTION VERSION

THE FRESH MARKET, INC.,

as Issuer,

and the Guarantors party hereto from time to time,

Super Senior Secured Notes due 2025

INDENTURE

Dated as of March 13, 2020

and

Wilmington Trust, National Association

as Trustee

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

i

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

v

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT, SCHEDULE & APPENDIX INDEX

Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Transferee Letter of Representation
Exhibit C	Form of Mortgage

Schedule 1.01(A)	Certain Excluded Equity Interests
Schedule 1.01(B)	Immaterial Subsidiaries
Schedule 1.01(C)	EBITDA
Schedule 4.04	Governmental Approvals
Schedule 4.05	Financial Statements
Schedule 4.08(a)	Subsidiaries
Schedule 4.08(b)	Subscriptions
Schedule 4.13	Taxes
Schedule 4.15	Employee Benefit Plans
Schedule 4.16	Environmental Matters
Schedule 4.21	Insurance
Schedule 4.23	Intellectual Property
Schedule 7.12	Post-Closing Items
Schedule 8.01	Indebtedness
Schedule 8.02(a)	Liens
Schedule 8.04	Investments
Schedule 8.07	Transactions with Affiliates
Schedule 16.01	Notice Information

i

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

INDENTURE, dated as of March 13, 2020, by and among The Fresh Market, Inc., a Delaware corporation (the “Issuer”), Pomegranate Holdings, Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors (as defined below) party hereto from time to time and Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as the trustee hereunder (the “Trustee”).

WHEREAS, the Issuer wishes to issue hereunder (i) $135,000,000 aggregate principal amount of Super Senior Secured Notes due 2025 on the date hereof (the “Initial Notes”) and (ii) up to $40,000,000 aggregate principal amount of Additional Notes from time to time after the date hereof (together with the Initial Notes, the “Notes”);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes in the manner provided hereunder; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“ABR” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) Adjusted LIBO Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.00%. Any change in such rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Account Control Agreement” means a customary account control agreement which provides for the Collateral Agent to have “control” (as defined in Section 9-104 of the Uniform Commercial Code or Section 8-106 of the Uniform Commercial Code, as applicable) of Deposit Accounts or Securities Accounts, as applicable.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Closing Date.

“Additional Notes Issue Date” means the issue date of any Additional Notes.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Additional Refinancing Amount” means, in connection with the incurrence of any Permitted Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.

“Adjusted LIBO Rate” means, with respect to any Note for any Interest Period, an interest rate per annum equal to the LIBO Rate in effect for such Interest Period; provided that in no event shall the Adjusted LIBO Rate be less than 1.25% at any time.

“Adjustment Cap” means an amount equal to the lesser of $15,000,000 and 0.20 times the EBITDA of the Issuer for the then most recently ended Test Period (calculated prior to giving effect to any Capped Adjustments (but, for the avoidance of doubt, after giving effect to other uncapped adjustments)).

“Adjustment Date” has the meaning ascribed thereto in the definition of “Pricing Grid”.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” means the Trustee and the Collateral Agent.

“Annualized EBITDA” means the product of (x) EBITDA of the Issuer and its Subsidiaries for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.04(a) or 7.04(b) divided by (y) the Seasonality Factor set forth below opposite the applicable fiscal quarter.

Fiscal Quarter	Seasonality Factor
First fiscal quarter of each fiscal year	0.27×
Second fiscal quarter of each fiscal year	0.22×
Third fiscal quarter of each fiscal year	0.18×
Fourth fiscal quarter of each fiscal year	0.33×

“Anti-Corruption Laws” means any Requirement of Law related to bribery or anti-corruption, including the United States Foreign Corrupt Practices Act of 1977, as now and hereafter in effect, or any successor statute.

“Anti-Terrorism Law” means any Requirement of Law related to money laundering or financing terrorism, including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§5311-5330 and 12 U.S.C. §§1818(s), 1820(b) and 1951-1959), Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended), Executive Order 13224 (effective September 24, 2001) and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), in each case, as now and hereafter in effect, or any successor statutes.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Applicable Margin” means for any day, with respect to any Note, 9.50% per annum; provided, however, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 7.04 upon the completion of one fiscal quarter of the Issuer after the Closing Date, the “Applicable Margin” with respect to a Note will be determined pursuant to the Pricing Grid.

“Applicable Period” means an Excess Cash Flow Period.

“Applicable Premium” means with respect to any Note on any applicable redemption date, an amount equal to (x) 3% of the then outstanding principal amount of the Notes so redeemed plus (y) the present value at such redemption date of all required interest payments due on the Notes so redeemed through the second anniversary of the Closing Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points. If the redemption is in connection with a satisfaction and discharge or defeasance of the Indenture, the applicable Treasury Rate shall be computed as of the date that funds are irrevocably deposited with the Trustee to pay the amounts related thereto, as set forth in this Indenture. For purposes of clause (y), required interest payments will be assumed to be at the rate in effect at the time of such determination. The Applicable Premium will be determined by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate with concurrent notice to the Holders; provided that the Required Noteholder Parties are provided reasonable opportunity to object to such determination. If there is no such objection, the Issuer’s determination of the Applicable Premium will be conclusive absent manifest error.

“Applicable Reserve Requirement” means, at any time, for any Note, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBO Rate or any other interest rate of a Note is to be determined, or (ii) any category of extensions of credit or other assets which include Notes. A Note shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Noteholder. The rate of interest on Notes shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Fund” has the meaning ascribed thereto in Section 16.07(b).

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Asset Sale” means any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of the Issuer or any Subsidiary.

“Asset Sale Offer” has the meaning ascribed thereto in Section 3.02(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as codified as 11 U.S.C. Section 101 et seq., as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 2.17.

“Benchmark Replacement” means, for any Interest Period, the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR or, if the Issuer determines that Term SOFR for the applicable Corresponding Tenor cannot be determined, Next Available Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected by the Issuer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement rate or mechanism for determining such rate by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes or syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment;

provided that, in the case of clauses (1) and (2) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by the Issuer in its reasonable discretion).

“Benchmark Replacement Adjustment” means, for any Interest Period:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to USD LIBOR for the Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Issuer for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes or syndicated credit facilities at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Issuer.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the first Business Day after the Rate Election Notice is provided to each of the other parties hereto.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that the then-current Benchmark has not been replaced with a Benchmark Replacement pursuant to clause (1) or (2) of the definition of “Benchmark Replacement”, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder or under any Note Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder or any Note Document pursuant to Section 2.17.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F. R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Board of Directors” means, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or other place of payment are authorized or required by law to remain closed; provided, that when used in connection with a Note, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

“Capital Expenditures” means, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) condemnation awards arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased substantially concurrently with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Notes pursuant to Section 3.02, (iv) expenditures that are accounted for as capital expenditures by Holdings, Issuer or any Subsidiary and that actually are paid for by a person other than Holdings, Issuer or any Subsidiary and for which none of Holdings, Issuer or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such person or any other person (whether before, during or after such period) other than rent and similar or related obligations or (v) expenditures that constitute Permitted Business Acquisitions or other Investments permitted hereunder (but the term “Capital Expenditures” shall include all expenditures made with the proceeds of such Investments by the recipient thereof that would otherwise constitute Capital Expenditures).

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Issuer or its Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Issuer as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuer and its Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries.

“Capped Adjustments” means (i) the aggregate amount of adjustments made pursuant to clause (1) of the definition of “Consolidated Net Income” with respect to severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, expenses related to any New Project, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses, store rebranding costs, acquisition integration costs, facilities or store opening costs, project start-up costs, business optimization costs, litigation or arbitration costs, charges, fees and expenses (including settlements) and recruiting costs, signing, retention or completion bonuses, (ii) the aggregate amount of adjustments made pursuant to clause (14)(a)(iv) of the definition of “Consolidated Net Income”, (iii) the aggregate amount of adjustments made with respect to expenses or charges related to New Projects pursuant to clause (5) of the definition of “EBITDA”, (iv) the aggregate amount of adjustments made pursuant to clause (6) of the definition of “EBITDA”, (v) the aggregate amount of adjustments made with respect to synergies, operating expense reductions and improvements and cost savings pursuant to clause (7) of the definition of “EBITDA” and (vi) the aggregate amount of adjustments made pursuant to clause (11) of the definition of “EBITDA”.

“Carryover Amounts” has the meaning ascribed thereto in Section 3.02(c).

“Cash Interest Expense” means, with respect to the Issuer and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period to the extent such amounts are payable in cash for such period, excluding, without duplication, in any event (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Issuer or any Subsidiary, and (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions or any amendment of this Indenture.

“Cash Management Agreement” means any agreement to provide to Holdings, the Issuer or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property or as compensation for such condemnation event.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

A “Change in Control” shall be deemed to occur if:

(a) the Permitted Holders in the aggregate shall at any time cease to beneficially own and control (whether by contract or otherwise) at least 51% of the economic and voting Equity Interests of Holdings;

(b) a “Change of Control” (or similar event) shall occur under (i) the First-Priority Senior Secured Notes Indenture, (ii) any indenture, credit agreement, or other relevant documentation in respect of Permitted Refinancing Indebtedness with respect to the First-Priority Senior Secured Notes or (iii) any indenture, credit agreement, or other relevant documentation in respect of any Indebtedness constituting Material Indebtedness; or

(c) Holdings shall fail to directly own 100% of the issued and outstanding Equity Interests of the Issuer.

“Charges” has the meaning assigned to such term in Section 2.15(e).

“Closing Date” means March 13, 2020.

“Co-Investor Related Party” means, with respect to any person, (1) any spouse, descendant or immediate family member of such person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of such person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Co-Investors” means each of (a) the Fund and the Fund Affiliates (excluding any of their portfolio companies), (b) Ray Berry, Bret Berry and George Golleher and any CoInvestor Related Party of any of the foregoing persons, (c) the respective Affiliates of the investors described in clause (b) (excluding any of their portfolio companies) and (d) the Management Group.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Trustee, the Collateral Agent or any Subagent for the benefit of the Noteholder Parties pursuant to any Security Document.

“Collateral Agent” means Wilmington Trust, National Association, together with its successors and permitted assigns in such capacity.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Collateral Agreement” means the Collateral Agreement (First Lien) dated as of April 27, 2016, as supplemented by the Other First Lien Secured Party Consent dated as of the date hereof, and as may be amended, restated, supplemented or otherwise modified from time to time, among the Issuer, each Subsidiary Guarantor and the Collateral Agent.

“Collateral and Guarantee Requirement” means the requirement that (in each case subject to Sections 7.10(d), (e) and (g) and Schedule 7.12):

(a) on the Closing Date, (x) the Collateral Agent shall have received (i) from the Issuer, the documents required to be executed by the Issuer pursuant to Section 5.19 of the Collateral Agreement in order to secure the Notes thereunder and (ii) from Holdings, a counterpart of the Holdings Guarantee and Pledge Agreement and (y) the Trustee shall have received from each Subsidiary Guarantor, a counterpart of the Subsidiary Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b) on the Closing Date, (i)(x) all outstanding Equity Interests of the Issuer directly owned by Holdings and all other outstanding Equity Interests directly owned by the Issuer or any Subsidiary Guarantor, in each case, other than Excluded Securities, and (y) all Indebtedness owing to the Issuer or any Subsidiary Guarantor, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement or the Holdings Guarantee and Pledge Agreement, as applicable, and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto endorsed in blank;

(c) in the case of any person that becomes a Subsidiary Guarantor after the Closing Date, the Collateral Agent or the Trustee, as applicable, shall have received (i) a supplement to the Collateral Agreement and the Subsidiary Guarantee Agreement and (ii) supplements to the other Security Documents, if applicable, substantially in the form specified therefor or otherwise reasonably acceptable to the Required Noteholder Parties, in each case, duly executed and delivered on behalf of such Subsidiary Guarantor;

(d) after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Guarantor after the Closing Date and (y) subject to Section 7.10(g), all Equity Interests directly acquired by a Subsidiary Guarantor after the Closing Date, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(e) except as otherwise contemplated by this Indenture or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Required Noteholder Parties (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f) within the time periods set forth in Section 7.10 with respect to Mortgaged Properties encumbered pursuant to said Section 7.10, the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that may be necessary or reasonably desirable to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions (as determined by the Issuer), (iii) with respect to each such Mortgaged Property, the Flood Documentation and (iv) such other documents as the Required Noteholder Parties may reasonably request that are available to the Issuer without material expense with respect to any such Mortgage or Mortgaged Property;

(g) within the time periods set forth in Section 7.10 with respect to Mortgaged Properties encumbered pursuant to said Section 7.10, the Collateral Agent shall have received (i) a policy or policies or marked up unconditional binder of title insurance with respect to properties located in the United States of America, or a date-down and modification endorsement, if available, paid for by the Issuer, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as may be necessary and as the Required Noteholder Parties may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located and (ii) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon), as applicable, for which all necessary fees (where applicable) have been paid with respect to properties located in the United States of America, which is (A) complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property;

(h) evidence of the insurance required by the terms of Section 7.02; and

(i) after the Closing Date, the Collateral Agent or the Trustee, as applicable, shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 7.10 or the Collateral Agreement, and (ii) upon reasonable request by the Required Noteholder Parties, evidence of compliance with any other requirements of Section 7.10.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Issuer in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Issuer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Issuer determines are substantially consistent with at least five currently outstanding U.S. dollar-denominated floating rate notes or syndicated credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review;

provided, further, that if the Issuer decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Consolidated Debt” at any date means the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Indebtedness for borrowed money and Disqualified Stock of the Issuer and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means, with respect to any person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees, Capitalized Software Expenditures and store development costs and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such person and its subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Net Income” means with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any New Project or any reconstruction, decommissioning,

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

recommissioning or reconfiguration of fixed assets for alternate uses, store rebranding costs, acquisition integration costs, facilities or stores opening costs, project start-up costs, business optimization costs, recruiting costs, signing, retention or completion bonuses, litigation or arbitration costs, charges, fees and expenses (including settlements), expenses or charges related to any issuance of Equity Interests, Investment, acquisition, Disposition, recapitalization or incurrence, issuance, repayment, redemption, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions and the Transactions (as defined in the First-Priority Senior Secured Notes Indenture) (including any costs relating to auditing prior periods, any transition-related expenses, Transaction Expenses and Transaction Expenses (as defined in the First-Priority Senior Secured Notes Indenture) incurred before, on or after the Closing Date), in each case, shall be excluded; provided that the aggregate amount of Capped Adjustments shall not exceed the Adjustment Cap;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss or gains or losses from or on Dispositions of Disposed of, abandoned, transferred, closed or discontinued operations or fixed assets (including from store closures or sales from such store closures) shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Agreements or other derivative instruments shall be excluded;

(7) [reserved];

(8) [reserved];

(9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 8.06(b)(iii) and Section 8.06(b)(v) shall be included as though such amounts had been paid as income taxes directly by such person for such period;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(10) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12) any (a) non-cash compensation charges, (b) costs and expenses after the Closing Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Closing Date of officers, directors and employees, in each case of such person or any subsidiary, shall be excluded;

(13) accruals and reserves that are established or adjusted within 12 months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14) (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded, (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (iii) the non-cash amortization of tenant allowances shall be excluded, (iv) cash received from landlords for tenant allowances shall be included only to the extent these costs were expensed and (v) to the extent not already included in Net Income, the cash portion of sublease rentals received shall be included (for the avoidance of doubt, the net effect of the adjustments in this clause (14)(a) as well as any related adjustments pursuant to clause (2) above shall be to compute rent expense and rental income on a cash basis for purposes of determining Consolidated Net Income) and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded; provided that the aggregate amount of Capped Adjustments shall not exceed the Adjustment Cap;

(15) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(16) (a) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(17) Capitalized Software Expenditures and store development costs shall be excluded;

(18) non-cash charges for deferred tax asset valuation allowances shall be excluded;

(19) [reserved];

(20) any other fees, costs, expenses or charges resulting from or associated with facilities or store closures shall be excluded;

(21) any deductions attributable to minority interests shall be excluded; and

(22) any gain, loss, income, expense or charge resulting from the application of any LIFO shall be excluded.

“Consolidated Non-Cash Charges” means, with respect to any person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such person and its subsidiaries reducing Consolidated Net Income of such person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Triggering Event” shall occur at any time that an Event of Default under Section 10.01(b), (c), (d), (h) or (i) shall have occurred and be continuing. Once occurred, a Control Triggering Event shall be deemed to be continuing until no Event of Default under Section 10.01(b), (c), (d), (h) or (i) shall be continuing.

“Controlled Account” means any Deposit Account or Securities Account of the Issuer or any Subsidiary Guarantor that is required to be subject to an Account Control Agreement pursuant to Section 7.14(a).

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Controlled Entity” means any Note Party’s Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time).

“Current Assets” means, with respect to the Issuer and the Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Issuer and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” means, with respect to the Issuer and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Issuer and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other postretirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (4), (5) and (6) of the definition of such term.

“Debt Service” means, with respect to the Issuer and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period, plus scheduled principal amortization of Consolidated Debt for such period.

“Default” means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Declined Amounts” means, with respect to any Repurchase Offer, (a) the aggregate consideration offered for the repurchase of Notes pursuant to such Repurchase Offer minus (b) the aggregate purchase price (excluding accrued and unpaid interest) actually paid for the repurchase of Notes pursuant to such Repurchase Offer.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disinterested Director” means, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Dispose” or “Disposed of” means to convey, sell, lease, sub-lease, license, sublicense, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset, in one transaction or a series of transactions, including any Sale and LeaseBack Transaction and any sale or issuance of Equity Interests of a Subsidiary, and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior redemption or repayment in full of the Notes and all other Note Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Issuer or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” means lawful money of the United States of America.

“Early Opt-in Election” means the occurrence of:

(1) a notification by the Issuer to each of the Holders (with a copy to the Trustee) that at least five currently outstanding U.S. dollar-denominated floating rate notes or syndicated credit facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBO Rate, Term SOFR plus a Benchmark Replacement Adjustment (and such floating rate notes or syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) an election by the Issuer to declare that an Early Opt-in Election has occurred and the provision by the Issuer of written notice of such election to each Holder (with a copy to the Trustee) (the “Rate Election Notice”).

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“EBITDA” means, with respect to any person for any period, the Consolidated Net Income of such person and its subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Fixed Charges and costs of surety bonds in connection with financing activities; plus

(3) Consolidated Depreciation and Amortization Expense; plus

(4) Consolidated Non-Cash Charges; plus

(5) any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, New Project, Disposition, recapitalization or the incurrence, modification, redemption or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions or the Notes and (ii) any amendment or other modification of the Notes or other Indebtedness; provided that the aggregate amount of Capped Adjustments shall not exceed the Adjustment Cap; plus

(6) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility or store consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) and Pre-Opening Expenses; provided that the aggregate amount of Capped Adjustments shall not exceed the Adjustment Cap; plus

(7) any “run-rate” synergies, operating expense reductions and improvements and cost savings resulting from acquisitions, investments, operational changes and operational initiatives expected to be realized within 12 months after the end of such period (calculated on a pro forma basis as though such acquisitions, investments, operational changes and operational initiatives and synergies, operating expense reductions and improvements and cost savings had been made or realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and improvements and synergies were realized during the entirety of such period), that are reasonably identifiable, factually supportable and certified by a Responsible Officer of the Issuer and determined in good faith by the Issuer to result from actions which have been taken (and excluding any “run rate” synergies, operating expense reductions and improvements and cost savings to result from actions not yet taken); provided, that the aggregate amount of Capped Adjustments shall not exceed the Adjustment Cap; plus

(8) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock); plus

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(9) fees, losses, expenses and charges in connection with facility or store closures; plus

(10) [reserved]; plus

(11) the amount of any management, monitoring, consulting, transaction, advisory and similar fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by Section 8.07, including, if applicable, the amount of termination fee paid pursuant to Section 8.07(b)(xiv); provided that the aggregate amount of Capped Adjustments shall not exceed the Adjustment Cap; plus

(12) [reserved]; plus

(13) one-time costs associated with commencing Public Company Compliance; and

less, without duplication, to the extent the same increased Consolidated Net Income;

(14) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

Notwithstanding anything to the contrary contained herein and subject to adjustments permitted hereunder with respect to acquisitions, Dispositions and other transactions occurring following the Closing Date, for purposes of determining EBITDA under this Indenture, EBITDA prior to giving effect to any Capped Adjustments for the fiscal quarter ended January 27, 2019 shall be deemed to be $33,009,000, EBITDA prior to giving effect to any Capped Adjustments for the fiscal quarter ended April 28, 2019 shall be deemed to be $31,032,000, EBITDA prior to giving effect to any Capped Adjustments for the fiscal quarter ended July 28, 2019 shall be deemed to be $24,125,000 and EBITDA prior to giving effect to any Capped Adjustments for the fiscal quarter ended October 27, 2019 shall be deemed to be $20,957,000, in each case as such calculations are set forth in further detail on Schedule 1.01(C).

Additionally, for purposes of determining Capped Adjustments under this Indenture, the Capped Adjustments prior to giving effect to the Adjustment Cap for the fiscal quarter ended January 27, 2019 shall be deemed to be $2,605,000, the Capped Adjustments prior to giving effect to the Adjustment Cap for the fiscal quarter ended April 28, 2019 shall be deemed to be $1,570,000, the Capped Adjustments prior to giving effect to the Adjustment Cap for the fiscal quarter ended July 28, 2019 shall be deemed to be $2,337,000 and the Capped Adjustments prior to giving effect to the Adjustment Cap for the fiscal quarter ended October 27, 2019 shall be deemed to be $982,000, in each case as such calculations are set forth in further detail on Schedule 1.01(C).

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

For the avoidance of doubt, when determining EBITDA, the Adjustment Cap shall be calculated for the applicable Test Period in accordance with the definition of “Adjustment Cap.”

Other than for purposes of calculating Excess Cash Flow, EBITDA shall be calculated on a pro forma basis (subject to the caps and limitations set forth above) to give effect to any acquisition, Investment or Disposition as if it occurred on the first day of the applicable Test Period.

“ECF Builder Basket Amount” shall mean, at any date of determination, the portion of Excess Cash Flow, determined on a cumulative basis for all completed Excess Cash Flow Periods ending after the Closing Date for which financial statements have been delivered pursuant to Section 7.04(a) (commencing with the Excess Cash Flow Period commencing January 27, 2020) that was not applied to prepay, redeem and/or repurchase the Notes pursuant to Section 3.02(c) less any amounts used to prepay, redeem and/or repurchase First-Priority Senior Secured Notes made in reliance on the ECF Builder Basket Amount as permitted under Section 8.09(b)(i)(B) less the Carryover Amounts, if any, as of such date of determination.

“ECF Offer” has the meaning assigned to such term in Section 3.02(c).

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Environmental Permits” has the meaning assigned to such term in Section 4.16.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, the Issuer or a Subsidiary, is treated as a single employer under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or, with respect to any Plan or Multiemployer Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, the termination of any Plan under Section 4041(c) of ERISA, or the incurrence by Holdings, the Issuer, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the receipt by Holdings, the Issuer, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by Holdings, the Issuer, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings, the Issuer, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Issuer, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the withdrawal of any of Holdings, the Issuer, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (j) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (k) Holdings, the Issuer, a Subsidiary or any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“Event of Default” has the meaning assigned to such term in Section 10.01.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Excess Cash Flow” means, with respect to the Issuer and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Issuer on a consolidated basis for such Applicable Period, minus, without duplication, (A):

(a) Debt Service for such Applicable Period and, to the extent added to or not deducted from Net Income in calculating Consolidated Net Income or added to or not deducted from Consolidated Net Income in calculating EBITDA, the amount of any Net Proceeds or Extraordinary Receipts which have been used to redeem the Notes pursuant to Section 3.02(b); provided, that with respect to any such amounts to be paid after the close of such Applicable Period that are deducted in such Applicable Period, any amount so deducted shall not be deducted again in a subsequent Applicable Period,

(b) the amount of any voluntary redemption or repayment permitted hereunder of term Indebtedness during such Applicable Period (other than any voluntary redemption of the Notes, which shall be the subject of Section 3.02(c)(ii)) and the amount of any voluntary payments of revolving Indebtedness to the extent accompanied by permanent reductions of any revolving facility commitments during such Applicable Period to the extent an equal amount of loans thereunder was simultaneously repaid, so long as the amount of such redemption or repayment is not already reflected in Debt Service,

(c) (i) Capital Expenditures by the Issuer and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions, New Project expenditures or other permitted Investments (excluding Permitted Investments and permitted intercompany Investments in Subsidiaries), or payments in respect of permitted planned restructuring activities; provided that, for the avoidance of doubt, any amount so deducted in such Applicable Period shall not be deducted again in a subsequent Applicable Period,

(d) [reserved],

(e) Taxes paid in cash by Holdings and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period,

(f) an amount equal to any increase in Working Capital (other than any increase arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Issuer and its Subsidiaries for such Applicable Period, and any anticipated increase for the following Excess Cash Flow Period,

(g) cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h) permitted Restricted Payments paid in cash by the Issuer during such Applicable Period and permitted Restricted Payments paid by any Subsidiary to any person other than Holdings, the Issuer or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 8.06,

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(i) amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Issuer in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Note Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Issuer and its Subsidiaries or did not represent cash received by the Issuer and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, plus, without duplication, (B):

(a) an amount equal to any decrease in Working Capital (other than any decrease arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Issuer and its Subsidiaries for such Applicable Period,

(b) all amounts referred to in clauses (A)(b) and (A)(c) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under any revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(c) [reserved],

(d) cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e) any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds or Extraordinary Receipts that are subject to Section 3.02(b)), and

(f) to the extent deducted in the computation of EBITDA, cash interest income, and

(g) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Issuer or any Subsidiary or (ii) such items do not represent cash paid by the Issuer or any Subsidiary, in each case on a consolidated basis during such Applicable Period.

“Excess Cash Flow Period” means each fiscal year of the Issuer, commencing with the fiscal year of the Issuer commencing on January 27, 2020.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (i) any Deposit Account used solely for funding payroll or segregating payroll taxes or funding other employee wage or benefit for the then current payroll period, (ii) zero balance accounts the entire balance of which is swept each Business Day to a Deposit Account subject to an Account Control Agreement, (iii) trust, fiduciary or other escrow accounts established for the benefit of third parties in the ordinary course of business in connection with Permitted Business Acquisitions, Investments, Dispositions or other transactions permitted hereunder, (iv) any Deposit Account or Securities Account which is used as a cash collateral account subject to Liens permitted by Sections 8.02(a), (f), (g), (s), (u), (aa) or (ee) or (v) other Deposit Accounts and Securities Accounts that do not have a cash or Permitted Investments balance at any time exceeding $1,000,000 in the aggregate for all such accounts.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 8.01.

“Excluded Property” has the meaning assigned to such term in Section 7.10(g).

“Excluded Securities” means any of the following:

(a) any Equity Interests or Indebtedness with respect to which the Required Noteholder Parties reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;

(b) [reserved];

(c) [reserved];

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(d) any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law;

(e) any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 8.09(c) (other than, in this subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Note Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Issuer or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Note Party or a Wholly Owned Subsidiary) to any organizational document or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirement of Law);

(f) any Equity Interests of any Immaterial Subsidiary;

(g) [reserved];

(h) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Issuer or any Subsidiary as determined in good faith by the Issuer and the Required Noteholder Parties;

(i) any Equity Interests or Indebtedness that are set forth on Schedule 1.01(A) to this Indenture or that have been identified on or prior to the Closing Date in writing to the Required Noteholder Parties by a Responsible Officer of the Issuer and agreed to by the Required Noteholder Parties;

(j) (x) any Equity Interests owned by Holdings, other than Equity Interests in the Issuer and (y) any Indebtedness owned by Holdings; and

(k) any Margin Stock.

“Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of Subsidiary Guarantor):

(a) each Immaterial Subsidiary,

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b)    [reserved],

(c)    each Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received), and

(d)    any other Subsidiary with respect to which, (x) the Issuer and the Required Noteholder Parties reasonably determine that the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby or (y) providing such a Guarantee or granting such Liens could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Issuer after five Business Days’ prior notice to the Holders.

“Existing Indenture” means the Indenture, dated as of March 15, 2018 and as amended, restated, supplemented or otherwise modified prior to the Closing Date, by and among Holdings, the Issuer, the Subsidiary Guarantors (as defined therein) party thereto from time to time, the Purchasers (as defined therein) party thereto from time to time and U.S. Bank, National Association, as trustee.

“Existing Super Priority Notes” means the Issuer’s Super Senior Secured Notes due 2022, issued pursuant to the Existing Indenture.

“Extraordinary Receipts” means 100% of the cash proceeds received by or paid to the Issuer or any Subsidiary not in the ordinary course of business consisting of federal, state or local Tax refunds (other than resulting from overpayment), judgments, proceeds of settlements, condemnation awards and indemnity payments, in each case, net of (i) such amounts that are required to be remitted to a third person, (ii) documented attorneys’ fees, accountants’ fees and other reasonable fees and expenses incurred or payable in connection therewith, (iii) Taxes paid or payable (in the good faith determination of the Issuer) as a result thereof (including Tax Distributions) and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to any liabilities related thereto (other than any taxes deducted pursuant to clause (ii) or (iii) above); provided, that, if no Default or Event of Default exists and the Issuer intends to use such proceeds, within 12 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of the Issuer and the Subsidiaries or to make Investments permitted hereunder (excluding Investments under Section 8.04(k), Permitted Investments or intercompany Investments in Subsidiaries), such portion of such proceeds shall not constitute Extraordinary Receipts except to the extent not, within 12 months of such receipt, so used or contractually committed with a third party that is not an Affiliate to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12 month period are contractually committed with a third party that is not an Affiliate to be used, then upon the termination of such contract or if such Extraordinary Receipts are not so used within the later of such 12 month period and 6 months from the entry into such contractual commitment, such remaining portion shall constitute Extraordinary Receipts as of the date of such termination or expiry without giving effect to this

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

proviso); provided, further, that (x) no cash proceeds shall constitute Extraordinary Receipts if such cash proceeds constitute Net Proceeds and (y) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Extraordinary Receipts unless such net cash proceeds shall exceed $250,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Extraordinary Receipts).

“Fees” means the fees payable by the Issuer (i) to the Purchasers pursuant to the Note Purchase Agreement and (ii) to the Trustee for acting as trustee hereunder.

“FDA” means the United States Food and Drug Administration or its successor agency in the United States.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Officer” of any person means the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First-Priority Senior Secured Note Documents” means the First-Priority Senior Secured Notes Indenture and the other “Notes Documents” under and as defined in the First- Priority Senior Secured Notes Indenture, as each such document may be amended, restated, supplemented or otherwise modified from time to time.

“First-Priority Senior Secured Notes” means the $800,000,000 in aggregate principal amount of the Issuer’s First-Priority Senior Secured Notes due 2023 issued pursuant to the First-Priority Senior Secured Notes Indenture.

“First-Priority Senior Secured Notes Indenture” means the First-Priority Senior Secured Notes Indenture dated as of April 27, 2016 among the Issuer, as issuer, and Wilmington Trust, National Association, as indenture trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

“First Lien/First Lien Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement dated as of April 27, 2016 by and among Wilmington Trust, National Association, as Collateral Agent, Wilmington Trust, National Association, as Authorized Representative under the Credit Agreement (as defined therein), Wilmington Trust, National Association as Initial Other Authorized Representative (as defined therein), and each additional Authorized Representative (as defined therein) from time to time party thereto, as such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Fixed Charges” means, with respect to any person for any period, the sum, without duplication, of: (1) Interest Expense (excluding amortization or write-off of deferred financing costs) of such person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such person and its subsidiaries.

“Flood Documentation” means, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Issuer and the applicable Note Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 7.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in customary form and substance (as reasonably determined by the Issuer).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Food Laws” means, collectively, to the extent applicable to the Issuer and its Subsidiaries, (i) the United States Federal Food, Drug, and Cosmetic Act, as amended; (ii) the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Egg Products Inspection Act, the Organic Foods Production Act of 1990, and the Perishable Agricultural Commodities Act, as amended; (iii) the Federal Trade Commission Act, as amended, and (iv) any other applicable federal, state and municipal, domestic and foreign law governing the import, export, procurement, holding, distribution, sale, manufacturing, processing, packing, packaging, safety, purity, labeling, and/or advertising of food and/or cosmetic products (including state or local food codes) as amended and in effect from time to time; and, in respect to all such laws, all rules, regulations, standards, guidelines, policies and orders administered by the FDA, USDA, FTC, and any other Governmental Authority.

“FTC” means the United States Federal Trade Commission or its successor agency in the United States.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Fund” means, collectively, investment funds managed by Affiliates of Apollo Global Management, Inc.

“Fund Affiliate” means each Affiliate of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers), whether or not controlled, nor a company controlled by a “portfolio company”.

“GAAP” means generally accepted accounting principles in effect in the United States of America on the Closing Date, applied on a consistent basis, subject to the provisions of Section 1.02.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) means (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“guarantor” has the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” means the Note Parties other than the Issuer.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Requirement of Law pertaining to the environment.

“Hedging Agreement” means any agreement entered into in the ordinary course of business with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Issuer or any of the Subsidiaries shall be a Hedging Agreement.

“Holder”, “holder” or “Noteholder” means the person in whose name a Note is registered on the Registrar’s books.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Indenture.

“Holdings Guarantee and Pledge Agreement” means the Holdings Guarantee and Pledge Agreement (First Lien) dated as of the date hereof, as may be amended, restated, supplemented or otherwise modified from time to time, between Holdings, the Trustee and the Collateral Agent.

“Immaterial Subsidiary” means any Subsidiary that does not have total assets or annual revenues in excess of $1,000,000 individually; provided, that the aggregate amount of assets or annual revenues of subsidiaries constituting Immaterial Subsidiaries shall not at any time exceed $3,000,000; provided, that the Issuer may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.01(B), and the Issuer shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Issuer may determine).

“Indebtedness” of any person means, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined in respect of outstanding Hedging

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinarycourse payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations (to the extent permitted hereunder) until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (E) obligations in respect of Third Party Funds incurred in the ordinary course of business or (F) in the case of the Issuer and its Subsidiaries, intercompany liabilities in connection with the cash management, tax and accounting operations of the Issuer and the Subsidiaries. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnitee” has the meaning assigned to such term in Section 11.07(b).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Ineligible Institution” means (i) the persons identified as “Disqualified Holders” in writing to the Required Noteholder Parties by Holdings or the Issuer on or prior to the date of the Note Purchase Agreement, and (ii) so long as no Default or Event of Default shall have occurred or be continuing, the persons as may be identified in writing to the Holders by the Issuer from time to time thereafter (in the case of this clause (ii)) in respect of bona fide business competitors of the Issuer (in the good faith determination of the Issuer), by delivery of a notice thereof to the Holders setting forth such person or persons (or the person or persons previously identified to the Holders that are to be no longer considered “Ineligible Institutions”).

“Information” has the meaning assigned to such term in Section 4.14(a).

“Initial Notes” has the meaning assigned to such term in the recitals to this Indenture.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intercreditor Agreement” has the meaning assigned to such term in Section 15.09.

“Interest Expense” means, with respect to any person for any period, the sum, without duplication, of:

(1)    consolidated interest expense of such person and its subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Agreements and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and noncash interest expense attributable to movement in mark to market valuation of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP); plus

(2)    consolidated capitalized interest of such person and its subsidiaries for such period, whether paid or accrued; minus

(3)    interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Interest Period” means, with respect to any Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period with respect to any Note shall commence on and include the Closing Date and end on and exclude March 31, 2020 (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the date immediately following the last day of such Interest Period).

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Investment” has the meaning assigned to such term in Section 8.04.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Indenture.

“Junior Financing” means (i) any Indebtedness that is subordinated in right of payment to the Note Obligations (other than intercompany Indebtedness), (ii) Indebtedness in respect of the First-Priority Senior Secured Notes Indenture or (iii) any Indebtedness for borrowed money incurred pursuant to Section 8.01(b) in the form of term loans or bonds that, in each case in this clause (iii), is either unsecured or secured only by Liens on the Collateral that are junior to the Liens securing the Note Obligations and subject to a Permitted Junior Intercreditor Agreement.

“Junior Liens” means Liens on the Collateral that are junior to the Liens thereon securing the Notes (and other Note Obligations that are pari passu with the Notes) pursuant to a

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“Leasehold Property” means any leasehold interest of any Note Party as lessee under any lease of Real Property.

“LIBO Rate” means, for any Interest Rate Determination Date with respect to any Note, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by the Issuer to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of the relevant Interest Period) with a term equivalent to the relevant Interest Period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date (the rate referenced in this clause (a), the “LIBO Screen Rate”), or (b) in the event the LIBO Screen Rate is not available, then the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Issuer) for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Note of Noteholder Party for which the LIBO Rate is then being determined with maturities comparable to the relevant Interest Period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement. Notwithstanding any of the foregoing, the LIBO Rate with respect to the first Interest Period will be deemed to be 1.25%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Local Time” means New York City time (daylight or standard, as applicable).

“Make-Whole Amount” has the meaning assigned to such term in Section 3.02(e).

“Make-Whole Event” has the meaning assigned to such term in Section 3.02(e).

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer, Holdings or any Parent Entity, as the case may be, on the Closing Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer, Holdings or any Parent Entity, as the case may be, was approved by a vote of a majority of the directors of the Issuer, Holdings or any Parent Entity, as the case may be, then still in office who were either

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Issuer, Holdings or any Parent Entity, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Issuer, Holdings or any Parent Entity, as the case may be.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the business, property, operations, assets, liabilities (actual or contingent), operating results or financial condition of the Issuer and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Issuer and the Subsidiary Guarantors (taken as a whole) to fully and timely perform any of their payment obligations under any Note Document to which the Issuer or any of the Subsidiary Guarantors is a party or (c) the validity or enforceability of any of the Note Documents or the rights and remedies of the Trustee and the Noteholder Parties thereunder.

“Material Indebtedness” means Indebtedness (other than Notes) of any one or more of the Issuer or any Subsidiary in an aggregate principal amount exceeding $5,000,000.

“Material Real Property” means any parcel or parcels of Real Property located in the United States now or hereafter owned in fee by the Issuer or any Subsidiary Guarantor and having a fair market value (on a per-property basis) of at least $500,000 as of the date of acquisition of such Real Property, as determined by the Issuer in good faith; provided, that “Material Real Property” shall not include (i) any Real Property in respect of which the Issuer or a Subsidiary Guarantor does not own the land in fee simple or (ii) any Real Property which the Issuer or a Subsidiary Guarantor leases to a third party.

“Maturity Date” means March 13, 2025; provided that if on March 1, 2023 the aggregate principal amount of the First-Priority Senior Secured Notes outstanding equals or exceeds $120,000,000, the Maturity Date shall be March 1, 2023; provided, further that, for purposes of calculating the foregoing threshold, First-Priority Senior Secured Notes that are redeemed or otherwise repurchased with the proceeds of Indebtedness shall be deemed to still be outstanding unless such Indebtedness shall have a final maturity date of September 13, 2025 or later for so long as such Indebtedness remains outstanding with such earlier maturity date.

“Maximum Rate” has the meaning assigned to such term in Section 2.15(e).

“Moody’s” means mean Moody’s Investors Service, Inc.

“Mortgaged Properties” means each Material Real Property encumbered by a Mortgage pursuant to Section 7.10.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to Mortgaged Properties, each substantially in the form of Exhibit C (with such changes as may be necessary to account for local law matters) or in such other form as is reasonably satisfactory to the Required Noteholder Parties) and the Issuer, in each case, as amended, supplemented or otherwise modified from time to time.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Issuer, Holdings or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means:

(a)    100% of the cash proceeds actually received by the Issuer or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Disposition (other than under Section 8.05(a), (b), (c), (e), (f), (i), (j), (k), (n) or (o)) or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations that are secured by the applicable asset or property (including without limitation principal amount, premium or penalty, if any, interest and other amounts) (other than pursuant to the Note Documents), other expenses and brokerage, consultant and other fees actually incurred in connection therewith, (ii) [reserved], (iii) Taxes paid or reasonably estimated to be payable as a result thereof (including Tax Distributions) (provided, that if the amount of any such estimated Taxes exceeds the amount of Taxes actually required to be paid in respect of such Asset Sale or Casualty Event, the aggregate amount of such excess shall constitute Net Proceeds at the time such Taxes are actually paid) and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Issuer or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale or Casualty Event occurring on the date of such reduction); provided, that (x) no cash proceeds shall constitute Net Proceeds if such cash proceeds constitute Extraordinary Receipts and (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds unless such net cash proceeds shall exceed $5,000,000 in the aggregate after the Closing Date (or such greater amount as the Required Noteholder Parties may agree) and thereafter only net cash proceeds in excess of such amount (excluding any Declined Proceeds of any Asset Sale Offer) shall constitute Net Proceeds; and

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Issuer or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale, provided that if the amount of any estimated Taxes exceeds the amount of Taxes actually required to be paid, the aggregate amount of such excess shall constitute Net Proceeds at the time such Taxes are actually paid.

“Next Available Term SOFR” means, at any time, for any Interest Period, Term SOFR for the longest tenor that can be determined by the Issuer that is shorter than the applicable Corresponding Tenor.

“New Project” means (x) each plant, facility, branch or store which is either a new plant, facility, branch or store or an expansion, relocation, remodeling or substantial modernization of an existing plant, facility, branch or store owned by the Issuer or the Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit (including, without limitation, individual stores) to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Note Documents” means (i) this Indenture, (ii) the Subsidiary Guarantee Agreement, (iii) the Security Documents, (iv) the First Lien/First Lien Intercreditor Agreement, (v) any other Intercreditor Agreement, (vi) the Note Purchase Agreement and (vii) all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Note Party for the benefit of any Agent in connection herewith on or after the date hereof.

“Note Obligations” means (a) the due and punctual payment by the Issuer of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes issued by the Issuer under this Indenture, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption or otherwise and (ii) all other monetary obligations of the Issuer owed under or pursuant to this Indenture and each other Note Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Note Party under or pursuant to each of the Note Documents.

“Note Parties” means Holdings, the Issuer and the Subsidiary Guarantors.

“Noteholder Party” means the Holders and holders of a beneficial interest in the Global Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of March 10, 2020, among the Issuer, Holdings, the Subsidiary Guarantors and the parties listed as purchasers on Schedule I thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Notes” has the meaning assigned to such term in the recitals to this Indenture.

“Notes Installment Date” has the meaning assigned to such term in Section 3.01(a)(i).

“Notes Minimum” means $1,000,000.

“Notes Multiple” means $100,000.

“Obligations” means the Note Obligations.

“OFAC” shall have the meaning assigned to such term in the definition of “Sanctions.”

“OFAC Listed Person” shall have the meaning assigned to such term in Section 4.25(a).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by a Responsible Officer of the Issuer who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel that delivers an Opinion of Counsel on behalf of the Issuer or other person may be an employee of, or counsel, to the Issuer or such other person.

“Other First Lien Debt” means obligations secured by Other First Liens. For the avoidance of doubt, notwithstanding any other provision in any Note Document, neither the Issuer nor any of its Subsidiaries shall be permitted to incur any Other First Lien Debt that has priority under the Priority Waterfall except for the incurrence of Permitted Exchange Notes and Permitted Redemption Indebtedness (and Permitted Refinancing Indebtedness in respect thereof), in each case, to the extent expressly permitted hereunder and which shall, for the avoidance of doubt, rank junior in right of payment to the Obligations as contemplated by the definitions of “Permitted Exchange Notes” and “Permitted Redemption Indebtedness”, as applicable.

“Other First Liens” means Liens on the Collateral that are pari passu with the Liens thereon securing the Notes (and other Note Obligations that are pari passu with the Notes) pursuant to a Permitted Pari Passu Intercreditor Agreement. For the avoidance of doubt, for purposes of this Indenture and the other Note Documents, liens on the Collateral securing the Notes and the First-Priority Senior Secured Notes and any other Indebtedness secured by an equal and ratable lien on the Collateral (including any Permitted Redemption Indebtedness or Permitted Exchange Notes that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Notes) shall be deemed to rank pari passu notwithstanding that certain of such Indebtedness may have priority under the Priority Waterfall or any other superpriority waterfall.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Other First Lien Secured Party Consent” means the Other First Lien Secured Party Consent, dated as of the date hereof, by Wilmington Trust, National Association, as acknowledged by the Collateral Agent and the Issuer.

“Parent Entity” means any direct or indirect parent of the Issuer.

“Paying Agent” has the meaning assigned to such term in Section 2.04(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” has the meaning ascribed thereto in Section 4.15(b).

“Perfection Certificate” means the Perfection Certificate with respect to the Issuer and the other Note Parties delivered to the Purchasers and the Trustee on or prior to the Closing Date, as the same may be supplemented from time to time to the extent required by Section 7.04(g).

“Permitted Business Acquisition” means any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Issuer and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or division, line of business or individual store of a person (or any subsequent investment made in a person or division, line of business or individual store previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, provided, however, that with respect to a proposed acquisition pursuant to an executed acquisition agreement, at the option of the Issuer, the determination of whether a Default or an Event of Default shall exist shall be made solely at the time of the execution of the acquisition agreement related to such Permitted Business Acquisition; (ii) the Super Senior Secured Leverage Ratio shall be less than or equal to 3.00 to 1.00 on a pro forma basis; (iii) all transactions related thereto shall be consummated in accordance with applicable laws and be in compliance with all Governmental Authorities; (iv) [reserved]; (v) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 8.01; (vi) to the extent required by Section 7.10, any person acquired in such acquisition, if acquired by the Issuer or a Subsidiary Guarantor, shall be merged into the Issuer or a Subsidiary Guarantor or become upon consummation of such acquisition a Subsidiary Guarantor; (vii) such Permitted Business Acquisition shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the target, (viii) at least two Business Days prior to the consummation thereof (or such shorter period as the Required Noteholder Parties may reasonably agree), to the extent available, the Issuer shall make available on the Platform (x) a due diligence package (including a quality of earnings report), (y) notice of such Permitted Business Acquisition setting forth in reasonable detail the terms and conditions of such Permitted Business Acquisition and (z) pro forma financial statements of Issuer and its Subsidiaries after giving effect to the consummation of such Permitted Business

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Acquisition and the incurrence or assumption of any Indebtedness in connection therewith and (ix) the total consideration paid or payable (including all Indebtedness incurred or assumed in connection with such Permitted Business Acquisition and the maximum amount of all deferred payments, including contingent obligations and earn-out payments) for all Permitted Business Acquisitions after the Closing Date shall not exceed $15,000,000 in the aggregate.

“Permitted Exchange Notes” means any secured or unsecured notes issued by the Issuer or any Subsidiary Guarantor (whether under an indenture or otherwise) and the Indebtedness represented thereby; provided, that (a) such Permitted Exchange Notes are used solely to consummate an exchange of all or any portion of the First-Priority Senior Secured Notes; (b) substantially concurrently with the issuance of such Permitted Exchange Notes, the aggregate outstanding principal amount of the First-Priority Senior Secured Notes shall be reduced by an amount that is no less than the aggregate principal amount of such Permitted Exchange Notes; (c) the aggregate principal amount of such Permitted Exchange Notes issued or incurred (without giving effect to any redemptions or repayments thereof, other than in respect of any Permitted Refinancing Indebtedness in respect thereof) shall not exceed the Priority Indebtedness Cap at such time; (d) the maturity date of such Permitted Exchange Notes is no earlier than, and is not subject to mandatory redemption or prepayment obligations prior to, the date that is six months after the Maturity Date (other than mandatory redemption or prepayment obligations that are not more favorable to the holders of such notes than the mandatory redemption and prepayment obligations that are applicable to the Notes, and so long as such mandatory redemption and prepayment obligations in respect of the Notes are satisfied prior to application to such notes); (e) the other terms of such Permitted Exchange Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms) are substantially similar to, or not more restrictive to the Issuer and its Subsidiaries than, the terms applicable to the Notes (except for (1) covenants or other provisions applicable only to periods after the Maturity Date or (2) those that are otherwise reasonably acceptable to the Required Noteholder Parties (or, if more restrictive, the Note Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); (f) after giving pro forma effect to the issuance of such Permitted Exchange Notes, the Cash Interest Expense of the Issuer and its Subsidiaries shall be less than the Cash Interest Expense of the Issuer and its Subsidiaries in effect immediately prior to the issuance of such Permitted Exchange Notes; and (g) Permitted Exchange Notes that are secured by Collateral (i) shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable, and (ii) shall rank junior in right of payment to the Notes pursuant to the Priority Waterfall or another super priority waterfall that is no less favorable to the Holders than the Priority Waterfall, as applicable.

“Permitted Holders” means (i) the Fund and the Fund Affiliates (excluding any of their portfolio companies) and (ii) any other holder, directly or indirectly, of Equity Interests in Holdings as of the Closing Date.

“Permitted Investments” means:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union, in each case with maturities not exceeding one year from the date of acquisition thereof;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $500,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of six months or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Issuer and the Subsidiaries, on a consolidated basis, as of the end of the Issuer’s most recently completed fiscal year;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(j) credit card receivables to the extent included in cash and cash equivalents on the consolidated balance sheet of the Issuer.

“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Notes (and other Note Obligations that are pari passu with the Notes), an intercreditor agreement or subordination agreement in form and substance reasonably satisfactory to the Required Noteholder Parties.

“Permitted Liens” has the meaning assigned to such term in Section 8.02.

“Permitted Pari Passu Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be pari passu with the Liens securing the Notes (and other Note Obligations that are pari passu with the Notes), either (as the Issuer shall elect) (x) the First Lien/First Lien Intercreditor Agreement, (y) another intercreditor agreement not materially less favorable to the Noteholder Parties vis-à-vis such pari passu Liens than the First Lien/First Lien Intercreditor Agreement (as determined by the Issuer in good faith) (it being understood that the Issuer shall use commercially reasonable efforts to provide that any such intercreditor agreement will include changes to the form of the First Lien/First Lien Intercreditor Agreement reasonably requested by the Required Noteholder Parties to be included in such other intercreditor agreement) or (z) another intercreditor agreement in form and substance reasonably satisfactory to the Issuer and the Required Noteholder Parties (but that, in any event, is subject to a superpriority waterfall on terms no less favorable to the Secured Parties than the terms of the Priority Waterfall).

“Permitted Redemption Indebtedness” means any secured or unsecured notes or loans issued or incurred by the Issuer or any Subsidiary Guarantor (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) 100% of the net cash proceeds of such Permitted Redemption Indebtedness are used to purchase, redeem or retire all or any portion of the First-Priority Senior Secured Notes; (b) substantially concurrently with the issuance or incurrence of such Permitted Redemption Indebtedness, the aggregate outstanding principal amount of the First-Priority Senior Secured Notes shall be reduced by an amount that is no less than the aggregate principal amount of such Permitted Redemption Indebtedness or, to the extent there is no such substantially concurrent reduction in the aggregate outstanding principal amount of the First-Priority Senior Secured Notes, 100% of the net cash proceeds of the Permitted Redemption Indebtedness are deposited into a deposit or escrow account pending the closing of the purchase, redemption or retirement of the First- Priority Senior Secured Notes; (c) the aggregate principal amount of such Permitted Redemption Indebtedness issued or incurred (without giving effect to any redemptions or repayments thereof, other than in respect of any Permitted Refinancing Indebtedness in respect thereof) at any time shall not exceed the Priority Indebtedness Cap at such time; (d) the maturity date of such Permitted Redemption Indebtedness is no earlier than, and is not subject to mandatory redemption or prepayment obligations prior to, the date that is six months after the Maturity Date (other than mandatory redemption or prepayment obligations that are not more favorable to the

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

holders of such Indebtedness than the mandatory redemption and prepayment obligations that are applicable to the Notes, and so long as such mandatory redemption and prepayment obligations in respect of the Notes are satisfied prior to application to such Indebtedness); (e) the other terms of such Permitted Redemption Indebtedness (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms) are substantially similar to, or not more restrictive to the Issuer and its Subsidiaries than, the terms applicable to the Notes (except for (1) covenants or other provisions applicable only to periods after the Maturity Date or (2) those that are otherwise reasonably acceptable to the Issuer and the Required Noteholder Parties (or, if more restrictive, the Note Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); (f) after giving pro forma effect to the issuance of such Permitted Redemption Indebtedness, the Cash Interest Expense of the Issuer and its Subsidiaries shall be less than the Cash Interest Expense of the Issuer and its Subsidiaries in effect immediately prior to the issuance of such Permitted Redemption Indebtedness; and (g) Permitted Redemption Indebtedness that is secured by Collateral (i) shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable, and (ii) shall rank junior in right of payment to the Notes pursuant to the Priority Waterfall or another super priority waterfall that is no less favorable to the Holders than the Priority Waterfall, as applicable.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) except with respect to Section 8.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the final maturity date of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness (excluding customary amortization) is greater than or equal to the lesser of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Notes then outstanding, (c) if the Indebtedness being Refinanced is subordinated in right of payment and/or in lien priority to the Note Obligations under this Indenture, such Permitted Refinancing Indebtedness shall be subordinated in right of payment and/or in lien priority, as applicable, to such Note Obligations on terms not materially less favorable to the Noteholder Parties as those contained in the documentation governing the Indebtedness being Refinanced (and, for the avoidance of doubt, to the extent the Indebtedness being Refinanced is subject to an intercreditor or subordination agreement, then such Permitted Refinancing Indebtedness (i) shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable, and (ii) with respect to Indebtedness that is subordinated in right of payment, shall rank junior in right of payment to the Notes pursuant to the Priority Waterfall or another super priority waterfall that is no less favorable to the Holders than the Priority Waterfall, as applicable, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced, (e) the other terms of such Permitted Refinancing Indebtedness (other than interest

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms) are substantially similar to, or not more restrictive to the Issuer and its Subsidiaries than, the terms applicable to the Notes (except for (1) covenants or other provisions applicable only to periods after the Maturity Date or (2) those that are otherwise reasonably acceptable to the Issuer and the Required Noteholder Parties (or, if more restrictive, the Note Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard) and (f) at the time of such Refinancing, no Default or Event of Default shall have occurred or be continuing.

“person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” means any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by Holdings, the Issuer, any Subsidiary or any ERISA Affiliate or to which Holdings, the Issuer, any Subsidiary or any ERISA Affiliate has or may have an obligation to contribute, and each such plan for the five-year period immediately following the latest date on which Holdings, the Issuer, any Subsidiary or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Platform” shall have the meaning assigned to such term in Section 7.04.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to stores which are classified as “pre-opening rent,” “pre-opening expenses” or “store-opening costs” (or any similar or equivalent caption).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pricing Grid” means the table set forth below:

Annualized EBITDA	Applicable Margin for Notes
Annualized EBITDA of the Issuer as of the last day of the most recently ended fiscal quarter is less than $65,000,000	10.50%
Annualized EBITDA of the Issuer as of the last day of the most recently ended fiscal quarter is greater than or equal to $65,000,000 but less than or equal to $155,000,000	9.50%
Annualized EBITDA of the Issuer as of the last day of the most recently ended fiscal quarter is greater than $155,000,000	8.50%

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

For the purposes of the Pricing Grid, changes in the Applicable Margin shall become effective on the date (the “Adjustment Date”) that is the first day of the month immediately following the date on which the relevant financial statements are delivered pursuant to Section 7.04 for each fiscal quarter beginning with the first fiscal quarter of the Issuer ending after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.04, then, until the date that is the first day of the month immediately following the date on which such financial statements are delivered, the highest pricing level shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered.

“primary obligor” has the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Issuer) or any similar release by the Federal Reserve Board (as determined by the Issuer).

“Priority Indebtedness Cap” means, at any time, $175,000,000 less the aggregate outstanding principal amount of any Notes (including any Additional Notes), Permitted Exchange Notes or Permitted Redemption Indebtedness issued or incurred at any time prior to the Maturity Date.

“Priority Secured Obligations” has the meaning assigned to such term in the First Lien/First Lien Intercreditor Agreement.

“Priority Waterfall” means the provisions of Section 2.01(a) of the First Lien/First Lien Intercreditor Agreement.

“Private Side Contacts” means the contacts listed on Schedule 16.01 hereto under “Private Side”, which may be updated from time to time by notice from the Required Noteholder Parties to the Issuer.

“Product” means any product, good, substance or material made, distributed, or sold by the Issuer or any Subsidiary.

“pro forma effect” means, as to any person, for any event that occurs subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to such event as if such event occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Projections” means projections and any forward-looking statements (including statements with respect to booked business) of the Issuer and the Subsidiaries furnished to the Purchasers by or on behalf of the Issuer or any of the Subsidiaries prior to the Closing Date.

“Public Company Compliance” means compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“Public Side Portal” means (i) any IntraLinks or other comparable password protected online data system or website that is accessible to the holders or prospective holders of the First-Priority Senior Secured Notes (or any Permitted Refinancing Indebtedness in respect thereof), or (ii) any publicly available website accessible without requiring a password (including the Issuer’s publicly available website or the EDGAR filing system of the SEC).

“Purchasers” means the parties identified as Purchasers on Schedule I of the Note Purchase Agreement.

“Qualified Equity Interests” means any Equity Interest other than Disqualified Stock.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Note Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Recall” has the meaning assigned to such term in Section 4.27(viii).

“Record Date” has the meaning set forth in Exhibit A hereto.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not LIBO Rate, the time determined by the Issuer in accordance with the Benchmark Replacement Conforming Changes.

“Refinance” has the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” has the meaning assigned to such term in Section 2.04(a).

“Registrar” has the meaning assigned to such term in Section 2.04(a).

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Regulation D” means Regulation D under the Securities Act, as such regulation may be amended, supplemented, replaced or otherwise modified from time to time.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” means, with respect to any Noteholder Party that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Noteholder Party, (b) an Affiliate of such Noteholder Party or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Noteholder Party.

“Related Parties” means, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Controlled or Controlling Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder as to which the PBGC has not waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event with respect to a Plan.

“Repurchase Offer” means an Asset Sale Offer or an ECF Offer.

“Repurchase Offer Payment Date” has the meaning assigned to such term in Section 3.02(c).

“Required Noteholder Parties” means, at any time, Noteholder Parties holding Notes that represent more than 50% of all Notes outstanding at such time.

“Required Percentage” means, with respect to an Applicable Period, 50%.

“Requirement of Law” means, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Responsible Officer” means any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Indenture, or any other duly authorized employee or signatory of such person.

“Restricted Payments” has the meaning assigned to such term in Section 8.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Issuer in good faith).

“S&P” means S&P Global Ratings.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 8.03.

“Sanctioned Country” means at any time, a country, region or territory that is, or whose government is, the target of any comprehensive Sanctions, including, as of the Closing Date, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” means at any time, any person with whom dealings are restricted or prohibited under Sanctions, including (i) any person listed in any Sanctions-related list of designated persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State), or equivalent lists maintained by the United Nations Security Council, the European Union or any EU member state, Her Majesty’s Treasury of the United Kingdom, Canada or any other relevant sanctions authority, (ii) any person located or organized in a Sanctioned Country or (iii) any person owned fifty (50) percent or more or controlled, directly or indirectly, by any such person described in clause (i) or (ii) of this definition.

“Sanctions” means sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC, the U.S. Department of State, or U.S. Department of Commerce, (ii) the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury of the United Kingdom or (iii) Canada (or any provincial government).

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Parties” means, collectively, the Trustee, the Collateral Agent, each Noteholder Party and each subagent appointed pursuant to Section 15.02 by the Trustee with respect to matters relating to the Note Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Account” has the meaning assigned to such term in the Uniform Commercial Code.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Mortgages, the Collateral Agreement, the Holdings Guarantee and Pledge Agreement, each Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement), each Account Control Agreement and each of the security agreements, pledge agreements and other instruments and documents executed and delivered at any time pursuant to any of the foregoing or pursuant to Section 7.10.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Special Flood Hazard Area” has the meaning assigned to such term in Section 7.02(c).

“Spot Rate” has the meaning assigned to such term in Section 1.04.

“Subagent” has the meaning assigned to such term in Section 15.02.

“subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless the context otherwise requires, a subsidiary of the Issuer.

“Subsidiary Guarantee Agreement” means the Subsidiary Guarantee Agreement (First Lien) dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, between each Subsidiary Guarantor and the Trustee.

“Subsidiary Guarantor” means (a) each Wholly Owned Subsidiary of the Issuer that is not an Excluded Subsidiary and (b) any other Subsidiary of the Issuer that may be designated by the Issuer (by way of delivering to the Trustee or the Collateral Agent, as applicable, a supplement to the Collateral Agreement and a supplement to the Subsidiary Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 7.10(d) as if it were newly acquired.

“Super Senior Secured Leverage Ratio” means, on any date, the ratio of (A) (i) the aggregate principal amount of the Notes outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Issuer and its Subsidiaries as of the last day of such Test Period in an aggregate amount not exceeding $18,750,000, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Tax Distributions” means distributions described in Section 8.06(b)(iii) and Section 8.06(b)(v).

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Termination Date” means the date on which the principal of and interest on each Note, all fees and all other expenses or amounts payable under any Note Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due).

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Issuer then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 7.04(a) or 7.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 7.04(a) or 7.04(b), the Test Period in effect shall be the four fiscal quarter period ended October 27, 2019.

“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Issuer or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Indenture and the other Note Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, the transactions to occur pursuant to the Note Documents, including (a) the execution, delivery and performance of the Note Documents, the creation of the Liens pursuant to the Security Documents, and the purchase and sale of the Initial Notes hereunder and the use of proceeds thereof; (b) the redemption in full of the Existing Super Priority Notes, and the termination and release of all obligations, security interests and commitments under, the Existing Indenture; and (c) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Treasury Rate” means, as of the applicable redemption date, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Issuer on the date five Business Days prior to the date of redemption, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term most nearly equal to the period from such redemption date to the second anniversary of the Closing Date. If the redemption is in connection with a satisfaction and discharge or defeasance of the Indenture, the applicable Treasury Rate shall be computed as of the date five Business Days prior to the date that funds are irrevocably deposited with the Trustee to pay the amounts related thereto, as set forth in this Indenture.

“Trust Officer” means any officer:

(1) within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Pension Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” means cash or cash equivalents of the Issuer or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Issuer or any of its Subsidiaries.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)), as amended.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“USDA” means the United States Department of Agriculture or its successor agency in the United States.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” means a Subsidiary of the Issuer that is a Wholly Owned Subsidiary of the Issuer.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, with respect to the Issuer and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

SECTION 1.02 Terms Generally. The definitions set forth or referred to in Sections 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Indenture unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Indenture to any Note Document or other agreement or document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. Except as otherwise expressly provided herein, any reference herein to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

SECTION 1.03 Effectuation of Transactions. Each of the representations and warranties of the Issuer contained in this Indenture (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.04 Exchange Rates; Currency Equivalents. Any amount specified in this Indenture or any of the other Note Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be reasonably determined by the Issuer at such time on the basis of the Spot Rate for the purchase of such currency with Dollars. The “Spot Rate” for a currency means the rate of exchange quoted by the Reuters Currencies Page (available at www.reuters.com/markets/currencies as of the Issue Date) for the applicable currency at 11:00 a.m. (New York time) on the date two Business Days prior to the date of such determination (or, in the event such rate does not appear on any Reuters Currencies Page, by reference to such other publicly available service for displaying exchange rates as the Issuer may determine to use in its reasonable discretion). No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VIII or clause (f) or (j) of Section 10.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

SECTION 1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.06 No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

SECTION 1.07 Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP applied on a consistent basis, applied in a manner consistent with that used in preparing the Historical Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Issuer and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

ARTICLE II.

THE NOTES

SECTION 2.01 Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Closing Date is $135,000,000.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

The Issuer may from time to time after the Closing Date issue up to $40,000,000 of Additional Notes under this Indenture, so long as such Additional Notes are issued to the Purchasers pursuant to the Note Purchase Agreement and in compliance with the other provisions of this Indenture. With respect to any Additional Notes issued after the Closing Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.01(f), 3.01(a), 3.02(b), 3.02(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) set forth or determined in the manner provided in an Officer’s Certificate prior to the issuance of such Additional Notes:

(A) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(B) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;

(C) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of persons other than the depositary for such Global Note or a nominee thereof; and

(D) a revised installments schedule.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by a Responsible Officer of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02 Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without interest coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

thereof; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of the Depository in denominations of less than $2,000.

SECTION 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Responsible Officer of the Issuer (i) the Initial Notes for original issue on the Closing Date in an aggregate principal amount of $135,000,000 and (ii) subject to the terms of this Indenture, the Additional Notes from time to time after the Closing Date in an aggregate principal amount not to exceed $40,000,000. Such written order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Closing Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Responsible Officer shall sign each of the Notes for the Issuer by manual or facsimile signature.

If a Responsible Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid nor shall it be entitled to any benefit under this Indenture until an authorized signatory of the Trustee signs the certificate of authentication on the Note by manual signature. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes on behalf of the Trustee by manual signature. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so by manual signature. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04 Registrar and Paying Agent.

(a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.07. The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 11.08.

SECTION 2.05 Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07 Transfer and Exchange.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, subject to Section 16.07, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all transfer taxes, assessments or other similar governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfer or exchange the Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 5 Business Days before a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date, but only to the extent such registration, transfer or exchange is not permitted by, or is administratively impractical in accordance with, the Applicable Procedures.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Subsidiary Guarantors, Holdings, the Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Subsidiary Guarantors, Holdings, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost or destroyed, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holders for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost or destroyed Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost or destroyed or Notes.

SECTION 2.09 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 16.04, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

SECTION 2.11 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 2.15(b) hereof. The Issuer shall notify the Trustee and the Holders in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.11. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee in writing of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.11 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.12 CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.13 Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 16.04 of this Indenture.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

SECTION 2.14 [Reserved].

SECTION 2.15 Interest.

(a) The Notes shall bear interest at the Adjusted LIBO Rate plus the Applicable Margin.

(b) Notwithstanding the foregoing, during the continuance of an Event of Default, at the option of the Required Noteholder Parties (and automatically upon an Event of Default under Sections 10.01(b), (c), (h) or (i)), the principal amount of all Notes outstanding and, to the extent permitted by applicable law, any interest payments on the Notes or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Note as provided in the preceding clauses of this Section 2.15; provided, that this clause (b) shall not apply to any Event of Default that has been waived by the Required Noteholder Parties pursuant to Section 13.01.

(c) Accrued interest on each Note shall be payable in arrears (i) on each Interest Payment Date for such Note or, if any such date is not a Business Day, on the next succeeding Business Day and (ii) on the Maturity Date; provided, that (A) interest accrued pursuant to clause (b) of this Section 2.15 shall be payable on demand and (B) in the event of any redemption of any Note, accrued interest on the principal amount redeemed shall be payable on the date of such redemption through, but excluding, the date of such redemption.

(d) All interest hereunder shall be computed on the basis of a year of 360 days and twelve-30 day months. The applicable interest rate (including, as applicable, the calculation of the Adjusted LIBO Rate, the LIBO Rate, the Prime Rate and the Applicable Margin, and the amount of any defaulted interest pursuant to Section 2.11) shall be determined by the Issuer, which shall promptly provide notice to each Holder of such determination in writing (with a copy to the Trustee), and unless the Required Noteholder Parties object by written notice to the Issuer not less than 5 Business Days prior to the applicable Interest Payment Date, such determination shall be conclusive absent manifest error. Receipt of such written notice of objection from the Required Noteholder Parties will not relieve the Issuer from its obligation to make the applicable payment as and when due.

(e) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Noteholder Party, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Noteholder Party in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Noteholder Party, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Noteholder Party on subsequent payment dates to the extent not exceeding the legal limitation.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

SECTION 2.16 [Reserved].

SECTION 2.17 Benchmark Replacement.

(a) Notwithstanding anything to the contrary herein or in any other Note Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Note Document in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement”, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Indenture. If the Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement”, such Benchmark Replacement will become effective at 5:00 p.m. on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Noteholders and the Trustee without any amendment to, or further action or consent of any other party to, this Indenture.

(b) In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Indenture; provided that the Issuer shall give the Holders at least fifteen (15) Business Days’ advance written notice (with a copy to the Trustee) of any pending Benchmark Replacement Conforming Changes and the proposed date of the implementation thereof (the “Implementation Date”), and if the Required Noteholder Parties notify the Issuer in writing prior to the Implementation Date that they object to such Benchmark Replacement Conforming Changes, such Benchmark Replacement Conforming Changes shall not take effect, and the Required Noteholder Parties acting reasonably and the Issuer shall endeavor to identify alternative Benchmark Replacement Conforming Changes, which alternate Benchmark Replacement Conforming Changes shall take effect in accordance with this Section 2.17(b).

(c) The Issuer will promptly notify in writing the Holders (with a copy to the Trustee) of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. If the Required Noteholder Parties notify the Issuer in writing that they object to any determination or calculation relating to the foregoing, the Required Noteholder Parties acting reasonably may make such determination or calculation.

(d) Any determination, decision or election that may be made by the Required Noteholder Parties pursuant to this Section 2.17 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e) Notwithstanding anything to the contrary herein or in any other Note Document, at any time and with respect to any Interest Period, if the Benchmark at such time is Term SOFR and Term SOFR for the applicable tenor is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Issuer, the Issuer may (i) modify the definition of “Interest Period” for all determinations of interest at or after such time to remove such unavailable tenor and (ii) if Term SOFR, as applicable, for the applicable tenor is displayed on such screen or information service after its removal pursuant to clause (i) above, modify the definition of “Interest Period” for all determinations of interest at or after such time to reinstate such previously removed tenor.

(f) Upon the Holders’ and the Trustee’s receipt of notice of the commencement of a Benchmark Unavailability Period, interest on the Notes shall accrue at the ABR plus the Applicable Margin. During any Benchmark Unavailability Period, the component of ABR based upon the LIBO Rate will not be used in any determination of ABR.

ARTICLE III.

REDEMPTION

SECTION 3.01 Amortization; Redemption of Notes.

(a) Subject to the other clauses of this Section 3.01:

(i) the Issuer shall issue a notice of redemption in accordance with Section 3.05 at least 10 days prior to the last day of each March, June, September and December of each year (commencing on the last day of the first March, June, September or December ending after the first full fiscal quarter of the Issuer ending after the Closing Date) or, if any such date is not a Business Day, on the next succeeding Business Day (each such date of redemption being referred to as a “Notes Installment Date”), to redeem the Notes at par in an aggregate principal amount of such Notes equal to an amount equal to 0.25% of the aggregate principal amount of such Notes outstanding immediately after the Closing Date (rounded down to the nearest $1,000); provided that the aggregate amount of Notes to be redeemed pursuant to this Section 3.01(a)(i) on each Notes Installment Date shall be set forth in an Officer’s Certificate delivered to the Trustee subject to the dates stated in Section 3.03, as may be supplemented or modified pursuant to Section 3.01(c) or Section 3.01(d); provided, further, that on and after any Additional Notes Issue Date, the quarterly redemption payments pursuant to this Section 3.01(a)(i) shall be equal to an amount equal to 0.25% of the aggregate principal amount of all Notes outstanding immediately after giving effect to such Additional Notes Issue Date (rounded down to the nearest $1,000);

(ii) to the extent not previously redeemed, outstanding Notes shall be due and payable on the Maturity Date.

(b) Repurchases of the Notes from:

(i) all Net Proceeds or Extraordinary Receipts pursuant to Section 3.02(b) and Excess Cash Flow pursuant to Section 3.02(c) shall be allocated to

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

the Notes pursuant to Section 3.01(c), with the application thereof to reduce in direct order amounts due on the succeeding Notes Installment Dates under such Notes as provided in the remaining scheduled amortization payments under such Notes, and

(ii) any optional redemptions of the Notes pursuant to Section 3.02(a) shall be applied to the remaining installments of the Notes as the Issuer may in each case direct.

(c) On each Additional Notes Issue Date, the Issuer shall deliver a revised installments schedule to the Holders (with a copy to the Trustee).

(d) On each redemption or repurchase date (other than a redemption pursuant to Section 3.01(a)), the Issuer shall deliver a revised installments schedule to the Holders (with a copy to the Trustee).

(e) All redemptions or repurchases of Notes shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.15(c) and (other than in connection with a redemption pursuant to Section 3.01(a)) the Issuer shall deliver to the Trustee an Officer’s Certificate that such redemption shall comply with the conditions contained in this Indenture and the Note.

(f) If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled (or if the Note is a Global Note, an adjustment shall be made to the “Schedule of Increases or Decreases in Global Note” attached thereto in accordance with the applicable procedures of the Depository).

(g) If the redemption date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the redemption date will be paid to the person in whose name a Note is registered at the close of business on such interest Record Date, and no additional interest will be payable to Holders who redeem their Notes.

(h) Notwithstanding anything to the contrary in this Indenture, other than in connection with a redemption of the full outstanding principal amount of the Notes, each redemption of the Notes shall be in an aggregate principal amount that is at least $2,000 and an integral multiple of $1,000 in excess thereof and if any provision of this Indenture would otherwise require the Issuer to redeem Notes in an aggregate principal amount that does not comply with the foregoing, the aggregate principal amount that the Issuer shall be required to redeem shall be rounded down to the nearest $1,000 integral.

SECTION 3.02 Voluntary and Mandatory Redemption and Repurchase of Notes.

(a) The Issuer shall have the right at any time and from time to time to redeem the Notes in whole or in part, without premium or penalty (except as otherwise provided in this Section 3.02(a), Section 3.02(b) or Section 3.02(e)), in an aggregate principal amount that is an integral multiple of $1,000 and not less than 2,000 or, if less, the amount outstanding, subject to prior notice in accordance with Section 3.05; provided that:

(i) in the event of any optional redemption of the Notes made pursuant to this Section 3.02(a) prior to the second anniversary of the Closing Date, the Issuer shall pay to the Paying Agent for the account of the applicable Holders with respect to the Notes the Applicable Premium as of the applicable redemption date;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(ii) in the event of any optional redemption of the Notes made pursuant to this Section 3.02(a) on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, the Issuer shall pay to the Paying Agent for the account of the applicable Holders with respect to the Notes a premium equal to 3.00% of the aggregate principal amount of the Notes so redeemed;

(iii) in the event of any optional redemption of the Notes made pursuant to this Section 3.02(a) on or after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, the Issuer shall pay to the Paying Agent for the account of the applicable Holders with respect to the Notes a premium equal to 1.00% of the aggregate principal amount of the Notes so redeemed; and

(iv) on or after the fourth anniversary of the Closing Date, no premium shall be due in respect of the redemption of any Notes.

(b) The Issuer shall apply all Net Proceeds and Extraordinary Receipts after the date of the realization or receipt by the Issuer or any Subsidiaries thereof to make an offer to repurchase the Notes for cash at par (an “Asset Sale Offer”) in accordance with the procedures set forth in Section 3.02(d); provided that, solely with respect to any repurchase of the Notes with Net Proceeds of the type specified in clause (a) of the definition of “Net Proceeds”:

(i) in the event of any repurchase of the Notes made pursuant to this Section 3.02(b) prior to the second anniversary of the Closing Date, the Issuer shall make an Asset Sale Offer at par plus a premium equal to 5.00% of the aggregate principal amount of the Notes so repurchased;

(ii) in the event of any repurchase of the Notes made pursuant to this Section 3.02(b) on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, the Issuer shall make an Asset Sale Offer at par plus a premium equal to 3.00% of the aggregate principal amount of the Notes so repurchased;

(iii) in the event of any repurchase of the Notes made pursuant to this Section 3.02(b) on or after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, the Issuer shall make an Asset Sale Offer at par plus a premium equal to 1.00% of the aggregate principal amount of the Notes so repurchased; and

(iv) on or after the fourth anniversary of the Closing Date, no premium above par shall be included in any Asset Sale Offer;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

provided, further, that no premium shall be due in respect of any Asset Sale Offer with Net Proceeds of the type specified in clause (a) of the definition of “Net Proceeds” unless such Net Proceeds shall exceed $5,000,000 in the aggregate after the Closing Date (and thereafter only Net Proceeds in excess of such amount shall be subject to the foregoing premiums); provided, further, that no Asset Sale Offer will be required to be made until the amount of Net Proceeds and/or Extraordinary Receipts required to be applied to repurchase the Notes pursuant to such offer is at least $1,000,000.

(c) Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 7.04(a) with respect to each Excess Cash Flow Period, the Issuer shall calculate Excess Cash Flow for such Excess Cash Flow Period and such calculation will be set forth in an Officer’s Certificate delivered to the Trustee setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount required to be applied to make an ECF Offer as provided below and the calculation thereof in reasonable detail. The Issuer shall apply an amount equal to (i) the Required Percentage of such Excess Cash Flow, (ii) plus any Carryover Amounts, minus (iii) the amount of any optional redemptions of Notes during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (iii), the amount of any optional redemptions of Notes after the end of such Excess Cash Flow Period but before the repurchase of Notes pursuant to an offer under this clause (c)) to make a an offer to purchase the Notes for cash at par (an “ECF Offer”) in accordance with the procedures set forth in Section 3.02(d); provided, that no ECF Offer will be required to be made unless the amount required to be applied to repurchase the Notes pursuant to such offer in accordance with this Section 3.02(c) is at least $2,000,000. Any amount not applied to make an ECF Offer pursuant to the proviso to the immediately preceding sentence will be “Carryover Amounts” until such amounts are applied to make an ECF Offer (and once so applied, including if such amounts become Declined Amounts following such ECF Offer, such amounts will cease to be Carryover Amounts).

(d) If the Issuer is required to make a Repurchase Offer pursuant to Section 3.02(b) or Section 3.02(c), as applicable, the Issuer will apply cash in the amount required to be applied pursuant to such Section to offer to repurchase the Notes at the applicable purchase price pursuant to such Section, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Repurchase Offer Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. Within five Business Day following (i) the realization or receipt of Net Proceeds or Extraordinary Receipts, in the case of an Asset Sale Offer, or (ii) delivery of the Officer’s Certificate setting forth the calculation of Excess Cash Flow, in the case of an ECF Offer, the Issuer will deliver a notice to each Holder (with a copy to the Trustee) stating:

(1) a Repurchase Offer is being made pursuant to Section 3.02(b) or 3.02(c) of this Indenture, as applicable;

(2) the purchase price and the purchase date, which shall be a date not less than 20 nor more than 30 Business Days from the date such notice is delivered to the Holders; provided that, at the Issuer’s option, the Issuer may provide for an early settlement date for Notes tendered on or prior to the 10th Business Day after the date of the notice, and a late settlement date for Notes tendered after the 10th Business Day after the date of the notice;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the applicable purchase price, all Notes accepted for payment pursuant to the Repurchase Offer will cease to accrue interest after the Repurchase Offer Payment Date;

(5) that Holders may rescind their tender at any time on or prior to the 20th Business Day following the date of the notice (or the 10th Business Day, if the Issuer has provided for an early settlement date); and

(6) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

On the Repurchase Offer Payment Date, the Issuer will, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Repurchase Offer; (ii) deposit with the Paying Agent an amount equal to the applicable aggregate purchase price (including accrued and unpaid interest on the Notes to be repurchased) in respect of all Notes or portions of Notes properly tendered; (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer and (iv) deliver a revised installments schedule to the Holders (with a copy to the Trustee). The Paying Agent will promptly deliver (but in any case not later than five days after the Repurchase Date) to each Holder of Notes properly tendered the applicable purchase price (including accrued and unpaid interest to the date of repurchase) for such Notes.

If at the end of the Repurchase Offer more Notes are tendered than the Issuer is required to purchase, selection of such Notes for purchase shall be made by the Issuer in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Issuer deems appropriate (and in such manner as complies with the requirements of the Depository, if applicable); provided that no Notes of a minimum $2,000 or less shall be purchased in part.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.02(d), the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.02(d) by virtue of such compliance.

(e) In the event of any mandatory redemption required to be made pursuant to clause (b) of the definition of “Net Proceeds”, or if the Notes are accelerated or otherwise

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

become due prior to their stated maturity pursuant to Section 10.01 following the occurrence of any Event of Default, in each case, prior to March 1, 2023, the Issuer shall pay to the Paying Agent for the account of the applicable Holders with respect to such Notes the prepayment premium specified in Section 3.02(a) applicable to such Notes on such date. It is understood and agreed that if, prior to March 1, 2023, the Obligations are accelerated or otherwise become due, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law) (a “Make-Whole Event”)), the prepayment premium that would have applied (the “Make-Whole Amount”) if, at the time of such acceleration, the Issuer had voluntarily redeemed, prepaid, refinanced, substituted or replaced any or all of the Notes as contemplated in Section 3.02(a) above, will also be due and payable on such date and such Make-Whole Amount shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Noteholders’ lost profits as a result thereof. Any Make-Whole Amount payable above shall be presumed to be the liquidated damages sustained by the Noteholders as the result of the early termination and the Issuer agrees that it is reasonable under the circumstances currently existing. The Make-Whole Amount shall also be payable in the event the Obligations (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means following the occurrence of a Make-Whole Event. THE ISSUER, HOLDINGS AND EACH SUBSIDIARY GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MAKE-WHOLE AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer, Holdings and each Subsidiary Guarantor expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Make-Whole Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Noteholders and the Issuer, Holdings and each Subsidiary Guarantor giving specific consideration in this transaction for such agreement to pay the Make-Whole Amount; and (D) the Issuer, Holdings and each Subsidiary Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Issuer, Holdings and Subsidiary Guarantors expressly acknowledges that its agreement to pay the Make-Whole Amount to the Noteholders as herein described is a material inducement to the Noteholders to purchase the Notes.

(f) In connection with any redemption or repurchase of Notes under this Indenture, the Holders must deliver to the Trustee their Notes and any certifications, notices and other documents and information as may be required by this Indenture and the Trustee.

SECTION 3.03 Notices to Trustee. In connection with any redemption of Notes, the Issuer shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 10 days but not more than 60 days before a redemption date (or in the case of any partial redemption, notice to the Trustee will be provided at least 15 days but not more than 60 days before a redemption date), except that notice may be

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given to the Trustee more than 60 days prior to the redemption date if the notice is given in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article XII or if the redemption date is delayed. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled if written notice from the Issuer of such cancellation is received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

SECTION 3.04 Selection of Notes to be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee at least 15 days but not more than 60 days before a redemption date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of a minimum of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05 Notice of Redemption.

(a) At least 10 days (or 15 days in the case of any partial redemption) but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed by first-class mail at its registered address, or otherwise deliver in accordance with the procedures of the Depository, a notice of redemption to each holder whose Notes are to be redeemed (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article XII or if the redemption date is delayed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to, but excluding, the redemption date (provided that in the case of any redemption pursuant to Section 3.02(a)(i), the redemption price may be stated as a formula so long as it includes sufficient detail to enable a holder to verify the calculation of such redemption price);

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(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;

(ix) if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived), provided, however, that for the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of the Depository, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption;

(x) at the Issuer’s option, that the payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person; and

(xi) the revised installments schedule.

Notice of any voluntary redemption upon any corporate transaction or other event (including any incurrence of Indebtedness, Change in Control or other transaction) may be given

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prior to the completion thereof. In addition, any voluntary redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. For the avoidance of doubt, if any voluntary redemption date shall be delayed as contemplated by this Section 3.05 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. To the extent that the voluntary redemption date will occur on a date other than the original redemption date set forth in the applicable notice of redemption, the Issuer shall notify the holders and the Trustee of the final redemption date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article III.

(b) Subject to Section 3.03 and Section 3.04, at the Issuer’s written request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall notify the Trustee of such request at least three Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of Section 3.05(a). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

SECTION 3.07 Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit, or cause to be deposited, with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus, accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08 Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

On the Closing Date and each Additional Notes Issue Date, the Issuer represents and warrants to each of the Noteholder Parties that:

SECTION 4.01 Organization; Powers. Each of Holdings, the Issuer and each of its Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own or lease its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Note Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Issuer, to issue the Notes hereunder.

SECTION 4.02 Authorization. The execution, delivery and performance by the Issuer and each of the Subsidiary Guarantors and, in the case of Section 4.02(a) and 4.02(b)(i)(B), Holdings, of each of the Note Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, the Issuer and such Subsidiary Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to Holdings, the Issuer or any such Subsidiary Guarantor, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings, the Issuer, or any such Subsidiary Guarantor, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Issuer or any such Subsidiary Guarantor or (D) any provision of any indenture, certificate of designation for Preferred Stock, agreement or other instrument to which the Issuer or any such Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for Preferred Stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to (x) any property or assets now owned or hereafter acquired by the Issuer or any such Subsidiary Guarantor, other than the Liens created by the Note Documents and Permitted Liens, or (y) any Equity Interests of the Issuer now owned or hereafter acquired by Holdings, other than Liens created by the Note Documents or Liens permitted by Article IX.

SECTION 4.03 Enforceability. This Indenture has been duly executed and delivered by Holdings and the Issuer and constitutes, and each other Note Document in effect on or prior to the date hereof and each other Note Document when executed and delivered by the Issuer and

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each Subsidiary Guarantor that is party thereto will constitute, a legal, valid and binding obligation of such Note Party enforceable against the Issuer and each such Subsidiary Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 4.04 Governmental Approvals. No action, consent, exemption or other action or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery, enforcement against or performance by each Note Document to which the Issuer or any Subsidiary Guarantor is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.04 and any other filings or registrations required by the Security Documents.

SECTION 4.05 Financial Statements. (a) The audited consolidated balance sheets and the consolidated statements of income, stockholders’ equity, and cash flows as of and for the fiscal years ended January 27, 2019, January 28, 2018 and January 29, 2017 for the Issuer and its consolidated subsidiaries, including the notes thereto (the “Historical Audited Financial Statements”), present fairly in all material respects the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and, except as set forth on Schedule 4.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; and (b) the unaudited consolidated balance sheet and the consolidated statements of income, stockholders’ equity and cash flows as of and for the fiscal quarters ended April 28, 2019, July 28, 2019 and October 27, 2019 for the Issuer and its consolidated subsidiaries, including the notes thereto, if applicable, present fairly in all material respects the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and, except as set forth on Schedule 4.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

SECTION 4.06 No Material Adverse Effect. Since the Closing Date, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 4.07 Title to Properties; Possession Under Leases.

(a) Each of the Issuer and the Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including any Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

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utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law. The Equity Interests of the Issuer owned by Holdings are free and clear of Liens, other than Liens permitted by Article IX.

(b) The Issuer and each of the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(c) As of the Closing Date, none of the Issuer and the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding or Casualty Event affecting all or any portion of any Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

(d) As of the Closing Date, none of the Issuer and its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 8.02 or 8.05 or as would not reasonably be expected to have a Material Adverse Effect.

(e) There is no Material Real Property owned by any Note Party as of the Closing Date.

SECTION 4.08 Subsidiaries.

(a) Schedule 4.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of the Issuer and, as to each such subsidiary, the percentage of each class of Equity Interests owned by the Issuer or by any such subsidiary.

(b) As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of the Issuer or any of the Subsidiaries, except as set forth on Schedule 4.08(b).

SECTION 4.09 Litigation; Compliance with Laws.

(a) There are no actions, suits, claims or disputes pending or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Issuer, threatened in writing against the Issuer or any of the Subsidiaries or any business, revenues, property or rights of any such person (A) that involve any Note Document or (B) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except (in the case of this clause (B) only) for any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed to the holders of the First-Priority Senior Secured Notes or

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in any of the Issuer’s public filings with the SEC, in each case, prior to the Closing Date or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any action, suit or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

(b) None of the Issuer, the Subsidiaries and their respective properties, revenues or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 4.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 4.10 Federal Reserve Regulations. Neither the purchase of any Note hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

SECTION 4.11 Investment Company Act. None of Holdings, the Issuer or the Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.12 Use of Proceeds. The Issuer will use the proceeds of the Notes solely for general corporate purposes (including for working capital and the consummation of the Transactions); provided, that, unless otherwise agreed in writing by the Required Noteholder Parties, no proceeds of any Notes shall be permitted to be used: (i) to repay, prepay or refinance any Indebtedness of the Issuer and its Subsidiaries to the extent such repayment or refinancing of such Indebtedness is not permitted under this Indenture, (ii) to redeem or repurchase the First- Priority Senior Secured Notes, (iii) to finance any Permitted Business Acquisitions or (iv) to make Investments under Section 8.04(k).

SECTION 4.13 Tax Returns. Except as set forth on Schedule 4.13:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer and each of the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer and each of the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 7.03 and for which the Issuer or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

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(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, as of the Closing Date, with respect to the Issuer and each of the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 4.14 No Material Misstatements.

(a) Each representation, warranty and statement of fact of any Note Party contained in any Note Document or in any other documents, certificates or written statements (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Issuer, the Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to the Trustee or the Purchasers in connection with the Transactions or the other transactions contemplated hereby, was true and correct in all material respects, as of the date such Information was furnished to the Required Noteholder Parties and as of the Closing Date and did not, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto prior to the Closing Date).

(b) The Projections, pro forma financial information and other forward looking information and information of a general economic nature prepared by or on behalf of the Issuer or any of its representatives and that have been made available to the Purchasers in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Issuer to be reasonable as of the date thereof and as of the date such Projections and information were furnished to the Purchasers (it being understood that such Projections, pro forma financial information and other forward looking information are as to future events and are not to be viewed as facts, such Projections, pro forma financial information and other forward looking information are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections, pro forma financial information and other forward looking information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized).

(c) As of the Closing Date, to the knowledge of the Issuer, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

SECTION 4.15 Employee Benefit Plans.

(a) Schedule 4.15 sets forth each material Plan as of the Closing Date. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

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meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification), (iii) no ERISA Event has occurred, (iv) there exists no Unfunded Pension Liability with respect to any Pension Plan, (v) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Holdings, the Issuer, any Subsidiary or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan or (vi) Holdings, the Issuer, any Subsidiary and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan.

(b) None of Holdings, the Issuer, any Subsidiary or any ERISA Affiliate maintains or contributes to, or has any obligation to contribute to, or has ever maintained or contributed to, or has ever had any obligation to contribute to, any “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (“Pension Plan”).

SECTION 4.16 Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Issuer or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Issuer’s knowledge, threatened which allege a violation or potential violation of or liability under any Environmental Laws, in each case relating to the Issuer or any of its Subsidiaries, (ii) each of the Issuer and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and has been for the past five (5) years, in compliance with the terms of such Environmental Permits and with all Environmental Laws, (iii) except as set forth on Schedule 4.16, no Hazardous Material is located at, on or under any property currently or, to the Issuer’s knowledge, formerly owned, operated or leased by the Issuer or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Issuer or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to require an environmental investigation or give rise to any cost, liability or obligation of the Issuer or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Issuer or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Trustee or the Purchasers prior to the Closing Date, (v) there has been no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Issuer or any of the Subsidiaries of any property currently or, to the Issuer’s knowledge, formerly owned or leased by the Issuer or any of the

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Subsidiaries that has not been made available to the Trustee or the Purchasers prior to the Closing Date and (vi) there are no facts, circumstances or conditions arising out of or relating to the operations of the Issuer or its Subsidiaries or any Real Property or facilities currently or previously owned or leased by the Issuer or any Subsidiary that would reasonably be expected to require environmental investigation, remedial activity or corrective action or cleanup or would reasonably be expected to result in the Issuer or any other Subsidiary incurring any liability pursuant to Environmental Law.

SECTION 4.17 Security Documents.

(a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties), in each case, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Note Parties in the Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(b) The Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Note Parties under the Collateral Agreement or any ancillary document thereunder in the material domestic Intellectual Property included in the Collateral (but, in the case of the United States registered copyrights included in the Collateral, only to the extent such United States registered copyrights are listed in such ancillary document filed with the United States Copyright Office) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Note Parties after the Closing Date).

(c) Mortgages, if any, executed and delivered after the Closing Date pursuant to Section 7.10 shall be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on all of the Note Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Note Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

SECTION 4.18 Location of Real Property. The Perfection Certificate lists correctly, in all material respects, as of the Closing Date all Material Real Property owned by the Issuer and the Subsidiary Guarantors and the addresses thereof. As of the Closing Date, the Issuer and the Subsidiary Guarantors own in fee all the Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.

SECTION 4.19 [Reserved].

SECTION 4.20 Labor Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Issuer and its Subsidiaries are and at all times during the last five (5) years have been in compliance with all applicable laws, contracts, policies, plans and programs relating to employment and employment practices; (ii) neither the Issuer nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or legally binding commitment to any labor union or employee organization or group in respect of or affecting employees; (iii) neither the Issuer nor any of its Subsidiaries is currently engaged in, or has any legal duty to engage in, any negotiation with any labor union or employee organization; (iv) there is no pending or, to the knowledge of the Issuer, threatened strike, labor dispute, complaint, grievance, or arbitration proceeding against the Issuer or any of its Subsidiaries regarding any alleged unfair labor practices within the meaning of the National Labor Relations Act; (v) the hours worked and payments made to employees of the Issuer and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (vi) all payments due from the Issuer or any of the Subsidiaries or for which any claim may be made against the Issuer or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Issuer or such Subsidiary to the extent required by GAAP.

SECTION 4.21 Insurance. Schedule 4.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Issuer or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

SECTION 4.22 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Indenture or any other Note Document.

SECTION 4.23 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 4.23, (a) the Issuer and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property_that are used or held for use in or are otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of the Issuer, the Issuer and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by the Issuer and its Subsidiaries is pending or, to the knowledge of the Issuer, threatened and (ii) to the knowledge of the Issuer, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

SECTION 4.24 Senior Debt; First Priority Obligations. The Note Obligations will constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Indebtedness of any Note Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Note Obligations. The Notes are and shall be deemed issued under Section 4.03(b)(i) of the First-Priority Senior Secured Notes Indenture, and shall be treated for all purposes thereunder as “Secured Bank Indebtedness” and “First-Priority Obligations” (in each case, as such term is defined in the First-Priority Senior Secured Notes Indenture) and the Note Documents shall constitute, collectively, the “Credit Agreement” and “Credit Agreement Documents” under and as defined in the First Lien/First Lien Intercreditor Agreement.

SECTION 4.25 USA PATRIOT Act; Sanctions; Anti-Terrorism and Anti-Corruption Laws.

(a) None of Issuer or Holdings nor any of their respective officers, directors, or to the knowledge of Issuer or Holdings, any of their brokers or agents (i) has violated any Anti-Terrorism Laws or Sanction, (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designed by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or “specified unlawful activities” under 18 U.S.C. §1956, (iii) is a person whose name appears on the list of Specially Designated Nationals and Sanctioned Persons published by OFAC (an “OFAC Listed Person”) or is otherwise a Sanctioned Person, (iv) is majority owned by or controlled by or acting on behalf of, directly or indirectly, (A) any OFAC Listed Person or (B) any other Sanctioned Person or Sanctioned Country, or (v) is otherwise blocked, the subject or target of Sanctions or engaged in any activity in violation of Sanctions or Anti-Terrorism Laws. Neither Issuer nor Holdings nor any Controlled Entity has been notified that its name appears on a list of persons that engage in investment or other commercial activities in Iran or any other Sanctioned Country. No part of the proceeds from the Notes made hereunder constitutes or will constitute funds obtained on behalf of any Sanctioned Person or in any Sanctioned Country or will otherwise be used by the Issuer, directly or indirectly, or lent, contributed or otherwise made available to any person (x) in connection with any investment in, or any transactions or dealings with, any Sanctioned Person or in any Sanctioned Country, (y) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country or (z) otherwise in any manner that would result in a material violation of Sanctions by any person (including any person participating in the Notes, whether as underwriter, advisor, investor or otherwise).

(b) None of Issuer or Holdings nor to Issuer’s or Holdings’ knowledge, their respective officers, directors, brokers or agents acting or benefiting in any capacity in connection with the Notes (i) deals in or otherwise engages, or has dealt or otherwise engaged, in any transaction related to, any property or interests in property blocked pursuant to any AntiTerrorism Law or Sanction, (ii) engages in or conspires to, or engaged or conspired to, engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanction, (iii) has been found in violation of, charged with, or convicted under any Anti-Terrorism Law, (iv) to Issuer’s or Holdings’ knowledge is under investigation by any Governmental Authority for possible violation of Anti-Terrorism Laws or any Sanctions, (v) has been assessed civil penalties under any Anti-Terrorism Laws or any Sanctions, or (vi) has had any of its funds seized or forfeited in an action under

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

any Anti-Terrorism Law or Sanction. The Issuer and Holdings have established policies, procedures and controls which are reasonably designed (and otherwise comply with applicable law) to ensure that each of the Issuer, Holdings, and each Controlled Entity, and each of their respective directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Anti-Terrorism Laws and Sanctions.

(c) Neither Issuer nor Holdings (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable Anti-Corruption Laws, (ii) to Issuer’s or Holdings’ knowledge is under investigation by any Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws. No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws. The Issuer, Holdings, and their respective directors, officers and employees and, to the knowledge of Issuer and Holdings, their agents are in compliance with all Anti-Corruption Laws, and the Issuer and Holdings have established policies, procedures and controls which are reasonably designed (and otherwise comply with applicable law) to ensure that Issuer, Holdings, and each Controlled Entity, and each of their respective directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

SECTION 4.26 [Reserved].

SECTION 4.27 Food Laws. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the operations of the Issuer and each Subsidiary are and have been in compliance in all material respects with all applicable Food Laws, including obtaining, maintaining and complying with all permits, licenses, or other approvals required by any Food Law; (ii) no written notice, request for information, order, complaint or penalty has been received by the Issuer or any of the Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Issuer’s knowledge, threatened which allege a violation of or liability under any Foods Laws, in each case relating to the Issuer or any of its Subsidiaries; (iii) the Issuer and each of the Subsidiaries’ recordkeeping practices comply in all material respects with the requirements of the Food Laws, including FDA regulations implementing the Public Health Security and Bioterrorism Preparedness and Response Act of 2002; (iv) the Issuer and each of the Subsidiaries have practices in place to ensure continuing compliance with the food safety and labeling requirements of applicable Food Laws, including, to the extent applicable to the Issuer and its Subsidiaries, requirements related to sanitary transportation, supplier verification, hazard analysis and critical control points, food safety plans, food defense, current good manufacturing practices, sanitation standard operating procedures, temperature control, environmental monitoring, and menu labeling; (v) to the knowledge of the Issuer, all of the Products of the Issuer and each of their Subsidiaries (a) have been processed in the presence of an inspector if and to the extent required by the USDA, (b) have been properly handled and stored and are properly manufactured, packaged and labeled and fit for human consumption or other intended use, (c) are not adulterated, misbranded or otherwise violative within the meaning of the United

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

States Federal Food, Drug, and Cosmetic Act as amended, any regulations promulgated thereunder, or under any other Food Laws, and (d) bear all required warning statements and allergen declarations; (vi) the Issuer and each of their Subsidiaries have, in a timely manner, filed with the FDA and each other applicable Governmental Authority all required reports, including reports involving serious injury related by a reasonable probability to the consumption of any Product; (vii) neither the Issuer nor any Subsidiary has received notice from the FDA or any other Governmental Authority, or has knowledge, that there are any circumstances existing which would be reasonably likely to lead to any enforcement action or loss of, or refusal to renew, any permit, license, or approval related to the making of or sale of any Product; and (viii) there is not currently, and has not been during the past three (3) years preceding the Closing Date, nor is there under consideration or investigation by the Issuer or any of the Subsidiaries, any seizure, withdrawal, recall, suspension or detention of any Product manufactured by the Issuer or any of the Subsidiaries (a “Recall”) nor, to the knowledge of the Issuer, is there any investigation or proceeding by the FDA, USDA, or any other Governmental Authority seeking any such Recall.

ARTICLE V.

[RESERVED]

ARTICLE VI.

[RESERVED]

ARTICLE VII.

AFFIRMATIVE COVENANTS

The Issuer covenants and agrees with each Noteholder Party that, until the Termination Date, unless the Required Noteholder Parties shall otherwise consent in writing, the Issuer will, and will cause each of the Subsidiaries to:

SECTION 7.01 Existence; Business and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and all rights and franchises, licenses and permits, except, in the case of a Subsidiary of the Issuer, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 8.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Issuer or a Wholly Owned Subsidiary of the Issuer in such liquidation or dissolution; provided, that Subsidiary Guarantors may not be liquidated into Subsidiaries that are not Note Parties (except as permitted under Section 8.05).

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations,

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Indenture).

SECTION 7.02 Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and consistent with past practice or industry practice, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Issuer and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b) Except as the Required Noteholder Parties may agree in their discretion, cause all such property and casualty insurance policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Required Noteholder Parties, deliver a certificate of an insurance broker to the Collateral Agent; cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Required Noteholder Parties of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.

(c) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Required Noteholder Parties.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(d) In connection with the covenants set forth in this Section 7.02, it is understood and agreed that:

(i) the Trustee, the Collateral Agent, the Noteholder Parties and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 7.02, it being understood that (A) the Note Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee, the Collateral Agent, the Noteholder Parties or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Issuer, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Trustee, the Collateral Agent, the Noteholder Parties and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 7.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Noteholder Parties that such insurance is adequate for the purposes of the business of Holdings, the Issuer and the Subsidiaries or the protection of their properties; and

(iii) the amount and type of insurance that the Issuer and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 7.02.

SECTION 7.03 Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Issuer or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 7.04 Financial Statements, Reports, etc. Furnish as provided below and deliver to the Trustee:

(a) within 105 days after the end of each fiscal year, a consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity showing the financial position of the Issuer and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Issuer of annual reports on Form 10-K of the Issuer and its consolidated Subsidiaries shall satisfy the requirements of this Section 7.04(a) to the extent such annual reports include the information specified herein), which information will be posted to the Public Side Portal;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity showing the financial position of the Issuer and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations, cash flows and stockholders’ equity shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity shall be certified by a Financial Officer of the Issuer on behalf of the Issuer as fairly presenting, in all material respects, the financial position and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Issuer of quarterly reports on Form 10-Q of the Issuer and its consolidated Subsidiaries shall satisfy the requirements of this Section 7.04(b) to the extent such quarterly reports include the information specified herein), which information will be posted to the Public Side Portal;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Issuer (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 7.04(c) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) certifying the Annualized EBITDA as of the last day of the most recently ended fiscal quarter and the resulting Applicable Margin (which Applicable Margin shall be effective from the date set forth in the definition of “Pricing Grid”), which certificate will be furnished to the Private Side Contacts concurrently with any delivery of such financial statements;

(d) not less than 10 or more than 30 days prior to March 1, 2023, the Issuer shall provide written notice to the Trustee as to whether or not it reasonably expects the Maturity Date will be March 1, 2023, and on March 1, 2023 will provide written notice to the Trustee specifying the Maturity Date (unless the Notes and all Obligations are paid on such date), which written notice will be furnished to the Private Side Contacts concurrent with the provision of such notice to the Trustee.

(e) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Required Noteholder Parties, other materials filed by Holdings, the Issuer or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (e) shall be deemed delivered for purposes of this Indenture when posted to the Public Side Portal;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(f) to the extent not satisfied by another section of this Section 7.04, the Issuer shall furnish to Noteholders and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act, which information will be posted to the Public Side Portal;

(g) upon the written request of the Required Noteholder Parties to the Issuer, not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (g) or Section 7.10(f) with a copy to the Trustee and the Collateral Agent, which Perfection Certificate will be furnished to the Private Side Contacts;

(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Issuer or any of the Subsidiaries, or compliance with the terms of any Note Document (including any information regarding the accounts subject to Section 7.14) as in each case the Required Noteholder Parties may reasonably request, which information will be furnished to the Private Side Contacts (or, if the Required Noteholder Parties request, provided separately pursuant to the instructions specified by the Required Noteholder Parties);;

(i) at a time determined by the Issuer after delivery of the financial statements required pursuant to Section 7.04(a) or 7.04(b) (but not later than 10 Business Days after such delivery), the Issuer shall cause appropriate Financial Officers or other officers with reasonably equivalent duties of the Issuer to participate in one conference call for the Noteholder Parties to discuss the financial condition and results of operations of the Issuer and its Subsidiaries for the most recently ended fiscal period and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform Noteholder Parties how they can obtain such information, including, without limitation, the applicable password or login information (if applicable); provided that to the extent the Issuer hosts a quarterly conference call for the holders of the First-Priority Senior Secured Notes (or any Permitted Refinancing Indebtedness in respect thereof), the Issuer shall provide reasonable advance notice and access information for such call to the Noteholder Parties, in which case the Issuer’s participation in such conference call shall satisfy the requirements of this Section 7.04(i);

(j) in the event that Holdings or any Parent Entity reports on a consolidated basis, such consolidated reporting at Holdings or such Parent Entity’s level in a manner consistent with that described in clauses (a), (b) and (c) of this Section 7.04 for the Issuer (together with a reconciliation showing the adjustments necessary to determine Annualized EBITDA) will satisfy the requirements of such paragraphs; and

(k) for avoidance of doubt, in addition to providing such information reports to the Trustee, the Issuer will provide the Noteholder Parties with access to the Public Side Portal.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Delivery of reports, information and documents to the Trustee pursuant to this Section 7.04, Section 7.05, Section 7.14, Section 7.16, Section 8.05 and Section 8.07 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

SECTION 7.05 Litigation and Other Notices. Furnish to the Private Side Contacts (with notice to the Trustee) written notice of the following promptly after any Responsible Officer of Holdings or the Issuer obtains actual knowledge thereof:

(a) of any condition or event that constitutes any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Issuer or any of the Subsidiaries which if adversely determined would reasonably be expected to have a Material Adverse Effect;

(c) any other event, development or change specific to Holdings, the Issuer or any of the Subsidiaries that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d) the occurrence of any change in the board of directors (or similar governing body) of Holdings or the Issuer.

SECTION 7.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including applicable Food Laws), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 7.06 shall not apply to Environmental Laws, which are the subject of Section 7.09, to laws related to Taxes, which are the subject of Section 7.03, or to Anti-Terrorism Laws, USA PATRIOT Act, Anti- Corruption Laws and Sanctions, which are the subject of Section 7.13.

SECTION 7.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Required Noteholder Parties or, upon the occurrence and during the continuance of an Event of Default, any Noteholder Party to visit and inspect the financial records and the properties of Holdings, the Issuer or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Issuer, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Required Noteholder Parties or, upon the occurrence and during the continuance of an Event of Default, any

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Noteholder Party upon reasonable prior notice to Holdings or the Issuer to discuss the affairs, finances and condition of Holdings, the Issuer or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Issuer has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.

SECTION 7.08 Use of Proceeds. Use the proceeds of the Notes issued hereunder in the manner contemplated by Section 4.12.

SECTION 7.09 Compliance with Environmental Laws. (i) Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, and (ii) in each case to the extent the Note Parties or their Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws, except, in each case with respect to this Section 7.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 7.10 Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that the Required Noteholder Parties may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Note Parties and provide to the Required Noteholder Parties, from time to time only upon reasonable request, evidence reasonably satisfactory to the Required Noteholder Parties as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Issuer and after 5 Business Days’ notice to the Holders) in an amount greater than $500,000 is acquired by the Issuer or any Subsidiary Guarantor after the Closing Date or owned by an entity at the time it becomes a Subsidiary Guarantor (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), the Issuer or such Subsidiary Guarantor, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Subsidiary Guarantors to take, such actions as shall be reasonably necessary or desirable to grant and perfect such Liens, including actions described in clause (a) of this Section 7.10, all at the expense of the Note Parties, subject to clause (g) below.

(c) (i) Grant and cause each of the Subsidiary Guarantors to grant to the Collateral Agent security interests in, and mortgages on, any Material Real Property of the Issuer

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

or such Subsidiary Guarantors, as applicable, to the extent acquired after the Closing Date, within 90 days after such acquisition (or such later date as the Required Noteholder Parties may agree in their discretion) pursuant to documentation substantially in the form of Exhibit E (with such changes as are reasonably consented to by the Required Noteholder Parties) to account for local law matters) or in such other form as is reasonably satisfactory to each of the Required Noteholder Parties and the Issuer, which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens and (ii) record or file, and cause each such Subsidiary Guarantor to record or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary Guarantor to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below. Unless otherwise waived by the Required Noteholder Parties, with respect to each such Mortgage, the Issuer shall cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.

(d) If any additional direct or indirect Subsidiary of the Issuer is formed or acquired after the Closing Date and if such Subsidiary is a Subsidiary Guarantor (with any Immaterial Subsidiary ceasing to be an Immaterial Subsidiary being deemed to constitute the acquisition of a Subsidiary), within 15 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Required Noteholder Parties may agree in the Required Noteholder Parties’ discretion), notify the Collateral Agent and Trustee thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Required Noteholder Parties may agree in the Required Noteholder Parties’ discretion (or, with respect to clauses (f), (g) and (h) of the definition of “Collateral and Guarantee Requirement”, within 90 days after such formation or acquisition or such longer period as set forth therein or as the Required Noteholder Parties may agree in the Required Noteholder Parties’ discretion), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Note Party, subject to clause (g) below.

(e) [Reserved].

(f) Furnish to the Collateral Agent and Trustee prompt written notice of any change (A) in any Note Party’s corporate or organization name, (B) in any Note Party’s identity or organizational structure, (C) in any Note Party’s organizational identification number, (D) in any Note Party’s jurisdiction of organization or (E) in the location of the chief executive office of any Note Party that is not a registered organization; provided, that the Issuer shall not effect or permit any such change unless all filings have been made, or will have been made within 30 days following such change (or such longer period as the Required Noteholder Parties may agree in the Required Noteholder Parties’ discretion), under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 7.10 and the other Note Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property, (ii) motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1) and commercial tort claims with a value of less than $2,500,000, (iii) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 8.09(c) and such restriction is binding on such assets on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 8.01(i))) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (iv) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Issuer and the Required Noteholder Parties, (v) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Issuer or any Guarantor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (vi) those assets as to which the Issuer and the Required Noteholder Parties reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (vii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (viii) pending “intent-to-use” trademark applications for which an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has not been filed with or accepted by the United States Trademark Office, (ix) other customary exclusions under applicable local law or in applicable local jurisdictions, (x) cash and Permitted Investments maintained in an Excluded Account, (xi) any Excluded Securities, (xii) any Third Party Funds, (xiii) any equipment or other asset that is subject to a Lien permitted by any of clauses (i) or (j) of Section 8.02 or is otherwise subject to a purchase money debt or a Capitalized Lease Obligation, in each case, as permitted by Section 8.01, if the contract or other agreement providing for such debt or Capitalized Lease Obligation prohibits or requires the consent of any person (other than the Issuer or any Guarantor) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted hereunder after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (xiv) all assets of Holdings other than Equity Interests in the Issuer directly held by Holdings and pledged pursuant to the Holdings Guarantee and Pledge Agreement and (xv) any other exceptions mutually agreed upon between the Issuer and the Required Noteholder Parties; provided, that the Issuer may in its sole discretion elect to exclude any property from the definition of Excluded Property. Notwithstanding anything herein to the contrary, (A) the Required Noteholder Parties may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Note Parties on such date) where they reasonably determine, in consultation with the Issuer that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Indenture or the other Note Documents, (B) other than to the extent required by Section 7.14, no control agreement or control, lockbox or similar arrangement shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (C) no landlord, mortgagee or bailee waivers shall be required, (D) no foreign-law governed security documents or perfection under foreign law shall be required, (E) no notice shall be required to be sent to account debtors or other contractual third parties, (F) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (G) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Issuer (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Required Noteholder Parties).

SECTION 7.11 [Reserved].

SECTION 7.12 Post-Closing. Take all necessary actions to satisfy the items described on Schedule 7.12 within the applicable period of time specified in such Schedule (or such longer period as the Required Noteholder Parties may agree in their reasonable discretion).

SECTION 7.13 Compliance with the USA PATRIOT Act, Anti-Terrorism Laws, Anti- Corruption Laws and Sanctions. Comply in all material respects with the USA PATRIOT Act and all applicable Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions. The Note Parties shall, and shall cause each of their Subsidiaries to, maintain in effect policies, procedures and controls reasonably designed to ensure compliance by the Note Parties, the Controlled Entities and their respective directors, officers, employees and agents with applicable Sanctions, Anti- Corruption Laws and Anti-Terrorism Laws. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 7.14 Cash Management Systems.

(a) Within 60 days after (x) the Closing Date or (y) in the case of any person that becomes a Subsidiary Guarantor after the Closing Date, the date such person becomes a Subsidiary Guarantor (in each case, or such longer period as the Required Noteholder Parties may agree in their reasonable discretion), the Issuer and each applicable Subsidiary Guarantor shall enter into Account Control Agreements with respect to all cash and Permitted Investments maintained in Deposit Accounts and Securities Accounts of the Issuer and each Subsidiary Guarantor, in each case, other than cash and Permitted Investments maintained in Excluded Accounts.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) At any time after the occurrence and during the continuance of a Control Triggering Event, the Collateral Agent shall have the right to deliver an Activation Notice (or similar term, as defined in each Account Control Agreement) with respect to each Controlled Account.

(c) The Issuer and Subsidiary Guarantors may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution subject to the applicable requirements of Section 7.14(a).

(d) So long as no Control Triggering Event has occurred and is continuing, the Issuer and Subsidiary Guarantors may direct the manner of disposition of funds in all Controlled Accounts.

(e) The Collateral Agent shall promptly (but in any event within one Business Day of obtaining knowledge thereof) (a) furnish written notice to each person with whom a Controlled Account is maintained of any termination of a Control Triggering Event or (b) take such other action and execute such other documents as may be reasonably requested by the Issuer or the applicable Subsidiary Guarantor in connection with any termination of a Control Triggering Event.

(f) The Issuer shall deliver (or cause to be delivered) to the Private Side Contacts (with a copy to the Trustee) a statement as of the close of business of the first Business Day of each calendar week evidencing the total cash balance held in the master concentration account of the Issuer at such time (to be provided on the next Business Day thereafter).

SECTION 7.15 Employee Benefit Plans. Maintain each material Plan in compliance with all applicable requirements of law and regulations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.16 ERISA-Related Information. The Issuer shall supply (or shall cause each of the Subsidiaries to supply) to the Private Side Contacts (with a copy to the Trustee) the following if such information relates to any event, development or change that has had, or would reasonably be expected to have, a Material Adverse Effect:

(a) promptly and in any event within 15 days after Holdings, the Issuer, any Subsidiary or any ERISA Affiliate files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of a Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B);

(b) promptly and in any event within 30 days after Holdings, the Issuer, any Subsidiary or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the Issuer describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Holdings, Issuer, Subsidiary or ERISA Affiliate from the PBGC or any other

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

governmental agency with respect thereto; provided that, in the case of ERISA Events under clause (b) of the definition thereof, the 30-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under clause (e) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event;

(c) promptly and in any event within 30 days after becoming aware that there has been (i) a material increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are deemed given, or from any prior notice, as applicable; (ii) the existence of any material Withdrawal Liability under Section 4201 of ERISA, if Holdings, the Issuer, any Subsidiary or any ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans, (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Holdings, the Issuer, any Subsidiary or any ERISA Affiliate, or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of Holdings, the Issuer, any Subsidiary or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Issuer;

(d) if, at any time after the Closing Date, Holdings, the Issuer, any Subsidiary or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Pension Plan or Multiemployer Plan which is not set forth in Schedule 4.15, then the Issuer shall deliver (or shall cause each of the Subsidiaries to deliver) to the Trustee an updated Schedule 4.15 as soon as practicable, and in any event within 10 days after Holdings, the Issuer, any Subsidiary or any ERISA Affiliate first maintains, or contributes to (or incurs an obligation to contribute to), thereto; and

(e) promptly following receipt thereof, copies of (i) any documents described in Section 101(k) of ERISA that Holdings, the Issuer, any Subsidiary or any ERISA Affiliate requests with respect to any Multiemployer Plan to which such Holdings, Issuer, Subsidiary or ERISA Affiliate is obligated to contribute and (ii) any notices described in Section 101(l) of ERISA that Holdings, the Issuer, any Subsidiary or any ERISA Affiliate requests with respect to any Multiemployer Plan to which such Holdings, Issuer, Subsidiary or ERISA Affiliate is obligated to contribute; provided that if such Holdings, Issuer, Subsidiary or ERISA Affiliate, as applicable, has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Required Noteholder Parties, such Holdings, Issuer, Subsidiary or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor, and the Issuer shall (or shall cause each of the Subsidiaries to) provide copies of such documents and notices promptly after receipt thereof.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

ARTICLE VIII.

NEGATIVE COVENANTS

The Issuer covenants and agrees with each Noteholder Party that, until the Termination Date, unless the Required Noteholder Parties shall otherwise consent in writing, the Issuer will not, and will not permit any of the Subsidiaries to:

SECTION 8.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing or committed on the Closing Date (provided, that any such Indebtedness that is not intercompany Indebtedness shall be set forth on Schedule 8.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Issuer or any Subsidiary);

(b) Indebtedness created hereunder (including any Additional Notes; provided such Additional Notes are issued to the Purchasers pursuant to the Note Purchase Agreement) and under the other Note Documents;

(c) Indebtedness of the Issuer or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Issuer or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business and consistent with past practice or industry practices;

(e) Indebtedness of the Issuer to Holdings or any Subsidiary Guarantor and of any Subsidiary Guarantor to Holdings, the Issuer or any other Subsidiary Guarantor;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business and consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and consistent with past practice or industry practices;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or other cash management services, in each case incurred in the ordinary course of business and consistent with past practice or industry practices;

(h) [Reserved];

(i) (x) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by the Issuer or any Subsidiary prior to or within 30 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Indenture in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 8.01(i)(x), together with any Permitted Refinancing

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Indebtedness in respect thereof, would not exceed $35,000,000 at any time outstanding (plus, in the case of any Permitted Refinancing Indebtedness, any Additional Refinancing Amount) and (y) any Permitted Refinancing Indebtedness in respect thereof;

(j) (i) Capitalized Lease Obligations and any other Indebtedness incurred by the Issuer or any Subsidiary arising from any Sale and Lease-Back Transaction that is permitted under Section 8.03 and any Permitted Refinancing Indebtedness in respect thereof and (ii) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending, in each case in connection with store leases;

(k) (x) other Indebtedness of the Issuer or any Subsidiary, in an aggregate principal amount that, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 8.01(k) and any Permitted Refinancing Indebtedness in respect thereof, would not exceed $50,000,000 (plus, in the case of any Permitted Refinancing Indebtedness, any Additional Refinancing Amount) and (y) any Permitted Refinancing Indebtedness in respect thereof;

(l) Indebtedness of the Issuer or any Subsidiary in an aggregate outstanding principal amount not greater than 100% of the net amount of cash proceeds received by the Issuer after the Closing Date from (x) the issuance or sale of its Qualified Equity Interests or (y) a contribution to its common equity with the net cash proceeds from the issuance and sale by Holdings or a Parent Entity of its Qualified Equity Interests or a contribution to its common equity (in each case of (x) and (y), other than proceeds from the sale of Equity Interests to, or contributions from, the Issuer or any of its Subsidiaries);

(m) Guarantees (i) by Holdings, the Issuer or any Subsidiary Guarantor of any Indebtedness of the Issuer or any Subsidiary Guarantor permitted to be incurred under this Indenture and (ii) by the Issuer or any Subsidiary Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Guarantor to the extent such Guarantees are permitted by Section 8.04 (other than Section 8.04(v)); provided that Guarantees by the Issuer or any Subsidiary Guarantor under this Section 8.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinate to the Note Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(n) Indebtedness arising from agreements of the Issuer or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary expressly permitted by this Indenture;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p) Indebtedness in respect of cash collateralized letters of credit in an aggregate face amount not to exceed $40,000,000;

(q) [Reserved];

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(r) [Reserved];

(s) [Reserved];

(t) [Reserved];

(u) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and consistent with past practice or industry practices and not in connection with the borrowing of money or any Hedging Agreements;

(v) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Issuer (or, to the extent such work is done for the Issuer or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business and consistent with past practice, excluding any management or comparable fees paid to any Permitted Holders and without duplication of any other amounts payable under Section 8.06;

(w) (i) Permitted Exchange Notes and any Permitted Refinancing Indebtedness incurred in respect thereof and (ii) Permitted Redemption Indebtedness and any Permitted Refinancing Indebtedness in respect thereof;

(x) obligations in respect of Cash Management Agreements;

(y) [Reserved];

(z) [Reserved];

(aa) Guarantees of Indebtedness under customer financing lines of credit entered into in the ordinary course of business and consistent with past practice;

(bb) [Reserved];

(cc) Indebtedness issued by the Issuer or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity to the extent permitted by Section 8.06;

(dd) Indebtedness consisting of obligations of the Issuer or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(ee) [Reserved];

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(ff) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and consistent with past practice or industry practice;

(gg) [Reserved];

(hh) Indebtedness, including in respect of the First-Priority Senior Secured Notes, in an aggregate principal amount outstanding pursuant to this Section 8.01(hh), together with any Permitted Refinancing Indebtedness in respect thereof, not to exceed $800,000,000 (plus, in the case of any Permitted Refinancing Indebtedness, the Additional Refinancing Amount); and

(ii) all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (hh) above or refinancings thereof.

For the avoidance of doubt, no Indebtedness of the Issuer shall have priority under the Priority Waterfall or another super priority waterfall with respect to Priority Secured Obligations except for (i) the Notes and (ii) Indebtedness incurred under Section 8.01(w), it being understood that the priority of any such Indebtedness incurred under Section 8.01(w) shall rank junior in right of payment to the Obligations pursuant to the Priority Waterfall or another super priority waterfall that is no less favorable to the Holders than the Priority Waterfall, as applicable.

SECTION 8.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Issuer or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Issuer and the Subsidiaries existing on the Closing Date and set forth on Schedule 8.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 8.01) and shall not subsequently apply to any other property or assets of the Issuer or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) any Lien created under the Note Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c) [Reserved];

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 7.03;

(e) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Subsidiary;

(i) Liens securing Indebtedness incurred under Section 8.01(i) or (j)(ii); provided, that such Liens do not apply to any property or assets of the Issuer or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby) or sold in the applicable Sale and Lease-Back Transaction, and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j) Liens arising out of Sale and Lease-Back Transactions permitted under Section 8.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(k) Liens securing judgments that do not constitute an Event of Default under Section 10.01(j);

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 7.10 or Schedule 7.12 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Indenture;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Issuer or any Subsidiary in the ordinary course of business;

(n) Liens in the ordinary course of business and consistent with past practice that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and consistent with past practice, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Subsidiary;

(o) Liens incurred in the ordinary course of business and consistent with past practice or industry practice (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(p) Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations permitted under Section 8.01(f), (k), (o) or (p) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and the proceeds and products thereof;

(q) Subject to compliance with Section 10.01(n), leases or subleases, non-exclusive licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business;

(r) Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and consistent with past practice or industry practice;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(s) Liens solely on any cash earnest money deposits made by the Issuer or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted to be made hereunder;

(t) Liens with respect to property or assets of any Subsidiary that is not a Note Party securing obligations of a Subsidiary that is not a Note Party permitted under Section 8.01;

(u) Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions to the extent the relevant Indebtedness is permitted to be incurred and discharged, redeemed or defeased, as applicable, hereunder;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) agreements to subordinate any interest of the Issuer or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business and consistent with past practice;

(x) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(y) [Reserved];

(z) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(aa) Liens on cash or Permitted Investments securing letters of credit permitted by Section 8.01(o) or (p); provided that such cash and Permitted Investments do not exceed 110% of the stated face amount of such letters of credit secured thereby;

(bb) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(dd) Liens securing Indebtedness or other obligation (i) of the Issuer or a Subsidiary Guarantor in favor of the Issuer or any Subsidiary Guarantor and (ii) of any Subsidiary that is not Note Party in favor of any Subsidiary that is not a Note Party; provided that, in the case of this clause (ii), such Liens are on property that does not constitute Collateral;

(ee) Liens on not more than $10,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(ff) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Issuer or any Subsidiary in the ordinary course of business and consistent with past practice or industry practices; provided, that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 8.01;

(gg) Liens on Collateral that are Junior Liens securing obligations in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such obligations, would not exceed $40,000,000;

(hh) [Reserved];

(ii) Liens on Collateral that are Other First Liens or Junior Liens, so long as such Other First Liens or Junior Liens secure Indebtedness permitted by Section 8.01(w) or (hh) subject to, in the case of Other First Liens that constitute Priority Secured Obligations, the last sentence of Section 8.01;

(jj) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Issuer or any of the Subsidiaries in the ordinary course of business;

(kk) Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 8.02; provided, however, that (v) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then such Liens on such Collateral being incurred under this clause (kk) shall also be Junior Liens, (w) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Other First Liens, then such Liens on such Collateral being incurred under this clause (kk) may also be Other First Liens or Junior Liens, (x) (other than Liens contemplated by the foregoing clauses (v) and (w)) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Note Party;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(ll) other Liens with respect to property or assets of the Issuer or any Subsidiary securing obligations in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of the obligations secured by such Liens, would not exceed $10,000,000; provided that the priority of any Liens on Collateral incurred under this Section 8.02(ll) shall constitute Junior Liens or shall rank junior in right of payment to the Notes pursuant to the Priority Waterfall or another super priority waterfall that is no less favorable to the Holders than the Priority Waterfall pursuant to a Permitted Junior Intercreditor Agreement or Permitted Pari Passu Intercreditor Agreement; and

(mm) Liens on property of, or on Equity Interests or Indebtedness of, any person existing at the time (A) such person becomes a Subsidiary of the Issuer or (B) such person or such property is acquired by the Issuer or any Subsidiary; provided, that (i) such Liens do not extend to any other assets of the Issuer or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property), (ii) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof); (iii) such Liens were not incurred in contemplation of such person becoming a Subsidiary; and (iv) such Liens secure Indebtedness otherwise permitted to be incurred under Section 8.01.

SECTION 8.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted with respect to (i) Excluded Property or (ii) any other property owned by the Issuer or any Subsidiary to the extent that aggregate Net Proceeds from all Sale and Lease-Back Transactions consummated prior to the Maturity Date does not exceed $2,000,000; provided, further, that with respect to any Sale and Lease-Back Transaction, (x) the Net Proceeds therefrom shall be used to redeem the Notes to the extent required by Section 3.02(b) and (y) with respect to any Sale and Lease-Back Transaction pursuant to clause (ii), the requirements of the last paragraph of Section 8.05 shall apply to such Sale and Lease-Back Transaction to the extent provided therein.

SECTION 8.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than in respect of intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Issuer and the Subsidiaries) or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a) the Transactions;

(b) (i) Investments by the Issuer or any Subsidiary Guarantor in the Equity Interests of the Issuer or any Subsidiary Guarantor; (ii) intercompany loans from the Issuer or

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

any Subsidiary Guarantor to the Issuer or any Subsidiary Guarantor; and (iii) Guarantees by the Issuer or any Subsidiary Guarantor of Indebtedness otherwise permitted hereunder of the Issuer or any Subsidiary Guarantor;

(c) Permitted Investments;

(d) Investments arising out of the receipt by the Issuer or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 8.05;

(e) loans and advances to officers, directors, employees or consultants of the Issuer or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $2,000,000, (ii) in respect of payroll payments and expenses in the ordinary course of business and consistent with past practice or industry practice and (iii) in connection with such person’s purchase of Equity Interests of Holdings (or any Parent Entity) solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and consistent with past practice or industry practices and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedging Agreements entered into for non-speculative purposes in the ordinary course of business;

(h) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 8.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date;

(i) Investments resulting from pledges and deposits under Sections 8.02(f), (g), (o), (r), (s), (aa), (ee) and (ll);

(j) [Reserved];

(k) Investments constituting Permitted Business Acquisitions;

(l) [Reserved];

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business and consistent with past practice or industry practices or Investments acquired by the Issuer or a Subsidiary as a result of a foreclosure by the Issuer or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(n) Investments of a Subsidiary acquired after the Closing Date or of a person merged into the Issuer or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 8.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 8.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o) acquisitions by the Issuer of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Issuer or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Issuer or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations, in each case to the extent permitted by Section 8.06(c);

(p) Guarantees by the Issuer or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Issuer or any Subsidiary in the ordinary course of business and consistent with past practice or industry practices;

(q) Investments to the extent that payment for such Investments is made with Equity Interests of the Issuer, Holdings or any Parent Entity;

(r) [Reserved];

(s) Investments consisting of Restricted Payments permitted under Section 8.06 (and without duplication of any baskets thereunder);

(t) Investments in the ordinary course of business and consistent with past practice or industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(u) [Reserved];

(v) Guarantees permitted under Section 8.01 (except to the extent such Guarantee is expressly subject to this Section 8.04);

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or such Subsidiary;

(x) Investments by the Issuer and its Subsidiaries, including loans to any direct or indirect parent of the Issuer, if the Issuer or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 8.06 and counted against the amount permitted under such clause for all purposes of this Indenture);

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(y) [Reserved];

(z) [Reserved];

(aa) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or non-exclusive licenses or leases of Intellectual Property in each case in the ordinary course of business and consistent with past practice and not constituting all or substantially all of the assets of another person; and

(bb) Investments received substantially contemporaneously in exchange for Equity Interests of the Issuer, Holdings or any Parent Entity.

SECTION 8.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 8.05 shall not prohibit:

(a) (i) the purchase and Disposition of inventory in the ordinary course of business by the Issuer or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Issuer or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Issuer), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Issuer or any Subsidiary or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Subsidiary with or into the Issuer in a transaction in which the Issuer is the survivor, (ii) the merger or consolidation of any Subsidiary with or into any Subsidiary Guarantor in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Guarantor and, in the case of each of clauses (i) and (ii), no person other than the Issuer or a Subsidiary Guarantor receives any consideration (unless otherwise permitted by Section 8.04), (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Guarantor with or into any other Subsidiary that is not a Subsidiary Guarantor, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Issuer determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Issuer and is not materially disadvantageous to the Noteholder Parties, (v) any Subsidiary may merge or consolidate with any other person (other than the Issuer) in order to effect an Investment permitted pursuant to Section 8.04 so long as the continuing or surviving person shall be a Subsidiary Guarantor (unless otherwise permitted by Section 8.04), which shall be a Note Party if the merging or consolidating Subsidiary was a Note Party (unless otherwise permitted by Section 8.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 7.10 or (vi) any Subsidiary may merge or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 8.05;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c) Dispositions to the Issuer or a Subsidiary Guarantor (upon voluntary liquidation or otherwise);

(d) so long as no Event of Default exists or would result therefrom, Sale and Lease-Back Transactions permitted by Section 8.03; provided that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, such Capitalized Lease Obligation is permitted by Section 8.01 and any Lien made the subject of such Capitalized Lease Obligation is permitted by Section 8.02;

(e) Investments permitted by Section 8.04, Permitted Liens, and Restricted Payments permitted by Section 8.06;

(f) Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) other Dispositions of assets to a person that is not an Affiliate of any Note Party; provided, that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) the requirements of the last paragraph of this Section 8.05 shall apply to such Disposition and (iii) the Net Proceeds thereof, if any, are applied in accordance with Section 3.02(b);

(h) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving the Issuer, the Issuer is the surviving entity;

(i) leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business and consistent with past practice or industry practices;

(j) Dispositions of inventory or Dispositions or abandonment of Intellectual Property of the Issuer and its Subsidiaries determined in good faith by the management of the Issuer to be no longer useful or necessary in the operation of the business of the Issuer or any of the Subsidiaries;

(k) [Reserved];

(l) [Reserved];

(m) [Reserved];

(n) to the extent constituting an Asset Sale, any termination, settlement or extinguishment of Hedging Agreements.

Notwithstanding anything to the contrary contained in Section 8.05 above, no Disposition of assets under Section 8.05(g) or, solely with respect to Sale and Lease-Back

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Transactions referred to in clause (ii) of Section 8.03, under Section 8.05(d), shall be permitted unless (i) such Disposition is for fair market value (as determined in good faith by the Issuer), or if not for fair market value, the shortfall is permitted as an Investment under Section 8.04, and (ii) at least 75% of the proceeds of such Disposition (except to Note Parties) consist of cash or Permitted Investments.

SECTION 8.06 Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Issuer’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:

(a) Restricted Payments may be made to the Issuer or any Wholly Owned Subsidiary of the Issuer;

(b) Restricted Payments may be made in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) [reserved], (iii) franchise and similar taxes and other fees and expenses in connection with the maintenance of its (or any Parent Entity’s) existence and its (or any Parent Entity’s indirect) ownership of the Issuer, (iv) payments permitted by Section 8.07(b) (other than Section 8.07(b)(vii)), (v) in respect of any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or non-U.S. tax purposes of which a direct or indirect parent of the Issuer is the common parent, or for which the Issuer is a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of the Issuer in an amount not to exceed the amount of any U.S. federal, state, local or non-U.S. taxes that the Issuer and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Issuer and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (vi) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided, that in the case of subclauses (i) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such subclauses (i) and (iii) that are allocable to the Issuer and its Subsidiaries (which (x) shall be 100% at any time that, as the case may be, (1) Holdings owns no material assets other than the Equity Interests in the Issuer and assets incidental to such equity ownership or (2) any Parent Entity owns directly or indirectly no material assets other than Equity Interests in Holdings and any other Parent Entity and assets incidental to such equity ownership and (y) in all other cases shall be as determined in good faith by the Issuer);

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c) Restricted Payments may be made to Holdings, the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity, Holdings, the Issuer or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any fiscal year $2,000,000 (plus (x) the amount of net proceeds contributed to the Issuer that were (x) received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity to directors, consultants, officers or employees of Holdings, any Parent Entity, the Issuer or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Subsidiary from members of management of Holdings, any Parent Entity, the Issuer or its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 8.06;

(d) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) [Reserved];

(f) [Reserved];

(g) Restricted Payments may be made to pay, or to allow Holdings or any Parent Entity to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h) [Reserved]; and

(i) Restricted Payments may be made to Holdings or any Parent Entity to finance any Investment that if made by the Issuer or any Subsidiary directly would be permitted to be made pursuant to Section 8.04; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 8.05) of the person formed or acquired into the Issuer or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 7.10.

SECTION 8.07 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(other than the Issuer, Holdings, and the Subsidiary Guarantors or any person that becomes a Subsidiary Guarantor as a result of such transaction), unless such transaction is upon terms that are substantially no less favorable to the Issuer or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Issuer or such Subsidiary in good faith.

(b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Indenture,

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings (or any Parent Entity) or of the Issuer,

(ii) loans or advances to employees or consultants of Holdings (or any Parent Entity), the Issuer or any of the Subsidiaries in accordance with Section 8.04(e),

(iii) transactions among the Issuer or any Subsidiary Guarantor or any entity that becomes a Subsidiary Guarantor as a result of such transaction (including via merger, consolidation or amalgamation in which the Issuer or a Subsidiary Guarantor is the surviving entity),

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Issuer and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Issuer and its Subsidiaries (which (x) shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Issuer, Holdings or any Parent Entity and assets incidental to the ownership of the Issuer and its Subsidiaries and (y) in all other cases shall be as determined in good faith by management of the Issuer)),

(v) subject to the limitations set forth in Section 8.07(b)(xiv), if applicable, the Transactions and permitted transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 8.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Noteholder Parties when taken as a whole in any material respect (as determined by the Issuer in good faith),

(vi) (A) any employment agreements entered into by the Issuer or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(vii) Restricted Payments permitted under Section 8.06, including payments to Holdings (and any Parent Entity), and Investments permitted under Section 8.04,

(viii) any purchase by Holdings of the Equity Interests of the Issuer; provided, that any Equity Interests of the Issuer purchased by Holdings shall be pledged to the Collateral Agent (and deliver the relevant certificates or other instruments (if any) representing such Equity Interests to the Collateral Agent) on behalf of the Noteholder Parties to the extent required by the Holdings Guarantee and Pledge Agreement,

(ix) [Reserved],

(x) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business and consistent with past practice or industry practice,

(xi) any transaction in respect of which the Issuer delivers to the Trustee a letter addressed to the Board of Directors of the Issuer from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Issuer qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Issuer or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Issuer or such Subsidiary, as applicable, from a financial point of view,

(xii) [Reserved],

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business and consistent with past practice,

(xiv) so long as (x) no Default or Event of Default shall have occurred and be continuing and (y) the Super Senior Secured Leverage Ratio is less than or equal to 3.00 to 1.00 on a pro forma basis, any agreement to pay, and the payment of, monitoring, consulting, management, transaction, advisory or similar fees payable to the Co-Investors (A) in an aggregate amount in any fiscal year not to exceed $2,000,000 for any such fiscal year, plus reasonable out of pocket costs and expenses in connection therewith in any fiscal year and unpaid amounts for any prior periods from and including the fiscal year in which the Closing Date occurs; plus (2) any deferred, accrued or other fees in respect of any fiscal years from and including the fiscal year in which the Closing Date occurs (to the extent such fees in the aggregate do not exceed the amounts described in clause (A)(1) above in respect of such fiscal years), plus (B) 1% of the value of transactions with respect to which the Co-Investors provide any transaction, advisory or other services (including in connection with the Transactions) plus (C) the present value of all future amounts payable pursuant to any agreement referred to in clause (A)(1) above in connection with the termination of such agreement with the Co-Investors; provided, that if any such payment pursuant to clause (C) is not permitted to be paid as a result of a Default or Event of Default or the failure of the Issuer to be in pro forma

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

compliance with clause (y) above, such payment shall accrue and may be payable when no Default or Events of Default are continuing to the extent that no further Default or Event of Default would result therefrom or the Issuer shall be in pro forma compliance with clause (y) above, as applicable,

(xv) the issuance, sale or transfer of Equity Interests of the Issuer or any Subsidiary to Holdings (or any Parent Entity) and capital contributions by Holdings (or any Parent Entity) to the Issuer or any Subsidiary,

(xvi) [Reserved],

(xvii) payments by Holdings (and any Parent Entity), the Issuer and the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice) that complies with clause (v) of Section 8.06(b),

(xviii) [Reserved],

(xix) so long as no Default or Event of Default shall have occurred and be continuing, payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of Holdings (or any Parent Entity) or the Issuer in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Indenture, in an aggregate amount not to exceed $1,000,000 at any time outstanding,

(xx) transactions with customers, clients or suppliers, or purchasers or sellers of goods and services, in each case, in the ordinary course of business or otherwise in compliance with the terms of this Indenture on terms substantially as favorable to the Issuer or such Subsidiary as would be obtainable by the Issuer or such Subsidiary at the time in a comparable arm’s-length transaction with a person other than an Affiliate,

(xxi) transactions between the Issuer or any of the Subsidiaries and any person, a director of which is also a director of the Issuer or any direct or indirect parent company of the Issuer; provided, however, that (A) such director abstains from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Issuer for any reason other than such director’s acting in such capacity,

(xxii) transactions permitted by, and complying with, the provisions of Section 8.05, and

(xxiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Issuer) for the purpose of improving the consolidated tax efficiency of the Issuer and the Subsidiaries which do not circumvent any covenant set forth herein.

SECTION 8.08 Business of the Issuer and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any material business or business activity materially different from any business or business activity conducted by any of them on the Closing Date.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

SECTION 8.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Noteholder Parties (as reasonably determined by the Issuer and the Required Noteholder Parties), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Noteholder Parties (as reasonably determined by the Issuer and the Required Noteholder Parties)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Issuer or any Subsidiary.

(b) (i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, except for:

(A) Permitted Refinancings expressly permitted under Section 8.01;

(B) payments of regularly-scheduled interest and fees due thereunder, other scheduled or required non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Indenture is then in effect, principal on the scheduled maturity date of any Junior Financing (or, except in the case of the First-Priority Senior Secured Notes, within twelve months thereof; provided that principal in respect of the First-Priority Senior Secured Notes may be prepaid, redeemed and/or repurchased during such twelve month period prior to the stated maturity thereof (but not prior to the date that is twelve months prior to the stated maturity date thereof) solely to the extent the payment, redemption and/or repurchase thereof is made in reliance on the ECF Builder Basket Amount);

(C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Issuer by Holdings from the issuance, sale or exchange by Holdings (or any Parent Entity) of Equity Interests that are not Disqualified Stock made within eighteen months prior thereto; provided that such payments or distributions are accompanied by permanent reductions of any commitments, if any, with respect to such Junior Financing to the extent of such payment or distribution, to the extent applicable;

(D) the conversion of any Junior Financing to Equity Interests of the Issuer, Holdings or any Parent Entity; provided that such conversion is accompanied by permanent reductions of any commitments, if any, with respect to such Junior Financing to the extent of such conversion, to the extent applicable; and

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(E) payments or distributions in respect of any Junior Financing made with any Declined Amounts (other than Declined Amounts with respect to an ECF Offer); or

(ii) (x) Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Noteholder Parties and that do not affect the lien subordination or payment subordination provisions thereof (if any) in a manner adverse to the Noteholder Parties or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness” or (y) amend or modify, or permit the amendment or modification of, the First-Priority Senior Secured Notes Indenture, or any agreement, document or instrument evidencing or relating thereto (including, for the avoidance of doubt, the First Lien/First Lien Intercreditor Agreement), if such amendment or modification affects the lien subordination or payment subordination provisions thereof (if any) in a manner adverse to the Noteholder Parties;

provided that, for the avoidance of doubt, the foregoing shall not prohibit the incurrence of Permitted Exchange Notes or Permitted Redemption Indebtedness to the extent otherwise permitted by Section 8.01(w) and the exchange and/or purchase, redemption or retirement of First-Priority Senior Secured Notes in connection therewith.

(c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Issuer or such Subsidiary that is a Note Party pursuant to the Security Documents, in each case other than those arising under any Note Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the Closing Date, including under Indebtedness existing on the Closing Date and set forth on Schedule 8.01, the First-Priority Senior Secured Note Documents, any agreements related to any Permitted Exchange Notes or Permitted Redemption Indebtedness or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Issuer);

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D) [Reserved];

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(E) [Reserved];

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 8.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive than the restrictions contained in this Indenture or are market terms at the time of issuance (as determined by the Required Noteholder Parties);

(G) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business and consistent with past practice or industry practice;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business and consistent with past practice or industry practice;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 8.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien (including any secured Indebtedness), so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific property or assets subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 8.09;

(L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Issuer has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Issuer and its Subsidiaries to meet their ongoing obligations;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) [Reserved];

(O) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(Q) [Reserved]; and

(R) any encumbrances or restrictions of the type referred to in Section 8.09(c)(i) and 8.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

SECTION 8.10 Fiscal Year. In the case of the Issuer or any Subsidiary, permit any change to its fiscal year without the prior written consent of the Required Noteholder Parties, in which case, the Issuer and the Required Noteholder Parties will, and are hereby authorized by the Noteholder Parties to, make any adjustments to this Indenture that are necessary to reflect such change in fiscal year.

SECTION 8.11 Financial Covenant. Permit the Unrestricted Cash and unrestricted Permitted Investments of the Issuer and its Subsidiaries as of the end of any day to be less than $7,500,000 in the aggregate; provided that, for purposes of determining compliance with this Section 8.11, to the extent any Additional Notes are issued during any fiscal quarter, the Net Proceeds of such Additional Notes shall not be included in such calculation for any day in such fiscal quarter.

SECTION 8.12 Compliance with ERISA. Cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of Holdings, the Issuer or any Subsidiary with respect to any Pension Plan or Multiemployer Plan or (b) any other ERISA Event, that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.13 Compliance with Anti-Terrorism and Anti-Corruption Laws and Sanctions. No Note Party shall:

(a) (i) violate any Anti-Terrorism Laws or Anti-Corruption Laws, (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or “specified unlawful activities” under 18 U.S.C. §1956, (iii) become (including by virtue of being majority owned by or controlled by a Sanctioned Person), own or control a Sanctioned Person or any other Sanctioned Person or (iv) knowingly permit any of their respective Affiliates to violate these laws or engage in these actions.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) use, directly or indirectly, the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any person, (x) to fund any activities or business of or with any Sanctioned Person or Sanctioned Country in violation of Sanctions, or (y) in any other manner that would result in a violation of Sanctions or any Anti-Terrorism Laws or Anti- Corruption Laws by any person (including any person participating in the Notes, whether as underwriter, advisor, investor, or otherwise).

(c) (i) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or Sanctions, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions or (iii) knowingly permit any of their respective Affiliates to do any of the foregoing.

SECTION 8.14 Negative Pledge. Neither Holdings nor the Issuer shall, nor shall they permit any Subsidiary to, create or permit to subsist any Lien over any of its assets, including without limitation, any Leasehold Property of the Note Parties, other than the Liens permitted by Section 8.02.

ARTICLE IX.

HOLDINGS NEGATIVE COVENANTS

Holdings hereby covenants and agrees with the Trustee and each Noteholder Party that, from and after the Closing Date and until the Termination Date, unless the Required Noteholder Parties shall otherwise in their sole discretion consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien other than (i) Liens created under the Note Documents and (ii) Liens not prohibited by Section 8.02 on any of the Equity Interests issued by the Issuer held by Holdings, (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Default has occurred and is continuing or would result therefrom, Holdings may merge with any other person (and if it is not the survivor of such merger, the survivor shall assume Holdings’ obligations, as applicable, under the Note Documents) and (c) Holdings shall not (x) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) activities relating to the preservation of its legal existence, (ii) activities relating to its ownership of the Equity Interests of the Issuer and its Subsidiaries, (iii) activities relating to the performance of obligations under the Note Documents, (iv) the making of Restricted Payments not prohibited by Section 8.06, (v) the receipt of Restricted Payments permitted to be made to Holdings under Section 8.06 and (vi) activities related to the Transactions or (y) take any action that will prevent or terminate its ownership of the Equity Interests of the Issuer and its Subsidiaries.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

ARTICLE X.

DEFAULTS AND REMEDIES

SECTION 10.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by the Issuer or any Subsidiary herein or in any other Note Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect (without duplication of any materiality qualifier therein) when so made or deemed made;

(b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Note or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Issuer of any covenant, condition or agreement contained in, Section 7.01(a), 7.05(a), 7.08 or 7.14(f) or in Article VIII and, in the case of a default in the due performance or observance by the Issuer of the covenant contained in (i) Section 7.14(f), such default shall continue unremedied for a period of 3 Business Days and (ii) Section 8.11, such default shall continue unremedied for a period of 5 Business Days after the Issuer is required to deliver the statement to the Trustee required pursuant to Section 7.14(f);

(e) default shall be made in the due observance or performance by Holdings of Article IX or by the Issuer or any of the Subsidiary Guarantors of any covenant, condition or agreement contained in any Note Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) any Responsible Officer of a Noteholder Party shall become aware of such default and (ii) notice thereof from the Trustee to the Issuer;

(f) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; or (ii) the Issuer or any Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Issuer or any of the Subsidiaries, or of a substantial part of the property or assets of Holdings, the Issuer or any Subsidiary, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Issuer or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, the Issuer or any of the Subsidiaries or (iii) the winding-up or liquidation of Holdings, the Issuer or any Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(i) Holdings, the Issuer or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Issuer or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, the Issuer or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Issuer or any Subsidiary to pay one or more final judgments aggregating in excess of $5,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Issuer or any Subsidiary to enforce any such judgment;

(k) (i) one or more ERISA Events shall have occurred, or (ii) there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability); or (iii) there is or arises any potential Withdrawal Liability if Holdings, the Issuer, any Subsidiary or any ERISA Affiliate were to withdraw completely from one or more Multiemployer Plans; and the liability of Holdings, the Issuer, any Subsidiary and any ERISA Affiliates contemplated by the foregoing clauses (i), (ii) and (iii), either individually or in the aggregate, has had, or would be reasonably expected to have, a Material Adverse Effect; or

(l) any Note Document shall for any reason be asserted in writing by Holdings, the Issuer or any Subsidiary not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Issuer or any other Note Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Indenture or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, (iii) (A) any of the Obligations of the Note Parties under the Note Documents for any reason shall cease to be, or shall be asserted in writing by the Issuer or any other Note Party not to be, “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing documentation or (B) the subordination provisions set forth in any Junior Financing documentation shall, in whole or in part, cease to be, or shall be asserted in writing by the Issuer or any other Note Party not to be, effective or legally valid, binding and enforceable against the holders of any Junior Financing, if applicable or (iv) a material portion

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

of the Guarantees pursuant to the Security Documents by Holdings or the Subsidiary Guarantors guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 10.01(l) if the Note Parties cooperate with the Collateral Agent to replace and perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

(m) any provisions of the First Lien/First Lien Intercreditor Agreement or any agreement or instrument governing any Indebtedness thereunder shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Obligations or the Liens securing the Obligations, for any reason, shall not have the priority contemplated by this Indenture or the First Lien/First Lien Intercreditor Agreement; or

(n) the Note Parties shall determine, whether by vote of the Note Parties’ Board of Directors or otherwise, to suspend the operation of more than 50% of the Note Parties’ stores, liquidate, or enter into leases, subleases, non-exclusive licenses or sublicenses pursuant to Section 8.02(q) constituting more than 50% of the Note Parties’ assets or store locations, and/or employ an agent or other third party to conduct any store closing, store liquidation of “going out of business” sales for more than 50% of the Note Parties’ stores.

then, and in every such event (other than an event with respect to the Issuer described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Trustee, at the written request of the Required Noteholder Parties, shall, by notice to the Issuer, take any or all of the following actions, at the same or different times: declare the Notes then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Issuer accrued hereunder and under any other Note Document (including any applicable Make-Whole Amount), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Note Document to the contrary notwithstanding; and in any event with respect to the Issuer described in clause (h) or (i) above, the principal of the Notes then outstanding, together with accrued interest thereon and all other liabilities of the Issuer accrued hereunder and under any other Note Document (including any applicable Make-Whole Amount), shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Note Document to the contrary notwithstanding.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including liquidated damages) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This paragraph does not apply to a suit by the Trustee, a suit by a Holder pursuant to the immediately preceding paragraph, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

If an Event of Default in payment of principal, premium or interest specified in Section 10.01(b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 10.02 Recission. At any time after any action is taken by the Trustee following the occurrence and continuation of an Event of Default pursuant to Section 10.01 and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Required Noteholder Parties, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all of the installments of interest and premium on and, if the Maturity Date with respect to the Notes has occurred, the then unpaid principal balance of all such Notes which were overdue prior to the date of such acceleration;

(B) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate of interest applicable to the Notes;

(C) all sums paid or advanced by the Trustee and the Collateral Agent pursuant to the terms of the Transaction Documents and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel incurred in connection with the enforcement of this Indenture;

(D) all scheduled payments, early termination amounts, taxes, indemnities and interest on overdue interest; and

(ii) all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided herein.

No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 10.03 Treatment of Certain Payments. Subject to the terms of any applicable Intercreditor Agreement, any amount received by the Trustee or the Collateral Agent from any Note Party (or from proceeds of any Collateral) following any Event of Default that is continuing or any acceleration of the Obligations under this Indenture or any Event of Default with respect to the Issuer under Section 10.01(h) or (i), in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Trustee or the Collateral Agent from the Issuer, including those set forth in Section 11.07 of this Indenture, (ii) second, towards payment of interest and fees then due from the Issuer hereunder with respect to Obligations that have priority under the Priority Waterfall, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of other Obligations then due from the Issuer hereunder with respect to Obligations that have priority under the Priority Waterfall, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties, and (iv) last, the balance, if any, after all of the Obligations have been paid in full, to the Issuer or as otherwise required by Requirements of Law.

SECTION 10.04 [Reserved].

SECTION 10.05 Control by Majority. The Required Noteholder Parties may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the

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Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 11.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification, security and prefunding satisfactory to it against all losses and expenses caused by taking or not taking such action.

ARTICLE XI.

TRUSTEE

SECTION 11.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own gross negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

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(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 11.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.01.

SECTION 11.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or decree of a court or competent jurisdiction, bond, debenture, not, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee need not investigate any fact or matter stated in the document.

(b) Other than in connection with actions specifically required under this Indenture, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through attorneys or agents and shall not be responsible for the misconduct or negligence of any such attorney or agent appointed with due care.

(d) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

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(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder, including the Collateral Agent.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the written direction of the Required Noteholder Parties or the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(l) The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

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(m) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(p) The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted pursuant to this Indenture and the other Note Documents or (ii) enable the Trustee to exercise and enforce its rights under the Indenture and the other Note Documents with respect to such pledge and security interest. In addition, the Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Issuer in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

SECTION 11.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 11.10 and 11.11.

SECTION 11.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 10.01(a), (d), (e), (g), (j), (k), (l), (m) or (n) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 16.01 hereof from the Issuer, any Subsidiary Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein. If the Trustee is directed by the Required Noteholder Parties to deliver any information, determination or any other matter to the Issuer, the Trustee will have no

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liability relating thereto nor will it be deemed to have any notice or knowledge of any information contained therein. The Trustee will have no obligation to monitor or record any information contained therein.

SECTION 11.05 Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee or the Trustee has received written notice thereof pursuant to Section 11.02(k), the Trustee shall mail, or deliver electronically if held by the Depository, to each holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or a Trust Officer of the Trustee has received written notice thereof pursuant to Section 11.02(k). Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if it in good faith determines that withholding notice is in the interests of the noteholders.

SECTION 11.06 [Reserved].

SECTION 11.07 Expenses; Indemnity.

(a) The Issuer agrees to pay (i) all out-of-pocket expenses incurred by the Trustee or the Collateral Agent in connection with the preparation of this Indenture and the other Note Documents, or by the Trustee or the Collateral Agent in connection with the administration of this Indenture and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of legal counsel for the Trustee and Collateral Agent, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses incurred by the Trustee, the Collateral Agent or any Noteholder Party in connection with the enforcement of their rights in connection with this Indenture and the other Note Documents, in connection with the Notes purchased hereunder, including the fees, charges and disbursements of a single counsel for the Noteholder Parties and separate counsel for the Trustee and Collateral Agent, and, if necessary, a single local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Issuer of such conflict and thereafter retains its own counsel with the Issuer’s prior written consent (not to be unreasonably withheld), of another firm of such for such affected person).

(b) The Issuer agrees to indemnify the Trustee, the Collateral Agent, each Noteholder Party, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Issuer of such conflict and thereafter retains its own counsel with the Issuer’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Indenture or any other

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Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and in the case of the Trustee and its related Indemnitees, the acceptance and administration of the trust or trusts hereunder, (ii) any violation of or liability under Environmental Laws by the Issuer or any Subsidiary, (iii) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Issuer or any Subsidiary or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Issuer or any of their subsidiaries or Affiliates including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers or duties hereunder or in connection with the enforcement of these provisions; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Issuer or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Trustee or the Collateral Agent in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Fund, Holdings, the Issuer or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Transactions. The provisions of this Section 11.07 shall remain operative and in full force and effect regardless of the expiration of the term of this Indenture, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Indenture or any other Note Document, or any investigation made by or on behalf of the Trustee or any Noteholder Party. All amounts due under this Section 11.07 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) To the fullest extent permitted by applicable law, Holdings and the Issuer shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Indenture, any other Note Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Notes or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Indenture or the other Note Documents or the transactions contemplated hereby or thereby.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 11.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that such Lien shall not apply to money and property held in

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trust to pay principal of, premium on, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, rejection or termination under the Bankruptcy Code, and resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (h) or (i) of Section 10.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

(f) The agreements in this Section 11.07 shall survive the resignation of the Trustee, the Collateral Agent, the replacement of any Noteholder Party and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Indenture.

SECTION 11.08 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The Required Noteholder Parties may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 11.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Required Noteholder Parties and such Noteholder Parties do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail (or otherwise deliver in accordance with the procedures of the Depository) a notice of its succession to the Noteholder Parties. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 11.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

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(e) If the Trustee fails to comply with Section 11.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 11.07 shall continue for the benefit of the retiring Trustee.

SECTION 11.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture that the certificate of the Trustee shall have.

SECTION 11.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iv) have a long-term unsecured debt rating of at least “BBB+” by S&P. If the Trustee shall cease to satisfy the eligibility requirements of this Section 11.10, the Trustee shall resign promptly after written request to do so by the Issuer; provided, that the resignation of the Trustee shall not be effective until the substitution and replacement of the Trustee by a successor Trustee meeting the eligibility requirements set forth in this Section 11.10.

SECTION 11.11 Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any lossor diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

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(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 11.01 of this Indenture, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the First Lien/First Lien Intercreditor Agreement, the Collateral Agreement or any other Security Document by the Issuer, the Subsidiary Guarantors or the Collateral Agent. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Issuer or by the Trustee, in relation to any matter arising in the administration of this Indenture or the Security Documents.

ARTICLE XII.

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 12.01 Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights, protections and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal

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to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii) the Issuer and/or the Subsidiary Guarantors have paid all other sums payable under this Indenture; and

(iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 12.01(c) and 12.02, the Issuer at any time may terminate:

(i) all of its obligations under the Notes and this Indenture with respect to the Noteholder Parties (“legal defeasance option”), and (ii) its obligations under Article VII, Article VIII, Article IX, and Sections 10.01(a), 10.01(d), 10.01(e), 10.01(f), 10.01(g), 10.01(h), 10.01(i), 10.01(j), 10.01(k), 10.01(l), 10.01(m) and 10.01(n) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor with respect to the Security Documents shall be terminated simultaneously with the termination of such obligation.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 10.01(a), 10.01(d), 10.01(e), 10.01(f), 10.01(g), 10.01(h), 10.01(i), 10.01(j), 10.01(k), 10.01(l), 10.01(m) or 10.01(n).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminate.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article XI, including, without limitation, Sections 11.07 and 11.08 and in this Article XII and the rights and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 11.07, 11.08 and 12.05 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

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SECTION 12.02 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;

(ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, investment bank or financial advisory firm expressing their opinion that the payments of principal and interest when due and without reinvestment on any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) no Default specified in Section 10.01(h) or (i) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(iv) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi) such exercise does not impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

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(viii) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article XII have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 12.03 Application of Trust Money. The Trustee shall hold in trust money (including proceeds thereof) deposited with it pursuant to this Article XII. The Trustee shall apply the deposited money through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 12.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money held by it as provided in this Article XII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article XII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholder Parties entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 12 .05 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or any Paying Agent is permitted to apply all such money in accordance with this Article XII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or any Paying Agent.

ARTICLE XIII.

AMENDMENTS AND WAIVERS

SECTION 13.01 Amendments and Waivers.

(a) No failure or delay of the Trustee, the Collateral Agent or any Noteholder Party in exercising any right or power hereunder or under any Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any

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abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Trustee, the Collateral Agent and the Noteholder Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Indenture or any other Note Document or consent to any departure by Holdings, the Issuer or any other Note Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Issuer or any other Note Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither the Indenture nor any other Note Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of the Indenture, pursuant to a supplemental indenture entered into by Holdings, the Issuer and the Trustee (with the consent of the Required Noteholder Parties voting as a single class, and (y) in the case of any other Note Document, pursuant to an agreement or agreements in writing entered into by each Note Party thereto and the Trustee (with the consent of the Required Noteholder Parties voting as a single class); provided, however, that no such agreement shall:

(i) reduce the principal amount of, or extend the Maturity Date of, or decrease the rate of interest on, any Note, without the prior written consent of each Holder of a Note directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Holder of a Note directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that any amendment to the financial definitions in this Indenture shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) [reserved],

(iii) extend any date on which payment of interest on any Note is due, without the prior written consent of each Holder of a Note directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Holder of a Note directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iv) amend the provisions of Section 10.02 with respect to the pro rata application or sharing of payments required thereby in a manner that by its terms modifies the application or sharing of such payments required thereby to be on a less than pro rata basis, without the prior written consent of each Noteholder Party adversely affected thereby (which, notwithstanding the foregoing, such consent of such Noteholder Party directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v) amend or modify the provisions of this Section 13.01 or the definition of the terms “Required Noteholder Parties”, or any other provision hereof specifying the number or percentage of Noteholder Parties required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder,

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without the prior written consent of each Noteholder Party adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 13.01(d) and (e) (it being understood that, with the consent of the Required Noteholder Parties, additional issuances of Additional Notes pursuant to this Indenture may be included in the determination of the Required Noteholder Parties on substantially the same basis as the Initial Notes are included on the Closing Date);

(vi) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from their respective Guarantees under the Subsidiary Guarantee Agreement, unless, in the case of a Subsidiary Guarantor, all or substantially all the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by this Indenture, without the prior written consent of each Noteholder Party; or

(vii) amend (A) the definition of Priority Indebtedness Cap without the consent of the Required Noteholder Parties or (B) the order of payments required by, or the scope of the Obligations receiving the benefit of or the scope of the proceeds or other amounts subject to the Priority Waterfall in a manner that by its terms adversely affects Notes and Obligations that have priority under the Priority Waterfall without the consent of each Noteholder Party holding such adversely affected Notes and Obligations (except, for the avoidance of doubt, as otherwise permitted by Section 13.01(d) and (e)) (it being understood that, with the consent of the Required Noteholder Parties, additional issuances of Additional Notes pursuant to this Indenture may be included in the Priority Waterfall on substantially the same basis as the Initial Notes are included on the Closing Date);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Trustee or the Collateral Agent without the prior written consent of the Trustee or the Collateral Agent acting as such at the effective date of such agreement, as applicable. Each Noteholder Party shall be bound by any waiver, amendment or modification authorized by this Section 13.01.

(c) Without the consent of any Noteholder Party, the Issuer, the Trustee and the Collateral Agent may (or shall, to the extent required by any Note Document) enter into any amendment, modification or waiver of any Note Document, or enter into any new agreement or instrument, (i) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Indenture, (ii) to add more restrictive terms in respect of the Notes as contemplated by clause (e) of each of the definitions of “Permitted Exchange Notes”, “Permitted Redemption Indebtedness” and “Permitted Refinancing Indebtedness” or (iii) to otherwise enhance the rights or benefits of any Noteholder Party under any Note Document.

(d) Notwithstanding the foregoing, this Indenture may be amended (or amended and restated) with the written consent of the Required Noteholder Parties, the Trustee,

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Holdings and the Issuer (a) to permit additional issuances of Additional Notes from time to time (including, for the avoidance of doubt, issuances of Additional Notes that may have priority under the Priority Waterfall to the extent otherwise permitted hereunder (which shall be subject to the Priority Indebtedness Cap)) and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Indenture and the other Note Documents with the Notes and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite parties required hereunder, including Required Noteholder Parties.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Note Documents may be made without the consent of the Trustee or any Noteholder Party (i) to the extent necessary (A) to integrate any Other First Lien Debt or (B) to cure any ambiguity, omission, defect or inconsistency or (ii) as required by the Depository or to facilitate the trading or transfers of the Notes with the Depository and/or in connection with the issuance of any Additional Notes.

(f) With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Issuer may elect (in its discretion, but shall not be obligated) to deliver to the Trustee an Officer’s Certificate at least three Business Days prior to the incurrence thereof (or such shorter time as the Trustee may agree), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the Issuer’s election, state that the Issuer has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Section 8.01 and 8.02 (taking into account any other applicable provisions of this Section 13.01), in which case such certificate shall be conclusive evidence thereof.

(g) Notwithstanding anything to the contrary in this Indenture, this Indenture may be amended as provided in Section 2.17 without the consent of any Noteholder.

(h) Notwithstanding anything to the contrary in this Indenture, without the consent of the Trustee or any Noteholder Party, this Indenture and any other Note Documents may be amended (i) on any Additional Notes Issue Date, to make changes of a technical or conforming nature to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code, or (iii) to make other changes of a technical or conforming nature in order to implement any requirement of this Indenture.

After an amendment under this Section 13.01 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 13.01.

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SECTION 13.02 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Noteholder Party shall bind the Noteholder Party and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Noteholder Party’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Noteholder Party or subsequent Holder may revoke the consent or waiver as to such Noteholder Party’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite amount of Noteholder Parties have consented. After an amendment or waiver becomes effective, it shall bind every Noteholder Party. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Required Noteholder Parties, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Subsidiary Guarantors and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 13.03 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by a Responsible Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 13.04 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article XIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity, security and/or prefunding satisfactory to the Trustee and shall be provided with, and (subject to Section 11.01) shall be fully protected in relying upon, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions

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hereof, (iii) a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Issuer, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 13.01, evidence satisfactory to the Trustee of the consent of Noteholder Parties required to consent thereto.

SECTION 13.05 Calculation of Principal Amount. Determinations as to whether the requisite Noteholder Parties have concurred in any direction, waiver or consent shall be made in accordance with this Article XIII and Section 2.13.

ARTICLE XIV.

RANKING OF NOTE LIENS

SECTION 14.01 Relative Rights. The First Lien/First Lien Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing Note Obligations. Nothing in this Indenture or the First Lien/First Lien Intercreditor Agreement will:

(a) impair, as between the Issuer and Noteholder Parties, the obligation of the Issuer which is absolute and unconditional, to pay principal of, premium and interest on Notes in accordance with their terms or to perform any other obligation of the Issuer or any other obligor under this Indenture, the Notes and the Security Documents;

(b) restrict the right of any holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the First Lien/First Lien Intercreditor Agreement;

(c) prevent the Trustee, the Collateral Agent or any holder from exercising against the Issuer or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the First Lien/First Lien Intercreditor Agreement); or

(d) restrict the right of the Trustee, the Collateral Agent or any holder:

(1) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(2) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(3) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

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(4) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article XIV;

(5) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(6) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(7) otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims, or as to any matter relating to (x) any plan of reorganization or other restructuring or liquidation plan or (y) the administration of the estate or the disposition of the case or proceeding (in each case except as set forth in the First Lien/First Lien Intercreditor Agreement).

SECTION 14.02 Trustee Not Fiduciary for Noteholders or Other First Lien Holders. The Trustee shall not be deemed to owe any fiduciary duty to the Noteholders or the Other First Lien Holders and shall not be liable to any such Noteholders or the Other First Lien Holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Issuer or to any other person cash, property or securities to which any Noteholder Parties shall be entitled by virtue of this Article or otherwise. With respect to the Noteholder Parties, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to the Noteholder Parties shall be read into this Indenture against the Trustee.

ARTICLE XV.

COLLATERAL

SECTION 15.01 Appointment.

(a) Each Noteholder Party (in its capacities as a Noteholder Party) hereby irrevocably designates and appoints the Trustee as the agent of such Noteholder Party under this Indenture and the other Note Documents, and the Collateral Agent as the agent for such Noteholder Party and the other Secured Parties under the Security Documents, and each such Noteholder Party irrevocably authorizes the Trustee and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Indenture and the other Note Documents and to exercise such powers and perform such duties as are expressly delegated to the Trustee and the Collateral Agent by the terms of this Indenture and the other Note Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America,

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each of the Noteholder Parties hereby grants to the Trustee and Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Noteholder Party’s behalf. Notwithstanding any provision to the contrary elsewhere in this Indenture, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Noteholder Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any other Note Document or otherwise exist against the Agents.

(b) In furtherance of the foregoing, each Noteholder Party (in its capacities as a Noteholder Party) hereby appoints and authorizes the Collateral Agent to act as the agent of such Noteholder Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Note Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 15.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article XV (including, without limitation, Section 15.07) and Article XI (including, without limitation, Section 11.07) as though the Collateral Agent (and any such Subagents) were a “Trustee” under the Note Documents, as if set forth in full herein with respect thereto.

SECTION 15.02 Delegation of Duties. The Trustee and the Collateral Agent may execute any of their respective duties under this Indenture and the other Note Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with due care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Trustee or the Collateral Agent. Should any instrument in writing from the Issuer or any other Note Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Issuer shall, or shall cause such Note Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Trustee or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with due care.

SECTION 15.03 Exculpatory Provisions. None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Indenture or any other Note Document (except to the

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extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Noteholder Parties for any recitals, statements, representations or warranties made by any Note Party or any officer thereof contained in this Indenture or any other Note Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Indenture or any other Note Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other Note Document or for any failure of any Note Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Noteholder Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other Note Document, or to inspect the properties, books or records of any Note Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Note Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Trustee by the Issuer, a Noteholder Party. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Indenture or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Indenture, any other Note Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents or (v) the value or the sufficiency of any Collateral.

SECTION 15.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Noteholder Party specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes and each Agent shall not be affected by any notice or knowledge to the contrary. Each Agent shall be fully justified in failing or refusing to take any action under this Indenture or any other Note Document unless it shall first receive such advice or concurrence of the Required Noteholder Parties (or, if so specified by this Indenture, all or other Noteholder Parties) as it deems appropriate or it shall first be indemnified to its satisfaction by the Noteholder Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture and the other Note Documents in accordance with a request of the

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Required Noteholder Parties (or, if so specified by this Indenture, all or other Noteholder Parties), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Noteholder Parties.

SECTION 15.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Noteholder Party, Holdings or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Trustee receives such a notice, the Trustee shall give notice thereof to the Noteholder Party. The Trustee shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Noteholder Parties (or, if so specified by this Indenture, all or other Noteholder Parties); provided, that unless and until the Trustee shall have received such directions, the Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Noteholder Parties.

SECTION 15.06 Non-Reliance on Agents and other Noteholder Parties.Each Noteholder Party expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Note Party or any affiliate of a Note Party, shall be deemed to constitute any representation or warranty by any Agent to any Noteholder Party. Each Noteholder Party represents to the Agents that it has, independently and without reliance upon any Agent or any other Noteholder Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Note Parties and their affiliates and made its own decision to purchase or hold the Notes issued hereunder and enter into this Indenture. Each Noteholder Party also represents that it will, independently and without reliance upon any Agent or any other Noteholder Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Indenture and the other Note Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Note Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Noteholder Parties by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Noteholder Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Note Party or any affiliate of a Note Party that may come into the possession of the Trustee or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 15.07 Indemnification. The Noteholder Parties agree to indemnify each Agent, in its capacity as such (to the extent not reimbursed by Holdings or the Issuer and without limiting the obligation of Holdings or the Issuer to do so), in the amount of its pro rata share (based on its aggregate outstanding Notes hereunder from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment

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of the Notes) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Indenture, any of the other Note Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Noteholder Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Noteholder Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Noteholder Parties to such Agent as provided herein shall not relieve any other Noteholder Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Noteholder Party shall be responsible for the failure of any other Noteholder Party to reimburse such Agent for such other Noteholder Party’s ratable share of such amount. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

SECTION 15.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Note Party as though such Agent were not an Agent. With respect to its Notes purchased or held by it, each Agent shall have the same rights and powers under this Indenture and the other Note Documents as any Holder and may exercise the same as though it were not an Agent, and the terms “Holder” and “Holders”, as applicable, shall include each Agent in its individual capacity.

SECTION 15.09 Security Documents. The Noteholder Parties and the other Secured Parties authorize the Collateral Agent and the Trustee to release any Collateral or Guarantors in accordance with Section 15.12 or if approved, authorized or ratified in accordance with Section 13.01.

The Noteholder Parties and the other Secured Parties hereby irrevocably authorize and instruct the Trustee and the Collateral Agent to, without any further consent of any Noteholder Party or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify the First Lien/First Lien Intercreditor Agreement, any Permitted Junior Intercreditor Agreement, any other Permitted Pari Passu Intercreditor Agreement or any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority or in respect of the Priority Waterfall) under this Indenture and to subject the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). The Noteholder Parties and the other Secured Parties irrevocably agree that (x) the Trustee and the Collateral Agent may rely exclusively on an Officer’s Certificate of the Issuer and Opinion of Counsel as to whether any such other Liens are not prohibited and (y) any Intercreditor Agreement entered into by the Trustee or the Collateral Agent shall be binding on the Secured Parties, and each Noteholder Party and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 8.01 hereof to extend credit to the Note Parties and such persons are intended third-party beneficiaries of such provisions. Furthermore, the Noteholder

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Parties and the other Secured Parties hereby authorize the Trustee and the Collateral Agent to release any Lien on any property granted to or held by the Trustee or the Collateral Agent under any Note Document (i) to the holder of any Lien on such property that is permitted by clauses (i) and (j) of Section 8.02 or Section 8.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Trustee and the Collateral Agent shall do so upon request of the Issuer; provided, that prior to any such request, the Issuer shall have in each case delivered to the Trustee and the Collateral Agent an Officer’s Certificate of the Issuer certifying (x) that such Lien is permitted under this Indenture, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 8.09(c) and an Opinion of Counsel.

SECTION 15.10 [Reserved].

SECTION 15.11 Authorization of Actions to Be Taken. (a) Each Noteholder Party, by its acceptance of Notes, consents and agrees to the terms of each Security Document and the First Lien/First Lien Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Collateral Agent to enter into the First Lien/First Lien Intercreditor Agreement and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Security Documents and Intercreditor Agreement and authorizes and empowers the Trustee and the Collateral Agent to bind the holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and the First Lien/First Lien Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) Subject to the provisions of the First Lien/First Lien Intercreditor Agreement and the Security Documents, the Trustee and the Collateral Agent are authorized and empowered to receive for the benefit of the holders of Notes any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Article X, Section 11.01 and Section 11.02 hereof, the First Lien/First Lien Intercreditor Agreement and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the Noteholder Parties, direct, on behalf of the Noteholder Parties, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens securing the Note Obligations;

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(2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3) collect and receive payment of any and all Obligations.

Subject to the First Lien/First Lien Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing Note Obligations or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Noteholder Parties in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Noteholder Parties, the Trustee or the Collateral Agent.

SECTION 15.12 Release of Liens.

(a) The Noteholder Parties and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Note Parties on any Collateral (including any Controlled Accounts) shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 15.12(d) below; (ii) upon the Disposition of such Collateral by any Note Party to a person that is not (and is not required to become) a Note Party in a transaction not prohibited by this Indenture (and the Collateral Agent and the Trustee may rely conclusively on an Officer’s Certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Note Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on an Officer’s Certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Noteholder Parties (or such other percentage of the Noteholder Parties whose consent may be required in accordance with Section 13.01), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Holdings Guarantee and Pledge Agreement, the Subsidiary Guarantee Agreement or clause (b) below (and the Collateral Agent and the Trustee may rely conclusively on an Officer’s Certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry), (vi) as provided in Section 14.17 (and the Collateral Agent and the Trustee may rely conclusively on an Officer’s Certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry), and (vii) as required by the Trustee to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent or the Trustee pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Note Parties in respect of) all interests retained by the Note Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Note Documents.

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(b) In addition, the Noteholder Parties and the other Secured Parties hereby irrevocably agree that the Guarantors shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to exist or constitute a Subsidiary Guarantor or otherwise becoming an Excluded Subsidiary (and the Trustee may rely conclusively on an Officer’s Certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry); provided, that, no Subsidiary that is (or is required to be) a Subsidiary Guarantor on the Closing Date shall become an “Excluded Subsidiary” by virtue of a transfer or issuance of its Equity Interests after then Closing Date rendering it a non-Wholly Owned Subsidiary.

(c) The Noteholder Parties and the other Secured Parties hereby authorize the Trustee and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 15.12 and to return to Holdings or any Issuer all title documents (including share certificates (if any)) held by it in respect of any Collateral, all without the further consent or joinder of any Noteholder Party or any other Secured Party. Any representation, warranty or covenant contained in any Note Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Trustee and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Trustee and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Issuer and at the Issuer’s expense in connection with the release of any Liens or Guarantees created by any Note Document in respect of such Subsidiary, property or asset; provided, that the Trustee shall have received an Officer’s Certificate of the Issuer. Notwithstanding anything to the contrary contained herein or any other Note Document, on the Termination Date, upon request of the Issuer, the Trustee and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral (including returning to Holdings or the Issuer all share certificates (if any) held by it in respect of any Collateral and terminating any control agreements in respect of Controlled Accounts), and to release all obligations under any Note Document, whether or not on the date of such release there may be any contingent indemnification obligations or expense reimburse claims not then due; provided, that the Trustee shall have received an Officer’s Certificate of the Issuer; provided, further that upon the request of the Trustee, Issuer shall provide to Trustee in such form satisfactory to the Trustee, the release and discharge of the Trustee, and each of its officers, directors, attorneys, agents and employees, and each of their respective heirs, representatives, successors and assigns (each a “Releasing Person”) from any and all claims, demands, debts, accounts, contracts, torts, liabilities, actions and causes of actions, whether in law or in equity, that any Releasing Person or the successors or assigns of any Releasing Person hereafter has or may have against any Releasing Person.

(d) Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer

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or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Issuer agrees to pay all out-of-pocket expenses incurred by the Trustee or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Note Documents as contemplated by this Section 15.12(d).

SECTION 15.13 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XV upon the Issuer or the Subsidiary Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or the Subsidiary Guarantors or of any officer or officers thereof required by the provisions of this Article XV; and if the Trustee, the Collateral Agent or a nominee of the Trustee or Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, Collateral Agent or a nominee of the Trustee or Collateral Agent.

SECTION 15.14 Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article XII, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Noteholder Parties, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the request and expense of the Issuer to release such Lien as soon as is reasonably practicable.

SECTION 15.15 Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the First Lien/First Lien Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms Other First Lien Debt or any other such designations hereunder or under the First Lien/First Lien Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing in the form of an Officer’s Certificate, that such Other First Lien Debt is permitted under this Indenture and is signed on behalf of the Issuer by a Responsible Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the First Lien/First Lien Intercreditor Agreement, the Issuer hereby designates the obligations pursuant to the First-Priority Notes Indenture as in effect on the Closing Date as Other First Lien Debt.

SECTION 15.16 Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Note Party, (i) the Trustee (irrespective of whether the principal of any Obligation shall then be due and payable as herein

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expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Noteholder Parties and the Trustee and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder Party to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Noteholder Parties, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under the Note Documents. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder Party or to authorize the Trustee to vote in respect of the claim of any Noteholder Party in any such proceeding.

Anything contained in any of the Note Documents to the contrary notwithstanding, the Issuer, the Trustee, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Trustee, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Noteholder Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Noteholder Party or Noteholder Parties in its or their respective individual capacities unless the Required Noteholder Parties shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

ARTICLE XVI.

MISCELLANEOUS

SECTION 16.01 Notices; Communications. (a) Except as provided in Section 16.01(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows:

(i) if to any Note Party or the Trustee, the Collateral Agent or the Required Noteholder Parties on the Closing Date, to the address, telecopier number or electronic mail address specified for such person on Schedule 16.01; and

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(ii) if to any Holder of the Notes, in accordance with the procedures of the Depository.

(b) Notices and other communications to the Noteholder Parties hereunder may be delivered or furnished by electronic communication (including e-mail and the Platform). The Issuer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 16.01(b) above shall be effective as provided in such Section 16.01(b).

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 7.04 may be delivered electronically (including through the Platform), except for documents required to be delivered to the Trustee, and if so delivered, shall be deemed to have been delivered on the date (i) on which the Issuer files such documents with the SEC or posts such documents, or provides a link thereto on the Issuer’s website on the Internet at the website address listed on Schedule 16.01, or (ii) on which such documents are posted on the Issuer’s behalf on an Internet or intranet website, if any, to which each Noteholder Party has access.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

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Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

SECTION 16.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officer’s Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 16.03 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 16.04 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Subsidiary Guarantors or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Subsidiary Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 16.05 Survival of Indenture.

All covenants, agreements, representations and warranties made by the Note Parties herein, in the other Note Documents and in the certificates or other instruments prepared

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or delivered in connection with or pursuant to this Indenture or any other Note Document shall be considered to have been relied upon by the Noteholder Parties and shall survive the purchasing of the Notes and the execution and delivery of the Note Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date.

SECTION 16.06 Binding Effect. This Indenture shall become effective when it shall have been executed by Holdings, the Issuer and the Trustee and when the Trustee shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Issuer, the Trustee and each Noteholder Party and their respective permitted successors and assigns.

SECTION 16.07 Successors and Assigns; Assignments and Transfers.

(a) The provisions of this Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as permitted by Section 8.05, the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Noteholder Party (and any attempted assignment or transfer by the Issuer without such consent shall be null and void) and (ii) no Noteholder Party may transfer its Notes except in accordance with Section 2.07 and this Section 16.07. Nothing in this Indenture, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Trustee, the Collateral Agent and the Noteholder Parties) any legal or equitable right, remedy or claim under or by reason of this Indenture or the other Note Documents.

(b) (i) Subject to the conditions set forth in subclause (ii) below, any Noteholder Party may transfer all or a portion of its Notes or any beneficial interest therein, in each case, with the prior written consent of the Issuer (such consent, in the case of any transfer of a Note, not to be unreasonably withheld or delayed), which consent will be deemed to have been given (x) with respect to assignments to any of the persons identified by the Noteholder Parties to the Issuer on or prior to the date of the Note Purchase Agreement and (y) with respect to any Notes if the Issuer has not responded within three (3) Business Days after the delivery of any notice of transfer; provided, that no consent of the Issuer shall be required (i) for a transfer of a Noteholder Party’s Notes to such Noteholder Party’s Affiliates or Approved Funds or (ii) to any other person who is not an Ineligible Institution so long as an Event of Default has occurred and is continuing.

(i) Transfers shall be subject to the following additional conditions:

(A) except in the case of a transfer of the entire remaining amount of the transferring Noteholder Party’s Notes, the amount of the Notes of the transferring Noteholder Party subject to each such transfer (determined as of the date the notice of transfer with respect to such transfer is delivered to the Trustee) shall not be less than the Notes Minimum or an integral multiple of the Notes Multiple in excess thereof, unless the Issuer otherwise consents; provided, that

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such amounts shall be aggregated in respect of each Noteholder Party and its Affiliates (with simultaneous transfers to or by two or more Related Funds shall be treated as one transfer), if any, and provided, further that the Trustee shall have no responsibility or obligation to monitor or determine whether any transfer by a Noteholder Party is in an amount equal to the Notes Minimum or an integral multiple of the Notes Multiple in excess thereof; and

(B) the parties to each transfer shall comply with the requirements set forth in Section 2.07.

For the purposes of this Section 16.07, “Approved Fund” means, as to any Noteholder Party, any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) such Noteholder Party, (b) an Affiliate of such Noteholder Party or (c) an entity or an Affiliate of an entity that administers or manages such Noteholder Party. Notwithstanding anything to the contrary herein, no Noteholder Party shall be permitted to assign or transfer any Notes or any portion of its rights and obligations under this Indenture to (A) any Ineligible Institution or (B) a natural person and, in each case, any attempted assignment or transfer shall be null and void. Notwithstanding the foregoing, each Note Party and the Noteholder Parties acknowledge and agree that the Trustee shall not have any responsibility or obligation to determine whether any Noteholder Party or potential Noteholder Party is an Ineligible Institution and the Trustee (in its capacity as such) shall have no liability with respect to any assignment or transfer made to an Ineligible Institution. Any assigning or transferring Noteholder Party shall, in connection with any potential assignment or transfer, provide to the Issuer a copy of its request (including the name of the prospective assignee or transferee) concurrently with its delivery of the same request to the Trustee irrespective of whether Issuer consent is required pursuant to subclause (i) above.

SECTION 16.08 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Noteholder Parties in exercising any right, power or privilege under this Article XVI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Noteholder Parties herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XVI at law, in equity, by statute or otherwise.

SECTION 16.09 Modification. No modification, amendment or waiver of any provision of this Article XVI, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 16.10 [Reserved].

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SECTION 16.11 Rules by Trustee, Paying Agent and Registrar. The Trustee may make rules for action by or a meeting of the Noteholder Parties. The Registrar and a Paying Agent may make rules for their functions.

SECTION 16.12 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. If performance of any covenant, duty or obligation is required on a date which is not a Business Day, performance shall not be required until the next succeeding Business Day.

SECTION 16.13 GOVERNING LAW. THIS INDENTURE AND THE OTHER NOTE DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY OTHER NOTE DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER NOTE DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 16.14 Entire Agreement. This Indenture and the other Note Documents referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Indenture and the other Note Documents. Nothing in this Indenture or in the other Note Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Indenture or the other Note Documents.

SECTION 16.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR ANY OF THE OTHER NOTE DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE AND THE OTHER NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.15.

SECTION 16.16 Severability. In the event any one or more of the provisions contained in this Indenture or in any other Note Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Indenture or in any other Note Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16.17 No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder Party, by its signature hereto or by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16.18 Successors. All agreements of the Issuer and the Subsidiary Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 16.19 Counterparts. This Indenture may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 16.06. Delivery of an executed counterpart to this Indenture by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed original.

SECTION 16.20 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Indenture and are not to affect the construction of, or to be taken into consideration in interpreting, this Indenture.

SECTION 16.21 Jurisdiction; Consent to Service of Process. (a) The Issuer and each other Note Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Trustee, the Collateral Agent, any Noteholder Party, or any Affiliate of the foregoing in any way relating to this Indenture or any other Note Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture or in any other Note Document shall affect any right that the Trustee or any Noteholder Party may otherwise have to bring any action or proceeding relating to this Indenture or any other Note Document against the Issuer or any other Note Party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the other Note Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Indenture irrevocably consents to service of process in the manner provided for notices in Section 16.01. Nothing in this Indenture will affect the right of any party to this Indenture or any other Note Document to serve process in any other manner permitted by law.

SECTION 16.22 Confidentiality. Each of the Noteholder Parties (other than DTC or its nominee), by their acceptance of the Notes or a beneficial interest therein, and the Agents agree that it shall maintain in confidence any information relating to Holdings, any Parent Entity, the Issuer and any Subsidiary furnished to it by or on behalf of Holdings, any Parent Entity, the Issuer or any Subsidiary, but only to the extent such information is provided upon request pursuant to Section 7.04(h) or is only provided to the Private Side Contacts (and other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Noteholder Party or such Agent without violating this Section 16.22 or (c) was available to such Noteholder Party or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, any Parent Entity, the Issuer or any other Note Party) and shall not reveal the same other than to its directors, partners, members, legal counsel, independent auditors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Notes on behalf of such Noteholder Party (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 16.22), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates or auditors and to their respective directors, partners, members, legal counsel, independent auditors, trustees, officers, employees and advisors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 16.22), (D) in order to enforce its rights under any Note Document in a legal proceeding, (E) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such person or any of its Affiliates, (F) to any prospective assignee or transferee of any of its rights under this Indenture (so long as such person shall have agreed with the Issuer to keep the same confidential in accordance with this Section 16.22, including pursuant to a “click through” agreement on the Platform), (G) disclosures with the consent of the relevant Note Party and (H) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees with the Issuer to be bound by the provisions of this Section 16.22, including pursuant to a “click through” agreement on the Platform); provided, that in the case of clauses (F) and (H), no information may be provided to any Ineligible Institution or person who is known to be acting for an Ineligible Institution, in each case, to the

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

extent that the list of Ineligible Institutions has been made available to the disclosing Noteholder Party. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and all of their respective directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Indenture but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

SECTION 16.23 Tax Treatment. For all U.S. federal and relevant state or local tax purposes, except as otherwise required by a tax authority or change in applicable law, the parties hereto shall not treat the Notes as contingent payment debt instruments, shall treat the accrual of any and all interest with respect to the Notes as not constituting “contingent interest” within the meaning of Sections 871(h) and 881(c) of the Code, and shall file all relevant Tax returns consistently with the foregoing.

SECTION 16.24 USA Patriot Act Notice. Each Noteholder Party that is subject to the USA PATRIOT Act and the Trustee (for itself and not on behalf of any Noteholder Party) hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of each Note Party and other information that will allow such Noteholder Party or the Trustee, as applicable, to identify each Note Party in accordance with the USA PATRIOT Act.

SECTION 16.25 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 16.26 Intercreditor Agreement. The terms of this Indenture are subject to the terms of the First Lien/First Lien Intercreditor Agreement.

[Remainder of page intentionally left blank.]

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective authorized officers as of the date first written above.

THE FRESH MARKET, INC., as the Issuer

By:
	Name:	Jason Potter
	Title:	Chief Executive Officer

POMEGRANATE HOLDINGS, INC., as Holdings

By:
	Name:	Jason Potter
	Title:	Chief Executive Officer

THE FRESH MARKET GIFT COMPANY, LLC, as a Subsidlary Guarantor

By:
	Name:	Oded Shein
	Title:	Chief Financial Officer

[Signature Page to Indenture]

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

THE FRESH MARKET OF MASSACHUSETTS, INC, as a Subsidiary Guarantor

By:
Name: Jason Potter
Title: President

[Signature Page to Indenture]

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Trustee

By:
Name: Sarah Vilhauer Title: Banking Officer

[Signature Page to Indenture]

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Closing Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

Appendix A-1

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Rule 144A Notes” means all Initial Notes initially offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Note	2.1(b)
Regulation S Temporary Global Note	2.1(b)
Rule 144A Global Notes	2.1(b)

2. The Notes.

2.1 Form and Dating; Global Notes.

(a) The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to an offering memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. One or more Rule 144A Notes may be issued with a separate CUSIP number for purposes of transfers of Notes to IAIs. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b) Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Appendix A-2

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream. With respect to any Global Notes, in the event of a conflict between the Applicable Procedures and the terms of this Indenture relating to transfer, exchange or administration of Global Notes or any beneficial interest therein, the Applicable Procedures shall control.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions

Appendix A-3

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the

Appendix A-4

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

Appendix A-5

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii) or as otherwise permitted pursuant to the Applicable Procedures. A beneficial interest in a Global Note may not be transferred to a person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

Appendix A-6

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(i) Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B) if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E) if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii) Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

Appendix A-7

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Transfer Restricted Definitive Note to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Note transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Unrestricted Definitive Note transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this

Appendix A-8

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note,

Appendix A-9

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A

Appendix A-10

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

“QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

“THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE FIRST LIEN INTERCREDITOR AGREEMENT AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS INITIAL OTHER AUTHORIZED REPRESENTATIVE, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, ENTERED INTO ON APRIL 27, 2016, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

Appendix A-11

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Appendix A-12

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other

Appendix A-13

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-14

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT A

[FORM OF FACE OF [INITIAL NOTE][ADDITIONAL NOTE]]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY

Exhibit A-1

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE FIRST LIEN INTERCREDITOR AGREEMENT AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS INITIAL OTHER AUTHORIZED REPRESENTATIVE, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, ENTERED INTO ON APRIL 27, 2016, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-2

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

[FORM OF [INITIAL NOTE][ADDITIONAL NOTE]]

THE FRESH MARKET, INC.

No. [ ]	144A CUSIP No. 35804H AD8

144A ISIN No. US35804HAD89

REG S CUSIP No. U3144H AB6

REG S ISIN No. USU3144HAB60

$[ ]

Super Senior Secured Notes due 2025

The Fresh Market, Inc., a Delaware corporation (together with its successors and assigns under the Indenture), promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on the Maturity Date.

Interest Payment Dates: March 31, June 30, September 30 and December 31, commencing [    ]1

Record Dates: March 15, June 15, September 15 and December 15

Additional provisions of this Note are set forth on the other side of this Note.

The Issuer issued the Notes under an Indenture dated as of March 13, 2020 (the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture.

[1]	To be March 31, 2020 for Initial Notes.

Exhibit A-3

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

THE FRESH MARKET, INC., as the Issuer

By:
Name:
Title:

Dated:

Exhibit A-4

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is

one of the Notes

referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Exhibit A-5

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

[FORM OF REVERSE SIDE OF [INITIAL NOTE][ADDITIONAL NOTE]]

Super Senior Secured Notes due 2025

1.	Interest

The Fresh Market, Inc., a Delaware corporation (such entity, and its successors and assigns under the Indenture, hereinafter referred to, being herein called, the “Issuer”), promises to pay interest on the principal amount of this Note at the rates set forth in the Indenture.

The Issuer shall pay interest quarterly on March 31, June 30, September 30 and December 31 of each year (each an “Interest Payment Date”), commencing [        ]2. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from[        ]3, until the principal hereof is due. All interest hereunder shall be computed on the basis of a year of 360 days and twelve 30-day months. The Issuer shall pay interest on overdue amounts in accordance with Section 2.15(b) of the Indenture.

2.	Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the persons who are registered holders at the close of business on March 15, June 15, September 15 and December 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[2]	To be March 31, 2020 for Initial Notes.
[3]	To be March 13, 2020 for Initial Notes.

Exhibit A-6

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.	Paying Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar upon written notice to such Paying Agent or registrar and to the Trustee. The Issuer or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of March 13, 2020 (the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior secured obligations of the Issuer. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the Obligations on a senior secured basis pursuant to the terms of the Holdings Guarantee and Pledge Agreement or the Subsidiary Guarantee Agreement, as applicable, and any Subsidiary Guarantor that executes a Subsidiary Guarantee after the date hereof will unconditionally guarantee the Obligations on a senior secured basis pursuant to the terms of the Indenture.

5.	Redemption

The Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the prices set forth in the Indenture.

6.	Mandatory Redemption

The Issuer will be required to mandatorily redeem the Notes as set forth in the Indenture.

7.	Notice of Redemption

Notices of redemption will be mailed by first-class mail at least 10 days (or 15 days in the case of any partial redemption) before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise delivered in accordance with the procedures of The Depository Trust Company (“DTC”).

Exhibit A-7

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

If money sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

8.	[Reserved]

9.	Ranking and Collateral

The Notes will be secured by first-priority security interests (subject to the Permitted Liens) in the Collateral pursuant to the Security Documents (but subject to the terms and conditions of the Security Documents and the First Lien/First Lien Intercreditor Agreement (including the Priority Waterfall)). The Liens upon any and all Collateral are, to the extent and in the manner provided in the First Lien/First Lien Intercreditor Agreement, equal in ranking with all present and future Liens securing First-Priority Obligations and will be senior in ranking to all present and future Liens securing Junior Lien Obligations.

10.	Denominations; Transfer; Exchange

The Notes are in registered form, without interest coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of the DTC in denominations of less than $2,000. The Registrar shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 5 Business Days prior to a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date.

Transfers of the Notes are also subject to the restrictions set forth in Section 16.07 of the Indenture.

11.	Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and each Paying Agent shall pay the money back to the Issuer at its written request unless an applicable abandoned property law designates another person. After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Exhibit A-8

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

13.	Discharge and Defeasance

The Notes are subject to discharge and defeasance as provided in the Indenture.

14.	Amendment; Waiver

The Notes and the other Note Documents may be amended as provided in the Indenture.

15.	Defaults and Remedies

The Notes will be subject to the Defaults, Events of Default and remedies therefor as provided in the Indenture.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer, Holdings or any Subsidiary Guarantor or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer, Holdings or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the other Loan Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Exhibit A-9

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Exhibit A-10

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him. I or we confirm that the transfer of this Note complies with Section 16.07 of the Indenture.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-11

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $         principal amount of Notes held in (check applicable space)                      book-entry or                      definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-12

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-13

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit A-14

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit A-15

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

THE FRESH MARKET, INC

c/o Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: The Fresh Market Notes Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the Super Senior Secured Notes due 2025 (the “Notes”) of The Fresh Market, Inc. (collectively with its successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $1,000,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a

Exhibit B-1

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

	TRANSFEREE:	,

By:

Exhibit B-2

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

FORM OF MORTGAGE

CONFIDENTIAL

EXHIBIT C

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

by and from

[                    ],

“Mortgagor”

to

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Collateral Agent,

“Mortgagee”

Dated as of              , 20

Location:	[	]
Municipality:	[	]
County:	[	]
State:	[	]

RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

[                    ]

Prepared by [                    ]

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) is dated as of             , 20     by and from [                    ], a [                    ], as mortgagor, assignor and debtor (in such capacities and, together with any successors and assigns in such capacities, “Mortgagor”), whose address is [                    ], to WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties, as mortgagee, assignee and secured party (in such capacities and, together with its successors and assigns in such capacities, “Mortgagee”), having an address at [●].

WHEREAS, reference is made to (a) that certain Indenture dated as of March 13, 2020 (as amended, renewed, extended, restated, replaced, supplemented or otherwise modified from time to time, the “Indenture”), among Pomegranate Holdings, Inc., a Delaware corporation (“Holdings”), The Fresh Market, Inc., a Delaware corporation (the “Issuer”), the subsidiary guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee (together with its successors and assigns in such capacity, the “Trustee”), and the other parties party thereto (b) that certain Collateral Agreement (First Lien) dated as of April 27, 2016 (as supplemented by that certain Other First Lien Secured Party Consent dated as of March 13, 2020, and as may be further amended, renewed, extended, restated, replaced, supplemented or otherwise modified from time to time, “Collateral Agreement”), among Issuer, each Subsidiary Loan Party (as defined therein) party thereto and the Collateral Agent, (c) that certain Indenture, dated as of April 27, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”), among the Issuer, as issuer, Wilmington Trust, National Association, as trustee (together with its successors and assigns in such capacity, the “Notes Trustee”) and the other parties thereto and (d) that certain First Lien/First Lien Intercreditor Agreement, dated as of April 27, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien/First Lien Intercreditor Agreement”); and

WHEREAS, the Noteholder Parties and other Secured Parties have agreed to extend credit to the Issuer subject to the terms and conditions set forth in the Indenture and Notes Indenture. The obligations of the Noteholder Parties and such other Secured Parties to extend and maintain such credit are conditioned upon, among other things, the execution and delivery of this Mortgage.

Accordingly, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. The rules of construction specified in Section 1.02 of the Indenture also apply to this Mortgage. As used herein, the following terms shall have the following meanings:

(a) “Bankruptcy Code” has the meaning assigned to such term in Section 5.2.

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) “Charges” means any and all present and future real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborer’s, materialmen’s, suppliers’ and warehousemen’s liens and other claims arising by operation of law), judgments or demands against, all or any portion of the Mortgaged Property or other amounts of any nature which, if unpaid, might result in or permit the creation of, a Lien on the Mortgaged Property or which might result in foreclosure of all or any portion of the Mortgaged Property except, in each case, Permitted Liens.

(c) “Collateral Agent” means Mortgagee acting as the collateral agent for the Secured Parties, together with its successors in such capacity.

(d) “Collateral Agreement” has the meaning assigned to such term in the recitals of this Mortgage.

(e) “Event of Default” has the meaning assigned to such term in the Collateral Agreement.

(f) “Excluded Other First Lien Obligations” means any Other First Lien Obligations that have been excluded from the Secured Obligations for purposes of this Mortgage pursuant to (and in accordance with) Section 7.21.

(g) “Excluded Property” has the meaning assigned to such term in the Collateral Agreement.

(h) “First Lien/First Lien Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Mortgage.

(i) “Holdings” has the meaning assigned to such term in the recitals of this Mortgage.

(j) “Indenture” has the meaning assigned to such term in the recitals of this Mortgage.

(k) “Intercreditor Agreements” means the First Lien/First Lien Intercreditor Agreement and any other intercreditor agreement entered into in compliance with the Indenture, the Notes Indenture and any Other First Lien Agreement.

(l) “Issuer” has the meaning assigned to such term in the recitals hereof.

(m) “Mortgage” has the meaning assigned to such term in the preamble hereof.

(n) “Mortgaged Property” means the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor and all of Mortgagor’s right, title and interest in, to and under all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing in each case whether now owned or

2

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

hereinafter acquired, including without limitation all water rights, mineral, oil and gas rights, easements and rights of way (collectively, the “Land”), and all of Mortgagor’s right, title and interest now or hereafter acquired in, to and under the following (in each case other than Excluded Property): (1) all buildings, structures and other improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Mortgagor now has or hereafter acquires any rights or any power to transfer rights and (in each case in this clause (2)) that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all reserves, escrows or impounds required under the Indenture or any of the other Note Documents, Notes Indenture or any of the Notes Indenture Documents and all of Mortgagor’s right, title and interest in all reserves, deferred payments, deposits, refunds and claims of any nature that (in each case in this clause (3)) are specifically related to the Mortgaged Property (the “Deposit Accounts”), (4) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (5) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (6) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, indemnities, warranties, permits, licenses, certificates and entitlements in any way relating specifically to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (7) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (8) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (9) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), (10) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements or Fixtures (the “Condemnation Awards”) and (11) any and all right, title and interest of Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating specifically to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Property Agreement (the “Records”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(o) “Mortgagee” has the meaning assigned to such term in the preamble hereof.

(p) “Mortgagor” has the meaning assigned to such term in the preamble hereof.

3

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(q) “Note Documents” means (a) the “Note Documents” as defined in the Indenture and (b) any other related documents or instruments executed and delivered pursuant to the documents referred to in the foregoing clause (a), in each case, as such documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.

(r) “Notes” has the meaning assigned to such term in the Notes Indenture.

(s) “Notes Indenture” has the meaning assigned to such term in the recitals of this Mortgage.

(t) “Notes Indenture Documents” means (a) the Notes Indenture, the Notes, the Indenture Guarantees, this Mortgage and the other Security Documents in respect of the Notes and (b) any instruments executed and delivered pursuant to the Notes Indenture or any such Security Document, in each case, as such documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.

(u) “Notes Indenture Guarantees” means the “Guarantees” as defined in the Notes Indenture.

(v) “Other First Lien Agreement” means “Other First Lien Agreement” as defined in the Collateral Agreement, excluding any such Other First Lien Agreement relating to any Excluded Other First Lien Obligations and, for purposes of this Mortgage, excluding the Indenture.

(w) “Other First Lien Obligations” means “Other First Lien Obligations” as defined in the Collateral Agreement, excluding any Excluded Other First Lien Obligations and, for purposes of this Mortgage, excluding the Note Obligations (as defined in the Indenture).

(x) “Permitted Liens” means Liens that are not prohibited by the Indenture, the Notes Indenture or any Other First Lien Agreement. Without limiting the generality of the foregoing, the matters that are set forth on Exhibit B attached hereto are Permitted Liens.

(y) “Secured Amount” has the meaning assigned to such term in Section 2.4.

(z) “Secured Obligations” means “Secured Obligations” as defined in the Collateral Agreement, excluding any Excluded Other First Lien Obligations.

(aa) “Secured Parties” means the persons holding any Secured Obligations and in any event including all “Secured Parties” as defined in the Collateral Agreement (other than any person constituting a “Secured Party” under (and as defined in) the Collateral Agreement solely because such person holds, or acts as the agent, trustee or representative of the holders of, any Excluded Other First Lien Obligations).

(bb) “Security Documents” has the meaning assigned to such term in the Indenture and the Notes Indenture and any analogous term in any Other First Lien Agreement (but, with respect to the Secured Obligations of any Series, the term Security Documents shall not include any document which by its terms is solely for the benefit of the holders of one or more other Series of Secured Obligations and not such Series of Secured Obligations).

4

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

(cc) “Series” has the meaning assigned to such term in the Collateral Agreement.

(dd) “UCC” means the Uniform Commercial Code of [                    ] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [                    ], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II GRANT

Section 2.1 Grant. To secure the payment or performance, as the case may be, in full of the Secured Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee, for the benefit of the Secured Parties, and hereby grants to Mortgagee, for the benefit of the Secured Parties, a mortgage lien upon and a security interest in all of Mortgagor’s estate, right, title and interest in and to the Mortgaged Property, subject, however, to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, for the benefit of the Secured Parties, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

Section 2.2 Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

Section 2.3 Future Advances. This Mortgage shall secure all Secured Obligations including, without limitation, future advances whenever hereafter made with respect to or under any Note Document, any Notes Indenture Document or any Other First Lien Agreement and shall secure not only Secured Obligations with respect to presently existing indebtedness under the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement, but also any and all other indebtedness which may hereafter be owing to the Secured Parties under the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, modifications or renewals of all such Secured Obligations whether or not Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.

Section 2.4 Maximum Amount of Indebtedness. The maximum aggregate amount of all indebtedness that is, or under any contingency may be secured at the date hereof or at any time hereafter by this Mortgage is $[        ]1 (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by Mortgagee by reason of any default by Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

[1]

In a jurisdiction where the recording of this instrument would be subject to a tax, the amount secured shall be limited to the value of the real estate so encumbered, if such limitation shall reduce the tax owed.

5

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Section 2.5 [Last Dollar Secured. So long as the aggregate amount of the Secured Obligations exceeds the Secured Amount, any payments and repayments of the Secured Obligations shall not be deemed to be applied against or to reduce the Secured Amount.]2

Section 2.6 No Release. Nothing set forth in this Mortgage shall relieve Mortgagor from the performance of any term, covenant, condition or agreement on Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on Mortgagor’s part to be so performed or observed or shall impose any liability on Mortgagee or any other Secured Party for any act or omission on the part of Mortgagor relating thereto or for any breach of any representation or warranty on the part of Mortgagor contained in this Mortgage or any other Note Document, any Notes Indenture Document or any Other First Lien Agreement or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of Mortgagor contained in this Section 2.6 shall survive the termination hereof and the discharge of Mortgagor’s other obligations under this Mortgage, the other Note Documents and any Other First Lien Agreement.

ARTICLE III WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor has valid fee simple title to the Mortgaged Property free and clear of any liens, claims or interests, except Permitted Liens. Upon recordation in the official real estate records in the county (or other applicable jurisdiction) in which the Premises are located, this Mortgage will constitute a valid and enforceable mortgage lien, with record notice to third parties, on the Mortgaged Property in favor of Mortgagee for the benefit of the Secured Parties subject only to Permitted Liens.

Section 3.2 Priority. Mortgagor shall preserve and protect the priority of the lien and security interest of this Mortgage. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, pay the underlying claim in full or take such other commercially reasonable action so as to cause it to be released or contest the same in compliance with the requirements of the Indenture, the Notes Indenture and any Other First Lien Agreement.

Section 3.3 Replacement of Fixtures. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless the removed item is (a) removed temporarily for its protection, maintenance or repair, (b) replaced by an item of similar functionality and quality, (c) obsolete or unnecessary for the then-current operation of the Premises, or (d) not prohibited from being removed by the Indenture, the Notes Indenture, the Collateral Agreement or any Other First Lien Agreement.

[2]	Add this provision if recovery is limited for mortgage tax purpose (see footnote 1).

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Pursuant to 17 C.F.R. Section 200.83

Section 3.4 Inspection. Mortgagor shall permit Mortgagee and its agents, representatives and employees, upon reasonable prior notice to Mortgagor and at reasonable times during regular business hours, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may reasonably require, provided that such inspections and studies shall not materially or unreasonably interfere with the use and operation of the Mortgaged Property. The expense of any inspection shall be borne by the Mortgagee unless an Event of Default shall have occurred and be continuing at the time of such inspection, in which case the Mortgagor shall pay, or reimburse the Mortgagee for, such expense.

Section 3.5 Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance. Mortgagor shall maintain or cause to be maintained the insurance required by Section 7.02 of the Indenture and any applicable provision of any Other First Lien Agreement.

(b) Condemnation Awards. Mortgagor shall cause all condemnation awards that constitute Net Proceeds (or any equivalent term) in accordance with the Indenture, the Notes Indenture or any Other First Lien Agreement to be applied in accordance with Section 3.02(b) of the Indenture or any applicable provisions of the Notes Indenture or any Other First Lien Agreement.

(c) Insurance Proceeds. Mortgagor shall cause all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property that constitute Net Proceeds (or any equivalent term) in accordance with the Indenture, the Notes Indenture or any Other First Lien Agreement to be applied in accordance with Section 3.02(b) of the Indenture or any applicable provisions of the Notes Indenture or any Other First Lien Agreement.

(d) Payment of Charges. Unless and to the extent not prohibited by the terms of the Indenture, the Notes Indenture or any Other First Lien Agreement, Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. Mortgagor shall deliver to Mortgagee, upon Trustee’s reasonable written request, to the extent reasonably available to Mortgagor, receipts evidencing the payment of all such Charges.

ARTICLE IV DEFAULT AND FORECLOSURE

Section 4.1 Remedies. Subject to the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

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(b) Operation of Mortgaged Property. Hold, lease, develop, manage, operate, carry on the business thereof or otherwise use the Mortgaged Property upon such terms and conditions as the Trustee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

(c) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) Business Days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the other Secured Parties may be a purchaser at such sale. If Mortgagee or such other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Secured Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived. Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7; provided, however, notwithstanding the appointment of any receiver, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture, the Notes Indenture or any Other First Lien Agreement to Mortgagee.

(e) Other. Exercise all other rights, remedies and recourses granted under the Note Documents, the Notes Indenture Documents and any Other First Lien Agreement or otherwise available at law or in equity.

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Section 4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3 Remedies Cumulative, Concurrent and Nonexclusive. Subject to the Intercreditor Agreements and Section 5.18 of the Collateral Agreement, Mortgagee and the other Secured Parties shall have all rights, remedies and recourses granted in the Note Documents, the Notes Indenture Documents and any Other First Lien Agreement and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note Documents, the Notes Indenture Documents and any Other First Lien Agreement, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or any other Secured Party in the enforcement of any rights, remedies or recourses under the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement or the lien priority and security interest in and to the Mortgaged Property. For payment of the Secured Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 4.5 Appearance, Waivers, Notice and Marshalling of Assets. After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the payment or performance of the Secured Obligations or any part thereof, or of any proceedings to foreclose the lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Note Documents, the Notes Indenture Documents and any Other First Lien Agreement, and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Mortgagor shall not claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court

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of competent jurisdiction. Mortgagor covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 4.6 Discontinuance of Proceedings. If Mortgagee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the other Secured Parties shall be restored to their former positions with respect to the Secured Obligations, the Note Documents, the Notes Indenture Documents, any Other First Lien Agreement, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or any other Secured Party thereafter to exercise any right, remedy or recourse under the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement for such Event of Default.

Section 4.7 Application of Proceeds. Subject to the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, Mortgagee shall promptly apply the proceeds of any sale of the Mortgaged Property, in accordance with Section 4.02 of the Collateral Agreement.

Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of Mortgaged Property by Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mortgagee or such officer or be answerable in any way for the misapplication thereof.

Section 4.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1(c) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and out-of-pocket expenses incurred at any time by Mortgagee under this Section 4.9, or otherwise under this Mortgage or applicable law, that is

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Confidential Treatment Requested by The Fresh Market Holdings, Inc.

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payable under Section 4.9(b) shall, if not paid when due, bear interest at the rate provided therefor in Section 2.15(b) of the Indenture and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b) To the extent contemplated by Section 11.07 of the Indenture or any equivalent provision of any Notes Indenture Document or Other First Lien Agreement, Mortgagor shall pay all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Mortgage, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 4.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Note Documents, the Notes Indenture Documents or any Other First Lien Agreement, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE V ASSIGNMENT OF RENTS AND LEASES

Section 5.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases (but only to the extent permitted under the existing Leases), whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing and Mortgagee shall not have made the election below, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license herein granted shall, at the election of Mortgagee, expire and terminate, upon written notice to Mortgagor by Mortgagee.

Section 5.2 Perfection Upon Recordation. Mortgagor acknowledges that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law and by the terms of the Leases, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

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Pursuant to 17 C.F.R. Section 200.83

Section 5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE VI SECURITY AGREEMENT

Section 6.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records. To this end, Mortgagor grants to Mortgagee a security interest in the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Records and all other Mortgaged Property which is personal property to secure the payment and performance of the Secured Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records sent to Mortgagor at least ten (10) Business Days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. In the event of any conflict or inconsistency whatsoever between the terms of this Mortgage and the terms of the Collateral Agreement with respect to the collateral covered both therein and herein, including, but not limited to, with respect to whether any such Mortgaged Property is to be subject to a security interest or the use, maintenance or transfer of any such Mortgaged Property, or the exercise or applicability of any remedies in respect thereof, the Collateral Agreement shall control, govern, and prevail, to the extent of any such conflict or inconsistency. For the avoidance of doubt, no personal property of Mortgagor that constitutes Excluded Property under the Collateral Agreement shall be subject to any security interest of Mortgagee or any Secured Party or constitute collateral hereunder.

Section 6.2 Financing Statements. Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such other documents, instruments and further assurances, in each case in form and substance as may be necessary to create, perfect and preserve Mortgagee’s security interest hereunder. Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 6.3 is provided so that this Mortgage shall

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comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage. Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in the definition of “Mortgaged Property” in Section 1.1 of this Mortgage. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the Mortgaged Property.

ARTICLE VII MISCELLANEOUS

Section 7.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 16.01 of the Indenture, as such address may be changed by written notice to the Mortgagee and the Issuer. All communications and notices hereunder to Mortgagor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 16.01 of the Indenture.

Section 7.2 Covenants Running with the Land. All grants, covenants, terms, provisions and conditions contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Land. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Indenture, the other Note Documents, the Notes Indenture, the other Notes Indenture Documents and any Other First Lien Agreements; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 7.3 Attorney-in-Fact. Subject to the Intercreditor Agreements, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that the Trustee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days (or such longer period as the Trustee may agree) after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance that are payable under Section 4.9(b) shall be added to and included in the Secured Obligations and, if not paid when due, shall bear interest at the rate provided therefor in Section 2.15(b) of the Indenture; (3) Mortgagee as such attorney-in-fact shall

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only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.3. Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 7.4 Successors and Assigns. Whenever in this Mortgage any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Mortgagor or Mortgagee that are contained in this Mortgage shall bind and inure to the benefit of their respective permitted successors and assigns. Mortgagee hereunder shall at all times be the same person that is the “Collateral Agent” under the Collateral Agreement. Written notice of resignation by the “Collateral Agent” pursuant to the Collateral Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage. Upon the acceptance of any appointment as the “Collateral Agent” under the Collateral Agreement by a successor “Collateral Agent”, that successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee pursuant hereto.

Section 7.5 Waivers; Amendment.

(a) No failure or delay by Mortgagee or any other Secured Party in exercising any right, power or remedy hereunder or under any other Note Document, Notes Indenture Document or Other First Lien Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Mortgagee or any other Secured Party hereunder and under the other Note Documents, Notes Indenture Documents and any Other First Lien Agreement are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Mortgage or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.5, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Mortgagor in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Mortgagee and Mortgagor, subject to any consent required in accordance with the Notes Indenture, Section 13.01 of the Indenture, and the consent of each other Authorized Representative (as defined in the Collateral Agreement) if and to the extent required by (and in accordance with) the applicable Other First Lien Agreement, and except as otherwise provided in the Intercreditor Agreements. Mortgagee may conclusively rely on a certificate of an officer of Mortgagor as to whether any amendment contemplated by this Section 7.5(b) is permitted.

(c) Notwithstanding anything to the contrary contained herein, Mortgagee may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the date hereof for the perfection of security

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interests in the assets of Mortgagor on such date) where it reasonably determines, in consultation with the Issuer, that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Mortgage, the other Note Documents, the Notes Indenture Documents or any Other First Lien Agreement.

Section 7.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

Section 7.7 Termination or Release.

In each case subject to the terms of the Intercreditor Agreements:

(a) This Mortgage and the Liens and security interests created by this Mortgage shall automatically terminate and be released upon the occurrence of the later of the Termination Date and, if the Notes or any Other First Lien Obligations are outstanding on the Termination Date, the date when all the Notes and Other First Lien Obligations (other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of the Notes Indenture or Other First Lien Agreements, are not required to be paid in full prior to such termination and release) have been paid in full and the Secured Parties have no further commitment to extend credit under any Notes Indenture Document or Other First Lien Agreement.

(b) [Mortgagor shall automatically be released from its obligations hereunder and the security interests in the Mortgaged Property shall be automatically released upon the consummation of any transaction not prohibited by the Indenture, the Notes Indenture or any Other First Lien Agreement as a result of which Mortgagor ceases to be a Subsidiary of the Issuer or otherwise becomes an Excluded Subsidiary or ceases to be a Guarantor or is otherwise released from its obligations under the Guarantee.]3

(c) The security interests in the Mortgaged Property shall automatically be released (i) upon any sale or other transfer thereof by Mortgagor that is not prohibited by the Indenture, the Notes Indenture or any Other First Lien Agreement to any person that is not a Note Party, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Mortgaged Property pursuant to Section 13.01 of the Indenture and any applicable provision of any Notes Indenture Document or Other First Lien Agreement (in each case, to the extent required), or (iii) as otherwise may be provided in the Intercreditor Agreements.

[3]	NTD: To be included if Mortgagor is a Subsidiary Loan Party.

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(d) If the Mortgaged Property shall become subject to the release provisions set forth in Section [                    ] of the applicable Intercreditor Agreement or Section 15.09 of the Indenture, the Mortgaged Property shall be automatically released from the security interest hereunder in the Mortgaged Property to the extent provided therein.

(e) Solely with respect to the Obligations (as defined in the Indenture), Mortgagor shall automatically be released from its obligations hereunder and/or the security interests in the Mortgaged Property shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 15.12 of the Indenture without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(f) Solely with respect to any Secured Obligations in respect of the Notes or any Other First Lien Obligations, Mortgagor shall automatically be released from its corresponding obligations hereunder and/or the security interests in the Mortgaged Property shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement or Notes Indenture Document without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(g) In connection with any termination or release pursuant to this Section 7.7, Mortgagee shall execute and deliver to Mortgagor all documents that Mortgagor shall reasonably request to evidence such termination or release (including, without limitation, mortgage releases or UCC termination statements), and will duly assign and transfer to Mortgagor, such of the Mortgaged Property that may be in the possession of Mortgagee and has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. Any execution and delivery of documents pursuant to this Section 7.7 shall be made without recourse to or warranty by Mortgagee. In connection with any termination or release pursuant to this Section 7.7, Mortgagor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of mortgage releases or UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by Mortgagor, and any documents, certificates or opinions required to be delivered under the Indenture, the Notes Indenture or Other First Lien Agreement, Mortgagee shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Mortgaged Property permitted to be released pursuant to this Mortgage. Mortgagor agrees to pay all out-of-pocket expenses incurred by Mortgagee (and its representatives) in connection with the execution and delivery of such release documents or instruments.

Section 7.8 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Secured Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or any other Secured Party.

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Section 7.9 Applicable Law. The provisions of this Mortgage shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.

Section 7.10 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Mortgage and are not to affect the construction of, or to be taken into consideration in interpreting, this Mortgage.

Section 7.11 Severability. In the event any one or more of the provisions contained in this Mortgage should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.12 Mortgagee as Agent. Mortgagee has been appointed to act as Agent by the other Secured Parties pursuant to the Indenture, the Notes Indenture and the Collateral Agreement. In acting hereunder, the Mortgagee shall be entitled to all of the rights, benefits, privileges, protections, indemnities and immunities provided to it under the Article XI of the Indenture, Article VII or the Notes Indenture and any similar provisions under any Other First Lien Agreement. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Indenture, the Notes Indenture, the Collateral Agreement and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

Section 7.13 Recording Documentation To Assure Security. Mortgagor shall promptly, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any of the Mortgaged Property or to any property intended to be subject to the lien hereof or the security interests created hereby to be filed, registered and recorded in such manner and in such places as may be required by any present or future law and shall take such actions as shall be necessary in order to publish notice of and fully to protect the validity and priority of the liens, assignment, and security interests purported to be created upon the Mortgaged Property and the interest and rights of Mortgagee therein. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.

Section 7.14 Further Acts. Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds,

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conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances which may be necessary to assure, perfect, convey, assign, mortgage, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. In the event Mortgagor shall fail after written demand to execute any instrument or take any action required to be executed or taken by Mortgagor under this Section 7.14, Mortgagee may (but shall not be obligated to) execute or take the same as the attorney-in-fact for Mortgagor, such power of attorney being coupled with an interest and is irrevocable. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.

Section 7.15 Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, amendments, relocations, restakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the Lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as may be required for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Mortgage.

Section 7.16 Relationship. The relationship of Mortgagee to Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Indenture, the Notes Indenture, any Other First Lien Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor other than as lender and borrower and mortgagor and mortgagee.

Section 7.17 No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien hereof, except Permitted Liens.

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Section 7.18 Mortgagee’s Fees and Expenses; Indemnification.

(a) Mortgagor agrees that Mortgagee shall be entitled to reimbursement of its expenses incurred hereunder by the Mortgagor and Mortgagee and other indemnitees shall be indemnified by the Mortgagor, in each case of this clause (a), mutatis mutandis, as provided in Section 11.07 of the Indenture and any applicable provision of any Notes Indenture Document or Other First Lien Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby. The provisions of this Section 7.18 shall remain operative and in full force and effect regardless of the termination of this Mortgage, any other Note Document, any Notes Indenture Document or any Other First Lien Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Mortgage, any other Note Document, any Notes Indenture Document or any Other First Lien Agreement, or any investigation made by or on behalf of Mortgagee or any other Secured Party. All amounts due under this Section 7.18 shall be payable within fifteen days (or such longer period as the Trustee may agree) on written demand therefor.

Section 7.19 Jurisdiction; Consent to Service of Process.

(a) Mortgagor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Mortgagee, any Secured Party, or any Affiliate of the foregoing, in any way relating to this Mortgage, any other Note Document, any Notes Indenture Document, any Other First Lien Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Mortgage or in any other Note Document, any Notes Indenture Document or any Other First Lien Agreement shall affect any right that Mortgagee or any Secured Party may otherwise have to bring any action or proceeding relating to this Mortgage, any other Note Document, any Notes Indenture Document or any Other First Lien Agreement against Mortgagor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Mortgage, the other Note Documents, any Notes Indenture Document or any Other First Lien

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Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Mortgage irrevocably consents to service of process in the manner provided for notices in Section 7.1. Nothing in this Mortgage will affect the right of any party to this Mortgage, any other Note Document, any Notes Indenture Document or any Other First Lien Agreement to serve process in any other manner permitted by law.

Section 7.20 Subject to Intercreditor Agreements. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Mortgagee for the benefit of the Secured Parties pursuant to this Mortgage and (ii) the exercise of any right or remedy by the Mortgagee hereunder or the application of proceeds (including insurance and condemnation proceeds) of the Mortgaged Property are subject to the provisions of the Intercreditor Agreements to the extent provided therein. In the event of any conflict between the terms of the Intercreditor Agreements and the terms of this Mortgage, the terms of the applicable Intercreditor Agreement shall govern.

Section 7.21 Excluded Other First Lien Obligations. On or after the date hereof, Mortgagor may from time to time elect to exclude any Series of Other First Lien Obligations (as defined in the Collateral Agreement) from the Secured Obligations hereunder by delivering to the Collateral Agent a written notice identifying the Series to be excluded and stating that such Series shall be excluded from the Secured Obligations hereunder and certifying that such exclusion is permitted by the documents governing such Series, in which case such Series and the Other First Lien Obligations (as defined in the Collateral Agreement) thereunder shall, for all purposes of this Mortgage, not constitute “Secured Obligations” or “Other First Lien Obligations” (and shall be excluded from the definitions thereof and all derivative defined terms used herein), and shall not be secured by this Mortgage or otherwise subject to the terms hereof (it being understood that Mortgagor may execute and deliver a separate mortgage or other security agreement on the Mortgaged Property to secure such Series provided that such mortgage or other security agreement is made subject to the Intercreditor Agreements). Mortgagee agrees to execute any and all further documents, agreements and instruments (including amendments to this Mortgage) and take all such further actions that may be required or that Mortgagor may reasonably request, in each case in connection with any exclusion of Other First Lien Obligations (as defined in the Collateral Agreement) from the Secured Obligations hereunder pursuant to this Section 7.21.

ARTICLE VIII LOCAL LAW PROVISIONS

Section 8.1 Local Law Provisions. Notwithstanding anything to the contrary contained in this Mortgage but subject to the Intercreditor Agreements and to Section 5.18 of the Collateral Agreement, in the event of any conflict or inconsistency between the provisions of this Article 8 and the other provisions of this Mortgage, the provisions of this Article 8 will govern.

[LOCAL LAW PROVISIONS TO FOLLOW]

[remainder of this page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	[ ],
a [ ]

By:
Name:
Title:

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

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STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

I, the undersigned, a notary public in and for said County and State aforesaid, DO HEREBY CERTIFY, that [                    ], personally known to me to be the Secretary, of [                    ], a [                    ], personally known to me to be the person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Secretary, he signed and delivered the said instrument of said corporation, pursuant to the authority given by the Board of Directors of said corporation a free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal, this      day of             , 20    .

Signature of Notary

Commission expires             , 20    .

[local counsel to advise on how to

conform to state law]

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

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EXHIBIT A

LEGAL DESCRIPTION

Legal Description of premises commonly known as [COMMON NAME, IF ANY] and located at [INSERT ADDRESS]:

[to come from title policy]

Exh. A-1

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EXHIBIT B

PERMITTED ENCUMBRANCES

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked [Pro Forma Policy] issued by [Title Insurance Company], dated as of the date hereof and delivered to Mortgagee on the date hereof, bearing [Title Insurance Company] reference number [Title Number] relating to the real property described in Schedule A attached he

Exh. B-1